                                                                  EXECUTION COPY

Exhibit 10.40
================================================================================

                                CREDIT AGREEMENT

                            DATED AS OF May 22, 2003

                                  by and among

                          PENHALL INTERNATIONAL CORP.,

                                PENHALL COMPANY,

                            PENHALL LEASING, L.L.C.,

                                       and

                               BOB MACK CO., INC.

                                  as Borrowers

                                       and

                     THE OTHER PERSONS PARTY HERETO THAT ARE

                          DESIGNATED AS CREDIT PARTIES

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION

                        as Agent, L/C Issuer and a Lender

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                   as Lenders

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                                TABLE OF CONTENTS

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SECTION 1.       AMOUNTS AND TERMS OF LOANS.....................................................................        2

         1.1.     Loans.........................................................................................        2

         1.2.     Interest and Applicable Margins...............................................................        7

         1.3.     Fees..........................................................................................        9

         1.4.     Payments......................................................................................       10

         1.5.     Prepayments...................................................................................       10

         1.6.     Maturity......................................................................................       11

         1.7.     Eligible Accounts.............................................................................       12

         1.8.A.   Eligible Short-Term Rentals...................................................................       14

         1.8.B.   Eligible Parts and Supplies...................................................................       15

         1.8.C.   Eligible Equipment............................................................................       17

         1.8.D.   Eligible Real Estate..........................................................................       18

         1.9.     Loan Accounts.................................................................................       18

         1.10.    Yield Protection; Illegality..................................................................       19

         1.11.    Taxes.........................................................................................       20

         1.12.    Omitted.......................................................................................       22

         1.13.    Borrower Representative.......................................................................       22

SECTION 2.       AFFIRMATIVE COVENANTS..........................................................................       22

         2.1.     Compliance with Laws and Contractual Obligations..............................................       22

         2.2.     Insurance; Damage to or Destruction of Collateral.............................................       23

         2.3.     Inspection; Lender Meeting....................................................................       24

         2.4.     Organizational Existence......................................................................       25

         2.5.     Environmental Matters.........................................................................       25

         2.6.     Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases.........       25

         2.7.     Conduct of Business...........................................................................       26

         2.8.     Further Assurances............................................................................       26

         2.9.     Omitted.......................................................................................       27

         2.10.    Cash Management Systems.......................................................................       27

SECTION 3.       NEGATIVE COVENANTS.............................................................................       27

         3.1.     Indebtedness..................................................................................       27

         3.2.     Liens and Related Matters.....................................................................       28

         3.3.     Investments...................................................................................       29
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                                TABLE OF CONTENTS
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         3.4.     Contingent Obligations........................................................................       29

         3.5.     Restricted Payments...........................................................................       30

         3.6.     Restriction on Fundamental Changes; Permitted Acquisitions....................................       31

         3.7.     Disposal of Assets or Subsidiary Stock........................................................       33

         3.8.     Transactions with Affiliates..................................................................       34

         3.9.     Conduct of Business...........................................................................       34

         3.10.    Changes Relating to Indebtedness..............................................................       34

         3.11.    Change of Name or Location....................................................................       35

         3.12.    Fiscal Year...................................................................................       35

         3.13.    Press Release; Public Offering Materials......................................................       35

         3.14.    Subsidiaries..................................................................................       35

         3.15.    Bank Accounts.................................................................................       35

         3.16.    Hazardous Materials...........................................................................       35

         3.17.    ERISA.........................................................................................       36

         3.18.    Sale-Leasebacks...............................................................................       36

         3.19.    Prepayments of Other Indebtedness.............................................................       36

         3.20.    Changes to Management Services Agreements.....................................................       36

         3.21.    Changes in Depreciation Schedule..............................................................       36

SECTION 4.       FINANCIAL COVENANTS/REPORTING..................................................................       36

         4.1.     Parts and Property Capital Expenditure Limits.................................................       36

         4.2.     Lease Limits..................................................................................       37

         4.3.     Omitted.......................................................................................       37

         4.4.     Dollar Utilization Rate of Equipment Ratio....................................................       37

         4.5.     Minimum Interest Coverage Ratio...............................................................       37

         4.6.     Maximum Leverage Ratio........................................................................       37

         4.7.     Omitted.......................................................................................       38

         4.8.     Minimum Borrowing Availability................................................................       38

         4.9.     Financial Statements and Other Reports........................................................       38

         4.10.    Accounting Terms; Utilization of GAAP for Purposes of Calculations under Agreement............       42

SECTION 5.       REPRESENTATIONS AND WARRANTIES.................................................................       42

         5.1.     Disclosure....................................................................................       42

         5.2.     No Material Adverse Effect....................................................................       42
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                                   (CONTINUED)

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         5.3.     No Conflict...................................................................................       42

         5.4.     Organization, Powers, Capitalization and Good Standing........................................       43

         5.5.     Financial Statements and Projections..........................................................       43

         5.6.     Intellectual Property.........................................................................       44

         5.7.     Investigations, Audits, Etc...................................................................       44

         5.8.     Employee Matters..............................................................................       44

         5.9.     Solvency......................................................................................       44

         5.10.    Litigation; Adverse Facts.....................................................................       44

         5.11.    Use of Proceeds; Margin Regulations...........................................................       44

         5.12.    Ownership of Property; Liens..................................................................       45

         5.13.    Environmental Matters.........................................................................       45

         5.14.    ERISA.........................................................................................       46

         5.15.    Brokers.......................................................................................       47

         5.16.    Deposit and Disbursement Accounts.............................................................       47

         5.17.    Agreements and Other Documents................................................................       47

         5.18.    Insurance.....................................................................................       47

         5.19.    Bank Credit Facility..........................................................................       48

         5.20.    Asbestos Litigation...........................................................................       48

SECTION 6.       DEFAULT, RIGHTS AND REMEDIES...................................................................       48

         6.1.     Event of Default..............................................................................       48

         6.2.     Suspension or Termination of Commitments......................................................       50

         6.3.     Acceleration and Other Remedies...............................................................       50

         6.4.     Performance by Agent..........................................................................       50

         6.5.     Application of Proceeds.......................................................................       51

SECTION 7.       CONDITIONS TO LOANS............................................................................       51

         7.1.     Conditions to Initial Loans...................................................................       51

         7.2.     Conditions to All Loans.......................................................................       51

SECTION 8.       ASSIGNMENT AND PARTICIPATION...................................................................       52

         8.1.     Assignment and Participations.................................................................       52

         8.2.     Agent.........................................................................................       54

         8.3.     Set Off and Sharing of Payments...............................................................       57

         8.4.     Disbursement of Funds.........................................................................       58

         8.5.     Disbursements of Advances; Payment............................................................       58
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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SECTION 9.       MISCELLANEOUS..................................................................................       60

         9.1.     Indemnities...................................................................................       60

         9.2.     Amendments and Waivers........................................................................       60

         9.3.     Notices.......................................................................................       61

         9.4.     Failure or Indulgence Not Waiver; Remedies Cumulative.........................................       62

         9.5.     Marshaling; Payments Set Aside................................................................       62

         9.6.     Severability..................................................................................       63

         9.7.     Lenders' Obligations Several; Independent Nature of Lenders' Rights...........................       63

         9.8.     Headings......................................................................................       63

         9.9.     Applicable Law................................................................................       63

         9.10.    Successors and Assigns........................................................................       63

         9.11.    No Fiduciary Relationship; Limited Liability..................................................       63

         9.12.    Construction..................................................................................       63

         9.13.    Confidentiality...............................................................................       64

         9.14.    CONSENT TO JURISDICTION.......................................................................       64

         9.15.    WAIVER OF JURY TRIAL..........................................................................       65

         9.16.    Survival of Warranties and Certain Agreements.................................................       65

         9.17.    Entire Agreement..............................................................................       65

         9.18.    Counterparts; Effectiveness...................................................................       65

         9.19.    Replacement of Lenders........................................................................       65

         9.20.    Delivery of Termination Statements and Mortgage Releases......................................       66

         9.21.    Subordination of Intercompany Debt............................................................       67

SECTION 10.      CROSS-GUARANTY.................................................................................       68

         10.1.    Cross-Guaranty................................................................................       68

         10.2.    Waivers by Borrowers..........................................................................       68

         10.3.    Benefit of Guaranty...........................................................................       68

         10.4.    Waiver of Subrogation, Etc....................................................................       69

         10.5.    Election of Remedies..........................................................................       69

         10.6.    Limitation....................................................................................       69

         10.7.    Contribution with Respect to Guaranty Obligations.............................................       70

         10.8.    Liability Cumulative..........................................................................       70
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                               INDEX OF APPENDICES

Annexes

Annex A               -   Definitions
Annex B               -   Pro Rata Shares and Commitment Amounts
Annex C               -   Closing Checklist
Annex D               -   Pro Forma
Annex E               -   Lenders' Bank Accounts

Exhibits

Exhibit 1.1(a)(i)     -   Revolving Note
Exhibit 1.1(a)(ii)    -   Notice of Revolving Credit Advance
Exhibit 1.1(c)        -   Swing Line Note
Exhibit 1.2(e)        -   Notice of Continuation/Conversion
Exhibit 3.1(c)        -   Intercompany Note
Exhibit 4.9(e)(i)     -   Penhall Borrowing Base Certificate
Exhibit 4.9(e)(ii)    -   Penhall Leasing Borrowing Base Certificate
Exhibit 4.9(e)(iii)   -   Bob Mack Borrowing Base Certificate
Exhibit 4.9(e)(iv)    -   Holdings Borrowing Base Certificate
Exhibit 4.9(l)        -   Compliance Certificate
Exhibit 8.1           -   Assignment Agreement

Schedules

Schedule 2.7          -   Corporate and Trade Names
Schedule 3.1          -   Existing Indebtedness
Schedule 3.2          -   Liens
Schedule 3.3(e)       -   Investments
Schedule 3.4          -   Contingent Obligations
Schedule 3.7          -   Permitted Dispositions
Schedule 3.8          -   Affiliate Transactions
Schedule 3.9          -   Business Description
Schedule 5.4(a)       -   Jurisdictions of Organization and Qualifications
Schedule 5.4(b)       -   Capitalization
Schedule 5.6          -   Intellectual Property
Schedule 5.7          -   Investigations and Audits
Schedule 5.8          -   Employee Matters
Schedule 5.10         -   Litigation
Schedule 5.11         -   Use of Proceeds
Schedule 5.12         -   Real Estate
Schedule 5.13         -   Environmental Matters
Schedule 5.14         -   ERISA
Schedule 5.16         -   Deposit and Disbursement Accounts
Schedule 5.17         -   Agreements and Other Documents
Schedule 5.18         -   Insurance

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT is dated as of May 22, 2003 and entered into by and among PENHALL INTERNATIONAL CORP., an Arizona corporation ("Holdings"), PENHALL COMPANY, a California corporation ("Penhall"), PENHALL LEASING, L.L.C., a California limited liability company ("Penhall Leasing") and BOB MACK CO., INC., a California corporation ("Bob Mack") (Holdings, Penhall, Penhall Leasing and Bob Mack are sometimes referred to herein as the "Borrowers" and individually as a "Borrower"), the other persons designated as "Credit Parties" on the signature pages hereof, the financial institutions who are or hereafter become parties to this Agreement as Lenders, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity "GE Capital"), as the initial L/C Issuer and as Agent.

                                R E C I T A L S:
                                - - - - - - - -

         WHEREAS, Borrowers desire that Lenders extend a revolving credit facility to Borrowers to fund the repayment of certain indebtedness of Holdings (as hereinafter defined) and Borrowers, to provide working capital financing for Borrowers and to provide funds for other general corporate purposes of Borrowers; and

         WHEREAS, Borrowers desire to secure all of their Obligations (as hereinafter defined) under the Loan Documents (as hereinafter defined) by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon substantially all of their existing and after-acquired personal and real property; and

         WHEREAS, Borrowers are willing to pledge to Agent, for the benefit of Agent and Lenders, all of the Stock of their wholly owned Subsidiaries to secure the Obligations; and

         WHEREAS, each Credit Party has agreed to secure all of the Obligations by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon all of their existing and after-acquired personal and real property; and

         WHEREAS, each Borrower is willing to guaranty all of the Obligations of each other Borrower in accordance with the provisions of Section 10; and

         WHEREAS, each Credit Party that is not a Borrower under this Agreement is willing to guaranty all of the Obligations of Borrowers; and

         WHEREAS, all capitalized terms herein shall have the meanings ascribed thereto in Annex A hereto which is incorporated herein by reference.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Credit Parties, Lenders and Agent agree as follows:

                                   SECTION 1.

                           AMOUNTS AND TERMS OF LOANS

         1.1. Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers and the other Credit Parties contained herein:

                  (a)      Revolving Loans.

                           (i)      Each Revolving Lender agrees, severally and
not jointly, to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each a "Revolving Credit Advance") requested by Borrower Representative on behalf of the Borrowers hereunder. The Pro Rata Share of the Revolving Loan of any Revolving Lender (including, without duplication, Swing Line Loans) shall not at any time exceed its separate Revolving Loan Commitment. Revolving Credit Advances may be repaid and reborrowed; provided, that the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability. Borrowing Availability may be further reduced by Reserves imposed by Agent in its reasonable credit judgment. Moreover, the sum of the Revolving Loan and Swing Line Loan outstanding to any Borrower shall not exceed at any time that Borrower's separate Borrowing Base. All Revolving Loans shall be repaid in full on the Commitment Termination Date. Each Borrower shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender. Each note shall be in the maximum principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(i) (each as amended, modified, extended, substituted or replaced from time to time, a "Revolving Note" and, collectively, the "Revolving Notes"). Other than pursuant to Section 1.1(a)(ii), if at any time the outstanding Revolving Loans (including the Swing Line Loans) exceed the Borrowing Base or the outstanding balance of the Revolving Loan of any Borrower (including the Swing Line Loans advanced to that Borrower) exceeds that Borrower's separate Borrowing Base (any such excess Revolving Loans are herein referred to collectively as "Overadvances"), Lenders shall not be obligated to make Revolving Credit Advances, no additional Letters of Credit shall be issued and, except as provided in Section 1.1(a)(ii) below, Revolving Loans must be repaid immediately and Letters of Credit cash collateralized in an amount sufficient to eliminate any Overadvances. Furthermore, if, at any time, the outstanding balance of the Revolving Loan of any Borrower (including, without duplication, Swing Line Loans) exceeds that Borrower's separate Borrowing Base (including, without duplication, Swing Line Loans), the applicable Borrower shall immediately repay its Revolving Credit Advances in the amount of such excess (and, if necessary, shall provide cash collateral for its Letter of Credit Obligations). All Overadvances shall constitute Index Rate Loans and shall bear interest at the Default Rate. Revolving Credit Advances which are to be made as Index Rate Loans may be requested in any amount with one (1) Business Day's prior written notice required for funding requests equal to or greater than $5,000,000. For funding requests for such Loans less than $5,000,000, written notice must be provided by 1:00 p.m. (New York time) on the Business Day on which such Revolving Credit Advance is to be made. All requests for Revolving Credit Advances that are to be made as LIBOR Loans require three (3) Business Days' prior written notice. Written notices for funding requests shall be in the form attached as Exhibit 1.1(a)(ii) ("Notice of Revolving Credit Advance"). Each Revolving Credit Advance to Penhall Leasing shall be in a minimum amount of $250,000. Each Revolving Credit Advance to Holdings, Penhall and Bob Mack shall be in a minimum amount of $100,000.

                           (ii)     If Borrower Representative on behalf of
Borrowers requests that Revolving Lenders make, or permit to remain outstanding any Overadvances, Agent may, in its sole discretion, elect to make, or permit to remain outstanding such Overadvances; provided, however, that Agent may not cause Revolving Lenders to make, or permit to remain outstanding, (a) aggregate

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Revolving Loans (including, without duplication, Swing Line Loans) in excess of the Maximum Amount or (b) Overadvances in an aggregate amount in excess of $5,000,000. If an Overadvance is made, or permitted to remain outstanding, pursuant to the preceding sentence, then all Revolving Lenders shall be bound to make, or permit to remain outstanding such Overadvance based upon their Pro Rata Shares of the Revolving Loan Commitments in accordance with the terms of this Agreement. If an Overadvance remains outstanding for more than ninety (90) days during any one hundred eighty (180) day period, Revolving Loans must be repaid immediately in an amount sufficient to eliminate all of such Overadvances. Furthermore, holders of a majority of the Revolving Loan Commitment may prospectively revoke Agent's ability to make or permit Overadvances by written notice to Agent. Any Overadvance may be made as a Swing Line Advance.

                  (b)      Omitted.

                  (c)      Swing Line Facility.

                           (i)      Agent shall notify the Swing Line Lender
upon Agent's receipt of any Notice of Revolving Credit Advance. Subject to the terms and conditions hereof, the Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances (each, a "Swing Line Advance") in accordance with any such notice. The provisions of this Section 1.1(c) shall not relieve Revolving Lenders of their obligations to make Revolving Credit Advances under Section 1.1(a); provided that if the Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Revolving Lenders pursuant to such notice. Except as provided in Section 1.1(a)(ii) above, no Swing Line Advance shall be made if
(A) such Swing Line Advance, when added to the other Swing Line Advances then outstanding, shall exceed the Swing Line Commitment or (B) such Swing Line Advance shall exceed Borrowing Availability (the lesser of (A) and (B), "Swing Line Availability"). Moreover, except for Overadvances, the Swing Line Loan outstanding to any Borrower shall not exceed at any time that Borrower's separate Borrowing Base less the Revolving Loan outstanding to such Borrower. Until the Commitment Termination Date, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(c). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered by Borrower Representative on behalf of the applicable Borrower to Agent in accordance with
Section 1.1(a). Unless the Swing Line Lender has received at least one (1) Business Day's prior written notice from Requisite Lenders instructing it not to make a Swing Line Advance, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 7.2, be entitled to fund that Swing Line Advance, and to have each Revolving Lender make Revolving Credit Advances in accordance with Section 1.1(c)(iii) or purchase participating interests in accordance with Section 1.1(c)(iv). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute an Index Rate Loan. Borrowers shall repay the aggregate outstanding principal amount of the Swing Line Loan upon demand therefor by Agent. The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date if not sooner paid in full. Each Swing Line Advance shall be in a minimum amount of $250,000.

                           (ii)     Each Borrower shall execute and deliver to
the Swing Line Lender a promissory note to evidence the Swing Line Commitment. Each note shall be in the principal amount of the Swing Line Commitment of the Swing Line Lender, dated the Closing Date and substantially in the form of
Exhibit 1.1(c) (each as amended, modified, extended, substituted or replaced from time to time, a "Swing Line Note" and, collectively the "Swing Line Notes"). Each Swing Line Note shall represent the obligation of each Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal amount of all Swing Line Advances made to such Borrower together with interest thereon as prescribed in Section 1.2.

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                           (iii)    The Swing Line Lender, at any time and from
time to time in its sole and absolute discretion (but no less frequently than weekly), may on behalf of any Borrower (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Revolving Lender (including the Swing Line Lender) to make a Revolving Credit Advance to each Borrower (which shall be an Index Rate Loan) in an amount equal to that Revolving Lender's Pro Rata Share of the principal amount of the applicable Borrower's Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given. Unless any of the events described in Sections 6.1(f) and 6.1(g) has occurred (in which event the procedures of Section 1.1(c)(iv) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 3:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of the applicable Borrower.

                           (iv)     If, prior to refunding a Swing Line Loan
with a Revolving Credit Advance pursuant to Section 1.1(c)(iii), one of the events described in Sections 6.1(f) or 6.1(g) has occurred, then, subject to the provisions of Section 1.1(c)(v) below, each Revolving Lender shall, on the date such Revolving Credit Advance was to have been made for the benefit of the applicable Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan to such Borrower in an amount equal to its Pro Rata Share (determined with respect to Revolving Loans) of such Swing Line Loan. Upon request, each Revolving Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

                           (v)      Each Revolving Lender's obligation to make
Revolving Credit Advances in accordance with Section 1.1(c)(iii) and to purchase participation interests in accordance with Section 1.1(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Swing Line Lender shall be entitled to recover, on demand, from each Revolving Lender the amounts required pursuant to Sections 1.1.(c)(iii) or 1.1(c)(iv), as the case may be. If any Revolving Lender does not make available such amounts to Agent or the Swing Line Lender, as applicable, the Swing Line Lender shall be entitled to recover, on demand, such amount on demand from such Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two (2) Business Days and at the Index Rate thereafter.

                  (d) Letters of Credit. The Revolving Loan Commitment may, in addition to advances under the Revolving Loan, be utilized, upon the request of Borrower Representative on behalf of the applicable Borrower, for the issuance of Letters of Credit. Immediately upon the issuance by an L/C Issuer of a Letter of Credit, and without further action on the part of Agent or any of the Lenders, each Revolving Lender shall be deemed to have purchased from such L/C Issuer a participation in such Letter of Credit (or in its obligation under a risk participation agreement with respect thereto) equal to such Revolving Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit.

                           (i)      Maximum Amount. The aggregate amount of
Letter of Credit Obligations with respect to all Letters of Credit outstanding at any time shall not exceed $25,000,000 ("L/C Sublimit").

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                           (ii)     Reimbursement. Borrowers shall be
irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind (including for purposes of Section 10), to reimburse any L/C Issuer on demand in immediately available funds for any amounts paid by such L/C Issuer with respect to a Letter of Credit, including all reimbursement payments, Fees, Charges, costs and expenses paid by such L/C Issuer. Borrowers hereby authorize and direct Agent, at Agent's option, to debit Borrowers' account (by increasing the outstanding principal balance of the Revolving Credit Advances) in the amount of any payment made by an L/C Issuer with respect to any Letter of Credit. All amounts paid by an L/C Issuer with respect to any Letter of Credit that are not immediately repaid by Borrowers with the proceeds of a Revolving Credit Advance or otherwise shall bear interest at the interest rate applicable to Revolving Loans which are Index Rate Loans plus, at the election of Agent or Requisite Lenders, an additional two percent (2.00%) per annum. Each Revolving Lender agrees to fund its Pro Rata Share of any Revolving Loan made pursuant to this Section 1.1(d)(ii). In the event Agent elects not to debit Borrowers' account and Borrowers fail to reimburse the L/C Issuer in full on the date of any payment in respect of a Letter of Credit, Agent shall promptly notify each Revolving Lender of the amount of such unreimbursed payment and the accrued interest thereon and each Revolving Lender, on the next Business Day prior to 3:00 p.m. (New York time), shall deliver to Agent an amount equal to its Pro Rata Share thereof in same day funds. Each Revolving Lender hereby absolutely and unconditionally agrees to pay to the L/C Issuer upon demand by the L/C Issuer such Revolving Lender's Pro Rata Share of each payment made by the L/C Issuer in respect of a Letter of Credit and not immediately reimbursed by Borrowers or satisfied through a debit of Borrowers' account. Each Revolving Lender acknowledges and agrees that its obligations pursuant to this subsection in respect of Letters of Credit are absolute and unconditional and shall not be affected by any circumstance whatsoever, including setoff, counterclaim, the occurrence and continuance of a Default or an Event of Default or any failure by Borrowers to satisfy any of the conditions set forth in Section 7.2. If any Revolving Lender fails to make available to the L/C Issuer the amount of such Revolving Lender's Pro Rata Share of any payments made by the L/C Issuer in respect of a Letter of Credit as provided in this
Section 1.1(d)(ii), the L/C Issuer shall be entitled to recover such amount on demand from such Revolving Lender together with interest at the Index Rate.

                           (iii)    Request for Letters of Credit. Borrower
Representative shall give Agent at least three (3) Business Days' prior written notice specifying the date a Letter of Credit is requested to be issued, the amount and the name and address of the beneficiary, a description of the transactions proposed to be supported thereby and the name of the Borrower for whose account such Letter of Credit is to be issued. If Agent informs Borrower Representative that the L/C Issuer cannot issue the requested Letter of Credit directly, such Borrower Representative may request that L/C Issuer arrange for the issuance of the requested Letter of Credit under a risk participation agreement with another financial institution reasonably acceptable to Agent, L/C Issuer and Borrower Representative. The issuance of any Letter of Credit under this Agreement shall be subject to the conditions that the Letter of Credit (i) supports a transaction entered into in the ordinary course of business of Borrowers and (ii) is in a form, is for an amount and contains such terms and conditions as are reasonably satisfactory to the L/C Issuer and, in the case of standby letters of credit, Agent. The initial notice requesting the issuance of a Letter of Credit shall be accompanied by the form of the Letter of Credit and the Master Standby Agreement or Master Documentary Agreement, as applicable, and an application for a letter of credit, if any, then required by the L/C Issuer completed in a manner satisfactory to such L/C Issuer. If any provision of any application or reimbursement agreement is inconsistent with the terms of this Agreement, then the provisions of this Agreement, to the extent of such inconsistency, shall control.

                           (iv)     Expiration Dates of Letters of Credit. The
expiration date of each Letter of Credit shall be on a date which is not later than the earlier of (a) one year from its date of issuance or (b) the thirtieth
(30th) day prior to the date set forth in clause (a) of the definition of the term Commitment Termination Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one (1) or more successive one
(1) year periods provided that the L/C Issuer has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the date set forth in clause (a) of the definition of the term Commitment Termination Date. The L/C Issuer may elect not to renew any such Letter of Credit and, upon direction by Agent or Requisite Lenders, shall not renew any such Letter of Credit at any time during the continuance of an Event of Default, provided that, in the case of a direction by Agent or Requisite Lenders, the L/C Issuer receives such directions prior to the date notice of non-renewal is required to be given by the L/C Issuer and the L/C Issuer has had a reasonable period of time to act on such notice.

                           (v)      Obligations Absolute. The obligation of
Borrowers to reimburse the L/C Issuer, Agent and Lenders for payments made in respect of Letters of Credit issued by the L/C Issuer shall be unconditional and irrevocable and shall be paid under all circumstances strictly in accordance with the terms of this Agreement, including the following circumstances: (a) any lack of validity or enforceability of any Letter of Credit; (b) any amendment or waiver of or any consent or departure from all or any of the provisions of any Letter of Credit or any Loan Document; (c) the existence of any claim, set-off, defense or other right which Borrowers, any of their Subsidiaries or Affiliates or any other Person may at any time have against any beneficiary of any Letter of Credit, Agent, any L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreements or transactions; (d) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (e) payment under any Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit; or (f) any other act or omission to act or delay of any kind of any L/C Issuer, Agent, any Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section 1.1(d)(v), constitute a legal or equitable discharge of Borrowers' obligations hereunder.

                           (vi)     Obligations of L/C Issuers. Each L/C Issuer
(other than GE Capital) hereby agrees that it will not issue a Letter of Credit hereunder until it has provided Agent with written notice specifying the amount and intended issuance date of such Letter of Credit and Agent has returned a written acknowledgment of such notice to L/C Issuer. Each L/C Issuer (other than GE Capital) further agrees to provide to Agent: (a) a copy of each Letter of Credit issued by such L/C Issuer promptly after its issuance; (b) a weekly report summarizing available amounts under Letters of Credit issued by such L/C Issuer, the dates and amounts of any draws under such Letters of Credit, the effective date of any increase or decrease in the face amount of any Letters of Credit during such week and the amount of any unreimbursed draws under such Letters of Credit; and (c) such additional information reasonably requested by Agent from time to time with respect to the Letters of Credit issued by such L/C Issuer. Without limiting the generality of the foregoing, it is expressly understood and agreed by Borrowers that the absolute and unconditional obligation of Borrowers to Agent and Lenders hereunder to reimburse payments made under a Letter of Credit will not be excused by the gross negligence or willful misconduct of the L/C Issuer. However, the foregoing shall not be construed to excuse an L/C Issuer from liability to Borrowers to the extent of any direct damages (as opposed to consequential damages, with Borrowers hereby waiving all claims for any consequential damages to the extent permitted by applicable law) suffered by Borrowers that are not subject to indemnification under the Master Standby Agreement or the Master Documentary Agreement.

                  (e) Funding Authorization. The proceeds of all Loans made pursuant to this Agreement subsequent to the Closing Date are to be funded by Agent by wire transfer to the account designated by Borrower Representative below (the "Disbursement Account"):

                  Bank:         Bank of America
                  ABA No.:      121000358
                  Bank Address: 675 Anton Blvd, Second floor, Costa Mesa, 92626 Account No.: 1456300539
                  Reference:    Penhall International - Concentration Account

Borrower Representative shall provide Agent with written notice of any change in the foregoing instructions at least three (3) Business Days before the desired effective date of such change.

         1.2.     Interest and Applicable Margins.

                  (a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders, in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances which are designated as Index Rate Loans (and for all other Obligations not otherwise set forth below), the Index Rate plus the Applicable Revolver Index Margin per annum or, with respect to Revolving Credit Advances which are designated as LIBOR Loans, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum; and (ii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum.

         The Applicable Margins are as follows:

                 Applicable Revolver Index Margin             2.0%

                 Applicable Revolver LIBOR Margin             3.5%

                 Applicable L/C Margin                        3.5%

                  (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such Fees and interest are payable. The Index Rate is a floating rate determined for each day. Each determination by Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrowers, absent manifest error.

                  (d) So long as an Event of Default has occurred and is continuing under Section 6.1(a), (f) or (g) and without notice of any kind, or so long as any other Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fee shall be increased by up to two percentage points (2%) per annum above the rates of interest or the rate of such Fee otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand, but in any event, shall be payable on the next regularly scheduled payment date set forth herein for such Obligation.

                  (e) Borrower Representative shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line
Loan) from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of the LIBOR Breakage Fee in accordance with
Section 1.3(e) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of such amount. Any such election must be made by 1:00 p.m. (New York time) on the third Business Day prior to (1) the date of any proposed Revolving Credit Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan (other than the Swing Line Loan) to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to an existing LIBOR Loan by 1:00 p.m. (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto, that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent in writing, by fax or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.2(e). No Loan shall be made, converted into or continued as a LIBOR Loan, if an Event of Default has occurred and is continuing and Agent or Requisite Lenders have determined not to make or continue any Loan as a LIBOR Loan as a result thereof.

                  (f) Notwithstanding anything to the contrary set forth in this Section 1.2, if a court of competent jurisdiction determines in a final order that any rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, such rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter such rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had such interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, such interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.2(a) through
(e), unless and until such rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.2(f), a court of competent jurisdiction shall determine by a final, non-appealable order that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess as specified in Section 1.5(e) and thereafter shall refund any excess to Borrowers or as such court of competent jurisdiction may otherwise order.

         1.3.     Fees.

                  (a) Fee Letter. Borrowers shall pay to GE Capital, individually, the Fees specified in that certain fee letter dated as of April 24, 2003 among Penhall and GE Capital (the "GE Capital Fee Letter"), at the times specified for payment therein.

                  (b) Unused Line Fee. As additional compensation for the Revolving Lenders, Borrowers shall pay to Agent, jointly and severally, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrowers' non-use of available funds in an amount equal to one half of one percent (.50%) per annum multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the Revolving Loan (including, without duplication, Swing Line Loans and Letter of Credit Obligations) outstanding during the period for which such Fee is due.

                  (c)      Omitted.

                  (d) Letter of Credit Fee. Borrowers agree, jointly and severally, to pay to Agent for the benefit of Revolving Lenders, as compensation to such Revolving Lenders for Letter of Credit Obligations incurred hereunder,
(i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount per annum equal to the Applicable L/C Margin multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first Business Day of each month and on the Commitment Termination Date. In addition, Borrowers shall pay to each L/C Issuer
(x) a fee in an amount equal to 0.25% per annum multiplied by the average daily undrawn face amount of all Letters of Credit issued by such L/C Issuer, which shall be paid to such L/C Issuer in arrears, on the first Business Day of each month and on the Commitment Termination Date, and (y) on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

                  (e) LIBOR Breakage Fee. Upon (i) any default by any Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower Representative's delivery to Agent of any LIBOR Loan request in respect thereof or (ii) any payment of a LIBOR Loan on any day that is not the last day of the LIBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrowers shall pay Agent, for the benefit of all Lenders that funded or were prepared to fund any such LIBOR Loan, the LIBOR Breakage Fee.

                  (f)      Omitted.

                  (g) Expenses and Attorneys' Fees. Borrowers agree to promptly pay all fees, charges, costs and expenses (including reasonable attorneys' fees and expenses and the allocated cost of internal legal staff) incurred by Agent in connection with any matters contemplated by or arising out of the Loan Documents, in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in connection with the continued administration of the Loan Documents including any amendments, modifications, consents and waivers. Borrowers agree to reimburse Agent for all due and payable out of pocket costs (including reasonable fees and expenses) as incurred by Agent to (i) third party auditors, and a fee of $750 per audit day per in-house auditor, plus out of pocket expenses incurred by any such auditors, (ii) third party parts and supplies and equipment appraisers, plus out of pocket expenses incurred by such appraisers, and (iii) third party real estate appraisers, plus out of pocket expenses incurred by such appraisers; provided, that Borrowers only agree to pay such costs and expenses in relation to (unless an Event of Default has occurred and is continuing), in the case of clause (i), not more than four (4) audits per each twelve month period following the Closing Date and, in the case of clause (ii), not more than three (3) appraisals per each twelve month period following the Closing Date and in the case of clause (iii), not more than one (1) appraisal per each twelve month period following the Closing Date. Borrowers agree to promptly pay reasonable documentation charges assessed by Agent for amendments, waivers, consents and any of the documentation prepared by Agent's internal legal staff. Borrowers agree to promptly pay all fees, charges, costs and expenses (including fees, charges, costs and expenses of attorneys, auditors (whether internal or external), appraisers, consultants and advisors and the allocated cost of internal legal staff) incurred by Agent in connection with any Event of Default, work-out or action to enforce any Loan Document or to collect any payments due from Borrowers or any other Credit Party. In addition, in connection with any work-out or action to enforce any Loan Document or to collect any payments due from Borrowers or any other Credit Party, Borrowers agree to promptly pay all fees, charges, costs and expenses incurred by Lenders for one (1) counsel acting for all Lenders other than Agent. All fees, charges, costs and expenses for which Borrowers are responsible under this Section 1.3(g) shall be joint and several obligations and shall be deemed part of the Obligations when incurred, payable upon demand or in accordance with the final sentence of Section 1.4 and secured by the Collateral.

         1.4. Payments. All payments by Borrowers of the Obligations shall be without deduction, defense, setoff or counterclaim and shall be made in same day funds and delivered to Agent, for the benefit of Agent and Lenders, as applicable, by wire transfer to the following account or such other place as Agent may from time to time designate in writing.

                           ABA No. 021-001-033
                           Account Number 502-328-54
                           Bankers Trust Company
                           New York, New York
                           ACCOUNT NAME: GECC/CAF DEPOSITORY
                           Reference: GE Capital re Penhall - CFN 5134

Borrowers shall receive credit on the day of receipt for funds received by Agent by 2:00 p.m. (New York time). In the absence of timely receipt, such funds shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and Fees due hereunder.

         Borrowers hereby authorize Lenders to make Revolving Credit Advances or Swing Line Advances, on the basis of their Pro Rata Shares, for the payment of interest, Fees and expenses, Letter of Credit reimbursement obligations and any amounts required to be deposited with respect to outstanding Letter of Credit Obligations pursuant to Sections 1.5(g) or 6.3.

         1.5.     Prepayments.

                  (a) Voluntary Prepayments of Loans. At any time, Borrowers may prepay the Loans, in whole or in part, without premium or penalty subject to the payment of LIBOR Breakage Fees, if applicable.

                  (b) Prepayments under Sections 1.5(c) and 1.5(f) shall be accompanied by accrued and unpaid interest on the amount prepaid.

                  (c) Prepayments from Asset Dispositions. Except as otherwise provided in Section 1.5(f) hereof, immediately upon receipt of any Net Proceeds in excess of $250,000 for any single transaction or series of related transactions during any Fiscal Year, Borrowers shall repay the Revolving Credit Advances (without reduction of the Revolving Loan Commitment) by an amount equal to the amount of such excess Net Proceeds. Borrowers or their Subsidiaries may reinvest all remaining Net Proceeds of such Asset Disposition (other than from a Permitted Sale-Leaseback), within one hundred and eighty (180) days, in productive replacement assets of a kind then used or usable in the business of Borrowers. If Borrowers do not intend to so reinvest such Net Proceeds or if the period set forth in the immediately preceding sentence expires without Borrowers having reinvested such Net Proceeds, Borrowers shall prepay the Revolving Credit Advances (without reduction of the Revolving Loan Commitment) in an amount equal to such remaining Net Proceeds of such Asset Disposition. The payments shall be applied in accordance with Section 1.5(e).

                  (d)      Omitted.

                  (e) Application of Proceeds. With respect to any prepayments made by any Borrower pursuant to Section 1.5(a), such prepayments shall be applied as follows: first, to reduce the outstanding principal balance of the Swing Line Loan outstanding to that Borrower until the same has been repaid in full; second, to the Revolving Credit Advances outstanding to that Borrower until the same has been repaid in full but not as a permanent reduction of the Revolving Loan Commitment; third, to the principal balances of the Swing Line Loan outstanding to each other Borrower, pro rata, until the same have been repaid in full; and fourth, to the principal balance of the Revolving Credit Advances made to each other Borrower, pro rata, until the same has been repaid in full but not as a permanent reduction of the Revolving Loan Commitment. Considering each type of Loan being prepaid separately, any such prepayment shall be applied first to Index Rate Loans of the type required to be prepaid before application to LIBOR Loans of the type required to be prepaid, in each case in a manner which minimizes any resulting LIBOR Breakage Fee.

                  (f) Application of Prepayments from Insurance Proceeds. Prepayments from insurance in accordance with Section 2.2 or condemnation proceeds shall be applied as follows: insurance proceeds from casualties or losses to cash, Parts and Supplies, Equipment, Fixtures and Real Estate shall be applied first, to the Swing Line Loans and second to the Revolving Credit Advances of the Borrower that incurred such casualties with losses and then to the Swing Line Loans and last to the Revolving Credit Advances of the other Borrowers (pro rata in each case). Neither the Revolving Loan Commitment nor the Swing Line Loan Commitment shall be permanently reduced by the amount of any such prepayments.

                  (g) Letter of Credit Obligations. In the event any Letters of Credit are outstanding at the time that the Revolving Loan Commitment is terminated, Borrowers shall (1) deposit with Agent for the benefit of all Revolving Lenders cash in an amount equal to 105% of the aggregate outstanding Letter of Credit Obligations to be available to Agent to reimburse payments of drafts drawn under such Letters of Credit and pay any Fees and expenses related thereto and (2) prepay the fee payable under Section 1.3(d) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit. Upon termination of any such Letter of Credit, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrowers.

         1.6. Maturity. All of the Obligations shall become due and payable as otherwise set forth herein, but in any event all of the remaining Obligations shall become due and payable upon termination of this Agreement. Until all Obligations have been fully paid and satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim has been asserted), the Revolving Loan Commitment has been terminated and all Letters of Credit have been terminated or otherwise secured to the satisfaction of Agent, Agent shall be entitled to retain the security interests in the Collateral granted under the Collateral Documents and the ability to exercise all rights and remedies available to them under the Loan Documents and applicable laws. Notwithstanding anything contained in this Agreement to the contrary, upon any termination of the Revolving Loan Commitment, all of the Obligations shall be due and payable.

         1.7. Eligible Accounts. All of the Accounts owned by any Borrower and reflected in the most recent Borrowing Base Certificate delivered by such Borrower to Agent shall be "Eligible Accounts" for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date upon five (5) days' prior written notice, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available. Eligible Accounts shall not include any Account of any Borrower:

                  (a) that does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

                  (b) (i) upon which such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents progress billing in excess of cost or percentage of completion of the applicable contract or is subject to the equitable lien of a surety bond issuer;

                  (c) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

                  (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

                  (e) with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor (including, without limitation, accrued but unbilled Accounts of "Division 40");

                  (f) that (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders and Permitted Encumbrances of the type described in clauses (a) or (g) of the definition of such term;

                  (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party;

                  (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with respect to such obligation with the

Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation;

                  (i) that is the obligation of an Account Debtor located in a foreign country, other than Canada, unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer;

                  (j) to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

                  (k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

                  (l) that is in default; provided, that without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                           (i)      the Account is not paid within the earlier
of: 60 days following its due date or 90 days following its original invoice date;

                           (ii)     the Account Debtor obligated upon such
Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                           (iii)    a petition is filed by or against any
Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

                  (m) that is the obligation of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under clause (i) of paragraph (l) of this Section 1.7;

                  (n) as to which Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

                  (o) as to which any of the representations or warranties in the Loan Documents are untrue;

                  (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

                  (q) to the extent such Account exceeds any credit limit established by Agent, in its reasonable credit judgment, following five (5) days' prior written notice of such limit by Agent to Borrower Representative;

                  (r) to the extent that such Account, together with all other Accounts owing to such Account Debtor and its Affiliates as of any date of determination exceed 15% of all Eligible Accounts of all Borrowers;

                  (s) that is payable in any currency other than Dollars or Canadian Dollars;

                  (t)      that constitutes a "retention" Account; or

                  (u) that is otherwise unacceptable to Agent in its reasonable credit judgment.

         1.8.A.   Eligible Short-Term Rentals. All of the Short-Term Rentals
owned by any Borrower and reflected in the most recent Borrowing Base Certificate delivered by such Borrower to Agent shall be "Eligible Short-Term Rentals" for purposes of this Agreement, except any Short-Term Rentals to which any of the exclusionary criteria set forth below applies. Agent shall have the right, following five (5) days' prior written notice by Agent to Borrower Representative, to establish, modify, or eliminate Reserves against Eligible Short-Term Rentals from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Short-Term Rentals in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available. Eligible Short-Term Rentals shall not include any Short-Term Rentals of any Borrower:

                  (a)      not subject to a written lease agreement;

                  (b) not subject to a first priority perfected security interest of Agent on behalf of Lenders;

                  (c) any portion of such Short-Term Rental that has not been billed or is not due within thirty (30) days of the applicable date of determination;

                  (d) upon which such Borrower is not able to bring suit or otherwise enforce its remedies against the relevant lessee through judicial process;

                  (e) that (i) are not owned by such Borrower or (ii) are subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders and Permitted Encumbrances of the type described in clauses (a) or (g) of the definition of such term;

                  (f) that are the obligation of a lessee that is the United States government or a political subdivision thereof, unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation;

                  (g) that are the obligation of a lessee located in a foreign country, other than Canada;

                  (h) to the extent that such Short-Term Rental, together with other Short-Term Rentals at such time, exceeds $500,000 in the aggregate;

                  (i) that are in default or due under a lease in default; provided, that without limiting the generality of the foregoing, a Short-Term Rental shall be deemed in default upon the occurrence of any of the following:

                           (i)      the Short-Term Rental is not paid within the
earlier of: 60 days following its due date or 90 days following its original invoice date;

                           (ii)     the lessee obligated upon such Short-Term
Rental suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                           (iii)    a petition is filed by or against any lessee
obligated upon such Short-Term Rental under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

                  (j) that are the obligation of a lessee if fifty percent (50%) or more of the Dollar amount of all Short-Term Rental owing by that lessee are ineligible under clause (i) of paragraph (i) of this Section 1.8(A);

                  (k) as to which any of the representations or warranties in the Loan Documents are untrue;

                  (l) to the extent such Short-Term Rental exceeds any credit limit established by Agent, in its reasonable credit judgment, following five (5) days' prior written notice of such limit by Agent to Borrower Representative;

                  (m) that are payable in any currency other than Dollars or Canadian Dollars; or

                  (n) that are otherwise unacceptable to Agent in its reasonable credit judgment.

         1.8.B.   Eligible Parts and Supplies. All of the Parts and Supplies
owned by any Borrower and reflected in the most recent Borrowing Base Certificate delivered by such Borrower to Agent shall be "Eligible Parts and Supplies" for purposes of this Agreement, except any Parts and Supplies to which any of the exclusionary criteria set forth below applies. Agent shall have the right, following five (5) days' prior written notice by Agent to Borrower Representative, to establish, modify, or eliminate Reserves against Eligible Parts and Supplies from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Parts and Supplies in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available. Eligible Parts and Supplies shall not include any Parts and Supplies of any Borrower that:

                  (a) is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower's performance with respect to such Parts and Supplies), except the Liens in favor of Agent, on behalf of itself and Lenders and Permitted Encumbrances of the type described in clauses (a), (d), (e) or (g) of the definition of such term;

                  (b) (i) is not located on premises owned, leased or rented by such Borrower and set forth in the various subschedules to Schedule III to the Security Agreement (excluding Parts and Supplies mounted on, affixed to or otherwise placed in a motor vehicle owned by such Borrower and such motor vehicle is located at the residence of the driver authorized to drive such motor vehicle, provided that such motor vehicle (A) is covered by a certificate of title on which the interest of the Agent has been noted, free and clear of all Liens except those in favor of Agent and Lenders and Permitted Encumbrances of the type described in clauses (a), (d), (e) or (g) of the definition of such term, and (B) is equipped with a global positioning tracking device (that is permanently affixed to such motor vehicle) that enables such Borrower to determine at all times the movement and location of such motor vehicle or (ii) is stored at a leased location, unless Agent has given its prior consent thereto and unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent within thirty (30) days after the Closing Date, or (y) Reserves equal to three months' rent (based upon base rent and such Borrower's pro rata share of operating costs, utilities and taxes payable by such Borrower under the lease, but excluding any supplemental rent or other costs, expenses or amounts or any indemnities payable thereunder, upon default or otherwise) have been established with respect thereto, or (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at any site if the aggregate book value of Parts and Supplies, together with Equipment of any Borrower, at any such location is less than $100,000;

                  (c) is placed on consignment or is in transit, except for Parts and Supplies in transit between domestic locations of Credit Parties as to which Agent's Liens have been perfected at origin and destination;

                  (d) is covered by (i) a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders or (ii) a certificate of title unless (x) Borrower sells goods of that kind and that Parts and Supplies is held for sale or lease or is on lease by Borrower as lessor or (y) the Lien of Agent has been noted on such certificate of title in accordance with applicable state law;

                  (e) is excess, obsolete, unsaleable, shopworn, seconds, damaged or unfit for sale;

                  (f) is stored in, installed in or affixed to any property subject to any Lien having priority over the Lien of Agent for the benefit of Agent and the ratable benefit of Lenders (including Permitted Encumbrances) and the holder of such Lien has not entered into an intercreditor agreement in form and substance satisfactory to Agent as to such Lien;

                  (g) is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders subject to Permitted Encumbrances of the type described in clauses (a), (d), (e) or (g) of the definition of such term;

                  (h) breaches any of the representations or warranties pertaining to Parts and Supplies set forth in the Loan Documents;

                  (i)      omitted;

                  (j) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

                  (k) is not covered by casualty insurance reasonably acceptable to Agent;

                  (l)      omitted;

                  (m) is otherwise unacceptable to Agent in its reasonable credit judgment.

         Notwithstanding anything to the contrary contained in this Agreement, until there has been a determination of Net Orderly Liquidation Value of Parts and Supplies, none of the Parts and Supplies shall be Eligible Parts and Supplies.

         1.8.C.   Eligible Equipment. All of the Equipment owned by any Borrower and reflected in the most recent Borrowing Base Certificate delivered by such Borrower to Agent shall be "Eligible Equipment" for purposes of this Agreement, except any Equipment to which any of the exclusionary criteria set forth below applies. Agent shall have the right, following five (5) days' prior written notice by Agent to Borrower Representative, to establish, modify, or eliminate Reserves against Eligible Equipment from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Equipment in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available. Eligible Equipment shall not include any Equipment of any Borrower that:

                  (a) is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower's performance with respect to that Equipment), except the Liens in favor of Agent, on behalf of itself and Lenders and Permitted Encumbrances of the type described in clauses (a), (d), (e) or (g) of the definition of such term;

                  (b) (i) is not located on premises owned, leased or rented by such Borrower and set forth in the various subschedules to Schedule III to the Security Agreement (unless, at any time, such Equipment is being used at a construction or similar site or, if such Equipment is mounted on, affixed to or otherwise placed in a motor vehicle or such Equipment is a motor vehicle owned by such Borrower, such motor vehicle is located at the residence of the driver authorized to drive the motor vehicle, provided that such motor vehicle
(A) is covered by a certificate of title on which the interest of the Agent has been noted, free and clear of all Liens except those in favor of Agent and Lenders and Permitted Encumbrances of the type described in clauses (a), (d),
(e) or (g) of the definition of such term, and (B) is equipped with a global positioning tracking device (that is permanently affixed to such motor vehicle) that enables such Borrower to determine at all times the movement and location of such motor vehicle or (ii) is stored at a leased location, unless Agent has given its prior consent thereto and unless (x) a reasonably satisfactory landlord's waiver has been delivered to Agent within (30) days after the Closing Date, or (y) Reserves equal to three months' rent (based upon base rent and such Borrower's pro rata share of operating costs, utilities and taxes payable by such Borrower under the lease, but excluding any supplemental rent or other costs, expenses or amounts or any indemnities payable thereunder, upon default or otherwise) have been established with respect thereto, or (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at any site if the aggregate book value of Equipment, together with Parts and Supplies of any Borrower, at any such location is less than $100,000;

                  (c) that is covered by a certificate of title unless the interest of Agent has been noted on such certificate of title, free and clear of all Liens except those in favor of Agent and Lenders and Permitted Encumbrances of the type described in clauses (a), (d), (e) or (g) of the definition of such term;

                  (d) is excess, obsolete, unsaleable, shopworn, seconds, damaged or unfit for sale;

                  (e) is not a vehicle or a construction tool used by such Borrower in the ordinary course of its business;

                  (f) is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders subject to Permitted Encumbrances of the type described in clauses (a), (d), (e) or (g) of the definition of such term;

                  (g) breaches any of the representations or warranties pertaining to Equipment set forth in the Loan Documents;

                  (h)      that is Parts and Supplies;

                  (i) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

                  (j) is not covered by casualty insurance reasonably acceptable to Agent; or

                  (k) is otherwise unacceptable to Agent in its reasonable credit judgment.

         1.8.D.   Eligible Real Estate. Eligible Real Estate of any Borrower
shall be that real estate and improvements thereon that Agent has specifically identified and approved in writing and as to which, following an independent appraisal thereof, Agent has assigned an Appraised Forced Liquidation Value and to which none of the criteria below applies. Agent shall have the right, following five (5) days' prior written notice by Agent to Borrower Representative, to establish, modify or eliminate Reserves against Eligible Real Estate from time to time in its reasonable credit judgment. In addition, Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Real Estate in its reasonable credit judgment, subject to the approval of the Supermajority Revolving Lenders in the case of adjustments, new criteria or changes in advance rates that have the effect of making more credit available. Eligible Real Estate shall not include any real estate:

                  (a) that is not owned by such Borrower free and clear of all Liens and rights of any other Person, except the Liens in favor of Agent, on behalf of itself and Lenders and Permitted Encumbrances of the type described in clauses (a), (d), (e) (g), (h) or (j) of the definition of such term;

                  (b) as to which Agent has not received a loan policy of title insurance in favor of Agent and in form and amount, and issued by a title insurance company, satisfactory to Agent, in its reasonable discretion, together with such endorsements thereto as Agent shall require, in its reasonable discretion (provided such endorsements are available in the jurisdiction where such Real Estate is located);

                  (c) as to which Agent has not received an environmental report satisfactory to Agent, in its sole discretion;

                  (d) that is not subject to a first priority Lien in favor of Agent on behalf of itself and Lenders subject only to Permitted Encumbances;

                  (e) that breaches any of the representations or warranties pertaining to Real Estate set forth in the Loan Documents; or

                  (f) that is not covered by casualty insurance reasonably acceptable to Agent.

         1.9. Loan Accounts. Agent shall maintain a loan account (the "Loan Account") on its books to record: all Advances, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower for the immediately preceding month. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within forty-five (45) days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive on Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

         1.10.    Yield Protection; Illegality.

                  (a) Capital Adequacy and Other Adjustments. In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time within fifteen (15) days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower Representative and Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

                  (b) Increased LIBOR Funding Costs; Illegality. Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law, rule, regulation, treaty or directive (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) each Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of such Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans. If, after the date hereof, the introduction of, change in or interpretation of any law, rule, regulation, treaty or directive would impose or increase reserve requirements (other than as taken into account in the definition of LIBOR) or otherwise increase the cost to any Lender of making or maintaining a LIBOR Loan, then Borrowers shall from time to time within fifteen (15) days after notice and demand from Agent to Borrower Representative (together with the certificate referred to in the next sentence) pay to Agent, for the account of all such affected Lenders, additional amounts sufficient to compensate such Lenders for such increased cost. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Agent on behalf of all such affected Lenders to Borrower Representative shall, absent manifest error, be final, conclusive and binding for all purposes.

         1.11.    Taxes.

                  (a) No Deductions. Subject to the immediately succeeding sentence, any and all payments or reimbursements made hereunder (including any payments made pursuant to Section 10) or under the Notes or other Loan Documents shall be made free and clear of and without deduction for any and all Charges, taxes, levies, imposts, deductions or withholdings, and all liabilities with respect thereto of any nature whatsoever imposed by any taxing authority, excluding such taxes to the extent imposed on Agent's or a Lender's net income by the jurisdiction in which Agent or such Lender is organized (such non-excluded items being referred to herein as "Taxes"). Subject to Section 1.11(c), if any Borrower shall be required by law to deduct any such Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or Agent, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made. All required deductions shall be complied with and paid over to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  (b) Changes in Tax Laws. In the event that, subsequent to the Closing Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority:

                           (i)      does or shall subject Agent or any Lender to
any Tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Letters of Credit issued hereunder, or change the basis of taxation of payments to Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment Fees or other Fees payable hereunder or changes in the rate of tax on the overall net income of Agent or such Lender); or

                           (ii)     does or shall impose on Agent or any Lender
any other condition or increased cost in connection with the transactions contemplated hereby or participations herein;

and the result of any of the foregoing is to increase the cost to Agent or any such Lender of issuing any Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder or under any other Loan Document, then, in any such case, Borrowers shall promptly pay to Agent or such Lender, upon its demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents. Agent and Lenders shall use their best efforts to avoid or reduce such Taxes by taking any appropriate action (including assigning their rights hereunder to a related entity or a different office) which, as determined at such Agent or Lender's sole discretion, would not be otherwise disadvantageous to such Agent or Lender. If Agent or such Lender becomes entitled to claim any additional amounts pursuant to this Section

1.11(b), it shall promptly notify Borrower Representative of the event by reason of which Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or such Lender to Borrower Representative (with a copy to Agent) shall, absent manifest error, be final, conclusive and binding for all purposes.

                  (c) Foreign Lenders. Prior to becoming a Lender under this Agreement and on or before a previously delivered Certificate of Exemption (as defined below) expires or becomes inapplicable or obsolete, other than by reason of a change in the applicable rules as in effect at the time a Lender becomes a Lender under this Agreement, each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") shall provide to Borrower Representative and Agent a properly completed and executed IRS Form W-8BEN or Form W-8ECI or other applicable form, certificate or document prescribed by the IRS of the United States certifying as to such Foreign Lender's entitlement to an exemption from a reduction in United States federal withholding tax under the applicable rules as in effect at the time the Lender becomes a Lender under this Agreement with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a "Certificate of Exemption"). Notwithstanding anything herein to the contrary, if a Foreign Lender is unable to provide or does not provide a Certificate of Exemption to Borrower Representative and Agent claiming an exemption from United States withholding tax within the time periods set forth in the preceding sentence, Borrowers shall withhold Taxes from payments to such Foreign Lender at the applicable statutory and treaty rates (taking into account such Foreign Lender's compliance with applicable certification requirements), and Borrowers shall not be required to pay any additional amounts as a result of such withholding, provided that all such withholding shall cease (or be reduced to the applicable treaty rate) upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower Representative and Agent.

                  (d) In addition, the Borrowers agree to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents or any Loans made or Letters of Credit issued hereunder ("Other Taxes").

                  (e) The Borrowers shall indemnify Agent and each Lender for the full amount of Taxes and Other Taxes paid by Agent or such Lender, as the case may be, and any liability (including penalties, interest and expenses other than penalties, interest and expenses resulting from the Lender's gross negligence) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date Agent or any Lender, as the case may be, makes written demand therefor. Notwithstanding the foregoing, the Borrowers shall not be required to provide any indemnity pursuant to the preceding sentence with respect to taxes, deductions or withholdings (and any liability relating thereto) for which the Borrowers would have no obligation to increase the sum payable hereunder (or pay additional amounts) pursuant to Section 1.11(a) and
Section 1.11(c). If Lender or Agent, as the case may be, determines that it is entitled to receive a refund or credit of such Tax or Other tax, as to which Borrower has made an additional payment under Section 1.11(a) or if Lender or Agent has been indemnified pursuant to this Section 1.1.(e), Lender or Agent shall promptly notify such Borrower of the availability of such refund or credit. Lender or Agent, as the case may be, shall apply for such refund or credit within 30 days after receipt of instruction from Borrower to apply for such refund and in the case of any application for refund or credit made by a Borrower, Lender shall deliver to such Borrower such certificates, forms or other documentation as may be reasonably necessary to assist such Borrower in such application. If any Lender or Agent receives a refund or credit with respect to any Tax or Other Tax as to which Borrower has made an additional payment under Section 1.1(a) or if Lender or Agent has been indemnified pursuant to this Section 1.11(e), Lender or Agent shall promptly notify Borrower and shall, within 30 days of receipt of such refund or the benefit of such credit, repay the amount of such refund or the benefit of such credit to such Borrower, plus any interest received with respect thereto, net of all reasonable out-of-pocket expenses of Agent or such Lender.

                  (f) Within thirty (30) days after the date of any payment of Taxes or Other Taxes described in Section 1.11(d) above withheld by a Borrower in respect of any payment to Agent or any Lender, the Borrower shall furnish to Agent, at its address referred to on the signature pages hereof, the original or a certified copy of any available receipt evidencing payment thereof.

         1.12.    Omitted.

         1.13. Borrower Representative. Each Borrower hereby designates Penhall (the "Borrower Representative") as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers. Each warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as it if the same had been made directly by such Borrower.

                                   SECTION 2.

                              AFFIRMATIVE COVENANTS

         Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

         2.1. Compliance with Laws and Contractual Obligations. Each Credit Party will (a) comply with and shall cause each of its Subsidiaries to comply with (i) the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which any Credit Party or any of its Subsidiaries is now doing business or may hereafter be doing business; provided that this clause (i) shall not include environmental protection matters which shall be governed by Section
2.5 and (ii) the obligations, covenants and conditions contained in all Contractual Obligations of such Credit Party or any of its Subsidiaries other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and
(b) maintain or obtain and shall cause each of its Subsidiaries to maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by such Credit Party or any of its Subsidiaries, for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. This Section 2.1 shall not preclude any Credit Party or its Subsidiaries from contesting any taxes or other payments, if they are being diligently contested in good faith in a manner which stays enforcement of any Lien in respect thereof and if appropriate expense provisions have been recorded in conformity with GAAP, subject to Section 3.2. Each Credit Party represents and warrants that it (i) is in compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority and the obligations, covenants and conditions contained in all Contractual Obligations other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) maintains and each of its Subsidiaries maintains all licenses, qualifications and permits referred to above.

         2.2.     Insurance; Damage to or Destruction of Collateral.

                  (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Schedule 5.18 as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide 30 days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

                  (b) Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent's reasonable opinion, adequately protect both Agent's and Lenders' interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

                  (c) Each Credit Party shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $2,000,000, as each Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of each Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance; provided that Agent shall not settle any claim without each Credit Party's consent, such consent not to be unreasonably withheld, provided that no such consent shall be required while a Default or Event of Default is continuing. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Each Borrower shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. After deducting from any insurance proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.5(f), provided that in the case of insurance proceeds pertaining to any Credit Party other than a Borrower, such insurance proceeds shall be applied, in the case of a Credit Party that is a Subsidiary of Borrower, as if such Borrower owned the property that generated such proceeds and in the case of a Credit Party (other than a Borrower) that owns the Stock of a Borrower, as if any Borrower owned the property that generated such proceeds, or permit or require each Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $2,000,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.5(f); provided that in the case of insurance proceeds pertaining to any Credit Party other than a Borrower, such insurance proceeds shall be applied, in the case of a Credit Party that is a Subsidiary of Borrower, as if such Borrower owned the property that generated such proceeds and in the case of a Credit Party (other than a Borrower) that owns the Stock of a Borrower, as if any Borrower owned the property that generated such proceeds, or permit or require each Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. All insurance proceeds that are to be made available to such Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment). All insurance proceeds made available to any Credit Party that is not a Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to such Borrower or such Credit Party, as applicable, to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) such Borrower shall request a Revolving Credit Advance or release from the cash collateral account be made to such Borrower or such Credit Party, as applicable in the amount requested to be released; (ii) so long as the conditions set forth in Section 7.2 have been met and subject to the provisions of any Mortgage encumbering such Collateral, Revolving Lenders shall make such Revolving Credit Advance or Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.5(f); provided that in the case of insurance proceeds pertaining to any Credit Party other than a Borrower, such insurance proceeds shall be applied, in the case of a Credit Party that is a Subsidiary of Borrower, as if such Borrower owned the property that generated such proceeds and in the case of a Credit Party (other than a Borrower) that owns the Stock of a Borrower, as if any Borrower owned the property that generated such proceeds.

         2.3. Inspection; Lender Meeting. Each Credit Party shall permit any authorized representatives of Agent to visit, audit and inspect any of the properties of such Credit Party and its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and certified public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Representatives of each Lender will be permitted to accompany representatives of Agent during each visit, inspection and discussion referred to in the immediately preceding sentence. Without in any way limiting the foregoing, each Credit Party will participate and will cause key management personnel of each Credit Party and its Subsidiaries to participate in a meeting with Agent and Lenders at least once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Agent.

         2.4.     Organizational Existence. Except as otherwise permitted by
Section 3.6, each Credit Party will and will cause its Subsidiaries to at all times preserve and keep in full force and effect its organizational existence and all rights and franchises material to its business.

         2.5. Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply in all material respects with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party or any Person within its control becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities to a Credit Party or its Subsidiaries in excess of $100,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party or any Person within its control in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $100,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Person under its control or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party and its Subsidiaries shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and
(ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

         2.6. Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Each Credit Party shall use reasonable efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), the Eligible Parts and Supplies and Eligible Equipment at that location shall, in Agent's discretion, be subject to such Reserves as may be established by Agent in its reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased by any Credit Party or its Subsidiary and no Parts and Supplies shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent (which consent, in Agent's discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Parts and Supplies and Eligible Equipment at that location or the establishment of Reserves acceptable to Agent) or, unless and until a satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall and shall cause its Subsidiaries to timely and fully pay and perform their obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located except for such obligations being diligently contested in good faith and in respect of which, if appropriate, expense provisions have been recorded in accordance with GAAP.

         2.7. Conduct of Business. Each Credit Party shall at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; and transact business only in such limited liability company, corporate and trade names as are set forth in
Schedule 2.7, which schedule may be updated by the Credit Parties from time to time with twenty (20) days' prior written notice to Agent.

         2.8.     Further Assurances.

                  (a) Each Credit Party shall, from time to time, execute or authorize the execution of such guaranties, financing statements, documents, control agreements, security agreements and reports as Agent or Requisite Lenders at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations contemplated by the Loan Documents.

                  (b) Promptly, and in any event within ten (10) days after the Closing Date, for all motor vehicles owned by each Credit Party as of the Closing Date that are covered by a certificate of title, such Credit Party shall submit for reissuance with the appropriate state motor vehicle office such motor vehicle title certificates with the Agent's Lien noted thereon.

                  (c) Each Credit Party shall, from time to time, cause all chattel paper (excluding written lease agreements governing Short-Term Rentals) owned by such Credit Party to be conspicuously legended to indicate that it is subject to a lien in favor of Agent.

                  (d) In the event any Credit Party acquires an ownership interest in real property after the Closing Date, such Credit Party shall deliver to Agent a fully executed mortgage or deed of trust over such real property in form and substance similar to the Mortgages delivered concurrently herewith, with such variations as may be reasonably required by Agent in order to conform to and/or take advantage of laws of the state in which such real property is located, together with such title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall be reasonably required by Agent.

                  (e) Promptly, and in any event within 30 days after the acquisition by Borrowers or its Subsidiaries of assets or personal property of the type that would have constituted Collateral on the Closing Date and investments of the type that would have constituted Collateral on the Closing Date, Borrowers will take, or will cause their Subsidiaries to take, all necessary action, including (i) the filing of appropriate financing statements under the applicable provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, (ii) the execution and delivery of Control Agreements, and (iii) the notation of the Lien of Agent on any certificate of title, in each case, to create and perfect a perfected Lien in such Collateral (or comparable interest under foreign law in the case of foreign Collateral) pursuant to and to the full extent required by the Security Agreements and this Agreement.

                  (f) Each Credit Party shall (i) cause each Person, upon its becoming a Subsidiary of such Credit Party (provided that this shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is not expressly permitted by the terms of this Agreement), promptly to guaranty the Obligations and to grant to Agent, for the benefit of Agent and Lenders, a security interest in the real, personal and mixed property of such Person to secure the Obligations and (ii) pledge, or cause to be pledged, to Agent, for the benefit of Agent and Lenders, all of the Stock of such Subsidiary to secure the Obligations. The documentation for such guaranty, security and pledge shall be substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by Agent and shall be accompanied by such legal opinions and other documents as Agent may reasonably request. Notwithstanding the foregoing, in the event that a Person becomes a Subsidiary of a Borrower and such Person is a "controlled foreign corporation", as defined in Section 957(a) of the IRC (a "CFC"), of such Borrower, then such Borrower shall (a) not be obligated to cause such CFC to comply with clause (i) of this subsection (e) and nothing in this Agreement shall cause any CFC to have any obligation under this Agreement, and (b) pledge or cause to be pledged no more than sixty-five percent (65%) of all of the Stock of such CFC, provided that, Borrower shall not be obligated to pledge or cause to be pledged any assets owned by any CFC (including the Stock of such CFC owned by another CFC).

         2.9.     Omitted.

         2.10. Cash Management Systems. Credit Parties shall, and shall cause each of their Subsidiaries to, enter into Control Agreements with respect to each deposit account maintained by any Credit Party or any Subsidiary of any Credit Party as of or after the Closing Date. Each such Control Agreement shall be in form and substance satisfactory to Agent. Borrowers shall enter into lockbox agreements in form and substance and with banks acceptable to Agent and shall direct all Account Debtors to make payments on all Accounts into the lockboxes established under such agreements. All payments received in the lockboxes shall promptly, subject to Section 6.5, (i) first, be applied to the outstanding Obligations other than Letter of Credit Obligations, until paid in full and (ii) second, following such payment in full, be remitted to the Borrowers.

                                   SECTION 3.

                               NEGATIVE COVENANTS

         Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

         3.1. Indebtedness. The Credit Parties shall not and shall not cause or permit their Subsidiaries directly or indirectly to create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (other than pursuant to a Contingent Obligation permitted under Section 3.4) except:

                  (a)      the Obligations;

                  (b) existing Indebtedness described in Schedule 3.1 and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party than the terms of the Indebtedness being refinanced, amended or modified;

                  (c) Indebtedness consisting of intercompany loans and advances made by any Borrower to another Borrower; provided, that: (i) such obligor Borrower shall have executed and delivered to each such obligee Borrower, on the Closing Date, a demand note (as amended, modified, extended, substituted or replaced from time to time, an "Intercompany Note" and, collectively the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by such obligor Borrower to such obligee Borrower, which Intercompany Notes shall be substantially in the form of Exhibit 3.1(c) and shall be pledged and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (ii) such obligee Borrower shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (iii) the obligations of such obligor Borrower under any such Intercompany Notes shall be subordinated to the Obligations of such obligor Borrower hereunder pursuant to Section 9.21; (iv) at the time any such intercompany loan or advance is made to such obligor Borrower and after giving effect thereto, such obligor Borrower shall be Solvent; (v) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; (vi) such obligor Borrower shall have Borrowing Availability of not less than $1.00 after giving effect to such intercompany loan; and (vii) such obligor Borrower shall be creditworthy as determined by Agent.

                  (d)      Omitted;

                  (e) Indebtedness under the Senior Unsecured Notes not to exceed $100,000,000 in aggregate principal amount at any time outstanding less all payments of principal thereon;

                  (f) Indebtedness at any time outstanding secured by purchase money Liens or incurred with respect to Capital Leases which together with principal Indebtedness outstanding under the Banc of America Agreements does not exceed $4,000,000 in the aggregate in principal (or notional principal) at any time outstanding;

                  (g) any other Indebtedness not to exceed $500,000 in aggregate principal amount at any time outstanding; or

                  (h)      Indebtedness permitted by Section 3.6(b)(iv)(B).

         3.2.     Liens and Related Matters.

                  (a) No Liens. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of such Credit Party or any such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances (including, without limitation, those Liens constituting Permitted Encumbrances existing on the date hereof and renewals and extensions thereof, as set forth on
Schedule 3.2).

                  (b) No Negative Pledges. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly enter into or assume any agreement (other than the Loan Documents and (each as in effect on the Closing Date) the Banc of America Agreements (as to the assets covered thereby) and the Senior Unsecured Notes Indenture and other secured Indebtedness permitted by this Agreement so long as the agreements with respect to such other secured Indebtedness do not prohibit any Permitted Encumbrances) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

                  (c) No Restrictions on Subsidiary Distributions to Borrowers. Except as provided herein and in (each as of the Closing Date) the Senior Unsecured Notes Indenture, the Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's Stock owned by any Borrower or any other Subsidiary; (2) pay any Indebtedness owed to any Borrower or any other Subsidiary; (3) make loans or advances to any Borrower or any other Subsidiary; or (4) transfer any of its property or assets to any Borrower or any other Subsidiary.

         3.3. Investments. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly make or own any Investment in any Person except:

                  (a) Borrowers and their Subsidiaries may make and own Investments in Cash Equivalents subject to Control Agreements in favor of Agent; provided that such Cash Equivalents are not subject to setoff rights;

                  (b) Borrowers may make intercompany loans to other Borrowers to the extent permitted under Section 3.1;

                  (c) Borrowers and their Subsidiaries may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $100,000 in the aggregate at any time outstanding;

                  (d) Borrowers and their Subsidiaries may make capital contributions to their wholly owned domestic Subsidiaries that are Guarantors in an amount not to exceed $250,000 in the aggregate reduced by the amount of Investments made pursuant to Section 3.1(c);

                  (e) Borrowers and their Subsidiaries may own the Investments listed on Schedule 3.3(e) and outstanding on the Closing Date;

                  (f) Borrowers may make investments constituting Permitted Acquisitions; and

                  (g) transfers between Credit Parties permitted pursuant to this Section 3.

         3.4. Contingent Obligations. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or become or be liable with respect to any Contingent Obligation except:

                  (a)      Letter of Credit Obligations;

                  (b)      Omitted;

                  (c) those resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

                  (d)      those existing on the Closing Date and described in
Schedule 3.4;

                  (e) those arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies;

                  (f) those arising with respect to customary indemnification obligations incurred in connection with Asset Dispositions permitted hereunder;

                  (g) those incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations;

                  (h) those incurred with respect to Indebtedness permitted by Section 3.1 and of other obligations not prohibited hereunder, provided that any such Contingent Obligation is subordinated to the Obligations to the same extent as the Indebtedness to which it relates is subordinated to the Obligations;

                  (i) any other Contingent Obligation not expressly permitted by clauses (a) through (h) above, so long as any such other Contingent Obligations, in the aggregate at any time outstanding, do not exceed $1,000,000.

         3.5. Restricted Payments. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except that:

                  (a)      Omitted;

                  (b)      Omitted;

                  (c) Wholly owned Subsidiaries of a Borrower may make Restricted Payments to such Borrower;

                  (d)      Omitted;

                  (e) Borrowers may pay management fees and reasonable out-of-pocket expenses payable semi-annually pursuant to the BRS Management Services Agreement and management fees and reasonable out-of-pocket expenses payable monthly pursuant to the Company Management Services Agreement as in effect on the Closing Date; provided that no Default or Event of Default exists at the time of any such Restricted Payment or would occur as a result thereof; and

                  (f) So long as no Default or Event of Default is continuing, Holdings may repurchase Stock owned by employees, officers or directors of the Borrowers or any of their Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, officers or directors, or as otherwise required by existing employment agreements, in an aggregate amount not to exceed (x) one million dollars ($1,000,000) in any calendar year or (y) three million dollars ($3,000,000) during the term of this Agreement, plus, in the case of the limit imposed by clause (x), (i) the aggregate cash proceeds actually received from any reissuance of Stock during such calendar year by the Borrowers or any of their Subsidiaries to employees, officers or directors of the Borrowers or their Subsidiaries and (ii) the aggregate cash proceeds actually received in such calendar year from any payments on life insurance policies in which the Borrowers or any of their Subsidiaries is the beneficiary with respect to any employees, officers or directors of the Borrowers or any of their Subsidiaries which proceeds are used to purchase the Stock of the Borrowers or any of their Subsidiaries held by any such employees, officers or directors, plus, in the case of the limit imposed by clause (y) the aggregate amount received by Borrowers under paragraphs (i) and (ii) of this Section 3.5(f) during the term of this Agreement.

         3.6.     Restriction on Fundamental Changes; Permitted Acquisitions.

                  (a) The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly:

                           (i)      amend, modify or waive any term or provision
of its organizational documents, including its articles of incorporation, certificates of designations pertaining to preferred stock, by-laws, partnership agreement or operating agreement in any way adversely affecting the Lenders unless required by law;

                           (ii)     enter into any transaction of merger or
consolidation except, upon not less than five (5) Business Days' prior written notice to Agent, any wholly owned Subsidiary of a Borrower may be merged with or into any other wholly owned Subsidiary of such Borrower;

                           (iii)    liquidate, wind-up or dissolve itself (or
suffer any liquidation or dissolution); or

                           (iv)     acquire by purchase or otherwise all or any
substantial part of the business or assets of any other Person except as set forth in paragraph (b) below.

                  (b) Borrowers may acquire all or substantially all of the assets or Stock of any Person (the "Target") (in each case, a "Permitted Acquisition") subject to the satisfaction of each of the following conditions:

                           (i)      Agent shall receive at least thirty (30)
Business Days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

                           (ii)     such Permitted Acquisition shall only
involve assets located in the United States or Canada and comprise a business, or those assets of a business, of the type engaged in by Borrowers as of the Closing Date, and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrowers prior to such Permitted Acquisition;

                           (iii)    such Permitted Acquisition shall be
consensual and shall have been approved by the Target's board of directors and Borrower and Target (and the seller thereof) shall have received all necessary regulatory and third-party approvals in connection with such Permitted Acquisition;

                           (iv)     no additional Indebtedness, Guaranteed
Indebtedness, Contingent Obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrowers and Target after giving effect to such Permitted Acquisition, except (A) Loans made hereunder, (B) Indebtedness issued to seller in such Permitted Acquisition (so long as such Indebtedness (x) is either unsecured or secured only by assets (other than Stock) being acquired in such Permitted Acquisition and (y) together with all other such Indebtedness issued to sellers in Permitted Acquisitions, does not exceed $1,000,000 in aggregate principal amount) and (C) ordinary course trade payables, accrued expenses and unsecured Indebtedness of the Target to the extent no Default or Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition;

                           (v)      the sum of all amounts payable in connection
with all Permitted Acquisitions during the term hereof (including all transaction costs and all Indebtedness, liabilities and Contingent Obligations incurred or assumed in connection therewith or otherwise reflected on a consolidated balance sheet of Borrowers and Target) shall not exceed $2,000,000 and the portion thereof allocable to goodwill and intangible assets for all such Permitted Acquisitions during any Fiscal Year shall not exceed $1,000,000;

                           (vi)     the Target's EBITDA for the trailing
twelve-month period preceding the date of the Permitted Acquisition, as determined based upon the Target's financial statements for its most recently completed fiscal year and its most recent interim financial period completed within sixty (60) days prior to the date of consummation of such Permitted Acquisition shall not be negative;

                           (vii)    the business and assets acquired in such
Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

                           (viii)   at or prior to the closing of any Permitted
Acquisition, Agent will be granted a first priority (except in those assets acquired from a seller securing Indebtedness issued to such seller as permitted by clause (iv)(B) above) perfected Lien (subject to Permitted Encumbrances) in all assets acquired pursuant thereto or in the assets and Stock of the Target, and Holdings and Borrowers and the Target shall have executed such documents and taken such actions as may be required by Agent in connection therewith;

                           (ix)     concurrently with delivery of the notice
referred to in clause (i) above, Borrowers shall have delivered to Agent, in form and substance reasonably satisfactory to Agent:

                                    (A)      a pro forma consolidated balance
sheet, income statement and cash flow statement of Holdings and its Subsidiaries (the "Acquisition Pro Forma"), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Holdings and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that (x) on a pro forma basis, Holdings and its Subsidiaries would have had a Leverage Ratio not in excess of 1.2 to 1.0 for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Section 4.9(l) prior to the consummation of such Permitted Acquisition (after giving effect to such Permitted Acquisition and all Loans funded, and other Indebtedness issued, assumed, incurred or guaranteed, in connection therewith as if made on the first day of such period), (y) average daily Borrowing Availability for the ninety
(90) day period preceding the consummation of such Permitted Acquisition would have exceeded $10,000,000 on a pro forma basis (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period) and the Acquisition Projections (as hereinafter defined) shall reflect that such Borrowing Availability of $10,000,000 shall continue for at least ninety (90) days after the consummation of such Permitted Acquisition, and (z) on a pro forma basis, no Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition and Borrowers would have been in compliance with the financial covenants set forth in Section 4 for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to Section 4.9(l) prior to the consummation of such Permitted Acquisition (after giving effect to such Permitted Acquisition and all Loans funded, and other Indebtedness issued, assumed, incurred or guaranteed, in connection therewith as if made on the first day of such period);

                                    (B)      updated versions of the most
recently delivered Projections covering the three (3) year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Projections (the "Acquisition Projections") and based upon historical financial data of a recent date reasonably satisfactory to Agent, taking into account such Permitted Acquisition; and

                                    (C)      a certificate of the chief
financial officer of Borrower Representative to the effect that: (w) Borrowers (after taking into consideration all rights of contribution and indemnity Borrower has against Holdings and each other Subsidiary of Holdings) will be Solvent upon the consummation of the Permitted Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of Holdings and its Subsidiaries (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; (y) the Acquisition Projections are reasonable estimates of the future financial performance of Holdings and its Subsidiaries subsequent to the date thereof based upon the historical performance of Holdings and its Subsidiaries and the Target and show that Holdings and its Subsidiaries shall continue to be in compliance with the financial covenants set forth in Section 4 for the three (3) year period thereafter; and (z) Holdings and its Subsidiaries have completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent and Lenders;

                           (x)      on or prior to the date of such Permitted
Acquisition, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent, including those specified in
Section 2.8(e); and

                           (xi)     at the time of such Permitted Acquisition
and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

                  Notwithstanding the foregoing, the Accounts, Short-Term Rentals, Parts and Supplies, Equipment and Real Estate of the Target shall not be included in Eligible Accounts, Eligible Short-Term Rentals, Eligible Parts and Supplies, Eligible Equipment and Eligible Real Estate without the prior written consent of Agent and Requisite Lenders. Notwithstanding the foregoing, in the event that Stock of Target is acquired in such Permitted Acquisition, no such property shall be included in the Aggregate Borrowing Base unless (i) such Target becomes a Borrower under this Agreement pursuant to an accession or similar agreement in form and substance satisfactory to Agent, (ii) such Target shall have delivered in connection therewith such documents, certificates and legal opinions as Agent shall have reasonably requested in connection with such agreement and (iii) this Agreement shall have been amended in a manner satisfactory to Agent and Requisite Lenders in order to introduce into the Aggregate Borrowing Base a separate Borrowing Base for such Target (including applicable definitions thereof and a Borrowing Base Certificate therefor).

         3.7.     Disposal of Assets or Subsidiary Stock. Except as described on
Schedule 3.7, the Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly convey, sell, lease, sublease, license, assign, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of related transactions, any of its property, business or assets, whether now owned or hereafter acquired, except for (a) sales of inventory in good faith to customers for fair value in the ordinary course of business and dispositions of Equipment and Parts and Supplies not used or useful in the business, (b) Asset Dispositions by Borrowers and their Subsidiaries (excluding sales of Accounts and Stock of any of Holdings' Subsidiaries) if all of the following conditions are met: (i) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $100,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $250,000; (ii) the consideration received is at least equal to the fair market value of such assets; (iii) the sole consideration received is cash; (iv) the Net Proceeds of such Asset

Disposition are applied as required by Section 1.5(c); (v) after giving effect to the Asset Disposition and the repayment of Indebtedness with the proceeds thereof, Borrowers are in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended Fiscal Quarter for which information is available and is in compliance with all other terms and conditions of this Agreement; and (vi) no Default or Event of Default then exists or would result from such Asset Disposition and (c) Permitted Sale-Leasebacks.

         3.8. Transactions with Affiliates. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director, officer or employee of any Credit Party, except (a) as set forth on Schedule 3.8, (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of any such Credit Party or any of its Subsidiaries and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to any such Credit Party or any of its Subsidiaries than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, (c) payment of reasonable compensation to officers and employees for services actually rendered to any such Credit Party or any of its Subsidiaries, (d) payment of director's fees not to exceed $100,000 in the aggregate for any Fiscal Year of Holdings and (e) upon notice to Agent, transfers of assets by any Borrower to any other Borrower, provided that
(i) if such assets are covered by a negotiable document of title, such document shall be delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders, (ii) if such assets are covered by a certificate of title, such certificate of title shall be re-issued in the name of the transferee Borrower and the Lien of Agent shall be noted on such certificate of title in accordance with applicable state law, and (iii) if such assets constitute real property, such real property shall be free and clear of all Liens and rights of any other Person, except the Lien in favor of Agent and Lenders and Permitted Encumbrances of the type described in clause (a), (d),
(e), (g), (h) or (j) of the definition of such term, and Agent shall have received a loan policy of title insurance in favor of Agent and in form and amount, and issued by a title insurance company satisfactory to Agent in its reasonable discretion, together with such endorsements thereto as Agent shall require in its reasonable discretion, provided further, that in each instance, the transfer of ownership from the transferor Borrower to the transferee Borrower shall be recorded in accordance with applicable law. Concurrently with any such transfer, the transferor Borrower shall repay any Revolving Credit Advances or cash collateralize Letter of Credit Obligations necessitated by the reduction in its Borrowing Base and, in the event any such transferred assets include any assets included in the transferor's most recent Borrowing Base Certificate, at least five (5) Business Days' prior to consummating such transfer, such transferor Borrower shall deliver to Agent a pro forma Borrowing Base Certificate taking into account such transfer.

         3.9. Conduct of Business. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly engage in any business other than businesses of the type described on Schedule 3.9.

         3.10. Changes Relating to Indebtedness. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly change or amend the terms of any of its Indebtedness permitted by Section 3.1(b), Section 3.1(d), Section 3.1(e), Section 3.1(f) or Section 3.1(g) if the effect of such amendment is to: (a) increase the interest rate on such Indebtedness; (b) change the dates upon which payments of principal or interest are due on or principal amount of such Indebtedness; (c) change any event of default or add or make more restrictive any covenant with respect to such Indebtedness; (d) change the redemption or prepayment provisions of such Indebtedness; (e) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to any Credit Party or

Lenders; or (g) increase the portion of interest payable in cash with respect to any Indebtedness for which interest is payable by the issuance of payment-in-kind notes or is permitted to accrue.

         3.11. Change of Name or Location. No Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or organization, or (e) change its state of incorporation or organization, in each case without at least thirty (30) days' prior written notice to Agent and after Agent's written acknowledgment, which shall not be unreasonably delayed, that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken; provided that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall change its name, identity or limited liability company (or corporate, as the case may be) structure in any manner that might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-506 or 9-507 of the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken.

         3.12. Fiscal Year. No Credit Party shall change its Fiscal Year or permit any of its Subsidiaries to change their respective fiscal years.

         3.13. Press Release; Public Offering Materials. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure, including any prospectus, proxy statement or other materials filed with any Governmental Authority relating to a public offering of the Stock of any Credit Party, using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two
(2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements. Notwithstanding the foregoing, the parties hereto may disclose the United States federal tax treatment and tax structure of the transactions contemplated by the Loan Documents as further provided in Section 9.13.

         3.14. Subsidiaries. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly establish, create or acquire any new Subsidiary except in connection with Permitted Acquisitions.

         3.15. Bank Accounts. The Credit Parties shall not and shall not cause or permit their Subsidiaries to establish any new bank accounts without prior written notice to Agent and unless Agent and the bank at which the account is to be opened enter into a Control Agreement regarding such bank account in form and substance satisfactory to Agent.

         3.16. Hazardous Materials. The Credit Parties shall not and shall not cause or permit their Subsidiaries to cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities by the Credit Parties or any of their Subsidiaries under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

         3.17. ERISA. The Credit Parties shall not and shall not cause or permit any ERISA Affiliate to, cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

         3.18. Sale-Leasebacks. The Credit Parties shall not and shall not cause or permit any of their Subsidiaries to engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets except for Permitted Sale-Leasebacks.

         3.19. Prepayments of Other Indebtedness. The Credit Parties shall not, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 3.7(b), (iii) the Banc of America Agreements, (iv) the Bob Mack Promissory Notes and (v) intercompany Indebtedness reflecting amounts owing to Borrowers.

         3.20. Changes to Management Services Agreements. The Credit Parties shall not and shall not cause or permit any of their Subsidiaries to change or amend the terms of the Management Services Agreements.

         3.21. Changes in Depreciation Schedule. No Credit Party shall change or amend the schedules or methodology used to calculate depreciation on its assets (except as required by applicable law or by a change in GAAP).

                                   SECTION 4.

                          FINANCIAL COVENANTS/REPORTING

         Credit Parties covenant and agree that from and after the date hereof until the Termination Date, Credit Parties shall perform and comply with, and shall cause each of the other Credit Parties to perform and comply with, all covenants in this Section 4 applicable to such Person.

         4.1. Parts and Property Capital Expenditure Limits. Holdings and its Subsidiaries on a consolidated basis shall not make Parts and Property Capital Expenditures during any of the following periods that exceed in the aggregate the amount set forth opposite such period (the "Capex Limit"):

            Period                           Maximum Parts and Property Capital Expenditures per Period
            ------                           ----------------------------------------------------------
Fiscal Year ending June 30, 2003                                   $1,750,000

for each Fiscal Year ending thereafter                             $1,500,000

; provided, however, that commencing with the Fiscal Year ending June 30, 2005, the Capex Limit referenced above will be increased in any period by the positive amount equal to the lesser of (i) 20% of the Capex Limit for the immediately prior period, and (ii) the amount (if any), equal to the difference obtained by taking the Capex Limit minus the actual amount of any Parts and Property Capital Expenditures expended during such prior period (the "Carry Over Amount"), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the last amount spent on Parts and Property Capital Expenditures in that succeeding period.

         4.2. Lease Limits. Holdings will not and will not permit any of its Subsidiaries directly or indirectly to become or remain liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating lease, synthetic lease or similar off-balance sheet financing with respect to equipment, if the aggregate amount of all rents (or substantially equivalent payments) paid by Holdings and its Subsidiaries under all such leases would exceed $1,000,000 in any Fiscal Year of Holdings.

         4.3.     Omitted.

         4.4. Dollar Utilization Rate of Equipment Ratio. Holdings and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter set forth below, a Dollar Utilization Rate of Equipment Ratio for the 12-month period then ended of not less than the following:

                  0.48 to 1.00    for each Fiscal Quarter ending on or after
                                  June 30, 2003.

         4.5. Minimum Interest Coverage Ratio. Holdings and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter set forth below, an Interest Coverage Ratio for the 12-month period then ended of not less than the following:

                  1.25 to 1.00    for each Fiscal Quarter ending on or prior to
                                  March 31, 2004;

                  1.35 to 1.00    for each Fiscal Quarter ending on or after
                                  June 30, 2004 and on or prior to March 31, 2005; and

                  1.50 to 1.00    for each Fiscal Quarter ending thereafter.

         4.6. Maximum Leverage Ratio. Holdings and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter set forth below, a Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended, of not more than the following:

                  2.35 to 1.00    for each Fiscal Quarter ending on or prior to
                                  September 30, 2003;

                  2.40 to 1.00    for the Fiscal Quarter ending on December 31,
                                  2003;

                  2.25 to 1.00    for the Fiscal Quarter ending on March 31,
                                  2004;

                  1.95 to 1.00    for the Fiscal Quarter ending on June 30,
                                  2004;

                  1.90 to 1.00    for each Fiscal Quarter ending on or after
                                  September 30, 2004 and on or prior to December
                                  31, 2004;

                  1.85 to 1.00    for each Fiscal Quarter ending on or after
                                  March 31, 2005 and on or prior to June 30, 2005;

                  1.80 to 1.00    for each Fiscal Quarter ending on or after
                                  September 30, 2005 and on or prior to December
                                  30, 2005; and

                  1.75 to 1.00    for each Fiscal Quarter ending thereafter.

         4.7.     Omitted.

         4.8. Minimum Borrowing Availability. Borrowers shall maintain Borrowing Availability in the aggregate of at least $5,000,000 at all times.

         4.9. Financial Statements and Other Reports. Holdings will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of Financial Statements in conformity with GAAP (it being understood that monthly Financial Statements are not required to have footnote disclosures). Borrower Representative will deliver each of the Financial Statements and other reports described below to Agent (and each Lender in the case of the Financial Statements and other reports described in Sections (4.9)(a), (b), (c), (e), (g), (h), (i), and (l).

                  (a) Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each month (including the last month of Borrowers' Fiscal Year), Borrower Representative will deliver (1) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries, as at the end of such month, and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year of Holdings to the end of such month, (2) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered pursuant to Section 4.9(g) and (3) a schedule of the outstanding Indebtedness for borrowed money of Holdings and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

                  (b) Quarterly Financials. As soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter of Borrowers, Borrower Representative will deliver (1) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries, as at the end of such quarter, and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year of Holdings to the end of such Fiscal Quarter, (2) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered pursuant to Section 4.9(g) and (3) a schedule of the outstanding Indebtedness for borrowed money of Holdings and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

                  (c) Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of Borrowers, Borrower Representative will deliver (1) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries, as at the end of such year, and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such Fiscal Year, (2) a schedule of the outstanding Indebtedness for borrowed money of Holdings and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan and (3) a report with respect to the consolidated Financial Statements from a firm of Certified Public Accountants selected by Borrowers and reasonably acceptable to Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "Statement") "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement).

                  (d) Accountants' Reports. Promptly upon receipt thereof, Borrower Representative will deliver copies of all significant reports submitted by Borrowers' firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the Financial Statements or related internal control systems of Holdings or its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

                  (e)      Additional Deliveries.

                           (i)      To Agent, upon its request, and in any event
no less frequently than noon New York time fifteen (15) Business Days after the end of each Fiscal Month (together with a copy of any of the following reports requested by any Lender in writing after the Closing Date), each of the following reports, each of which shall be prepared by Borrowers as of the last day of the immediately preceding Fiscal Month or the date 2 days prior to the date of any such request:

                                    (A)  a Borrowing Base Certificate with
respect to each Borrower, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion (in substantially the same form as Exhibits 4.9(e)(i), 4.9(e)(ii), 4.9(e)(iii) and Exhibits 4.9(e)(iv) (each, a "Borrowing Base Certificate");

                                    (B)  with respect to each Borrower, a
summary of Equipment and Parts and Supplies by location and type, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

                                    (C)  a monthly trial balance showing
Accounts and Short-Term Rentals outstanding aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion.

                           (ii)     To Agent, on a weekly basis or at such more
frequent intervals as Agent may request from time to time (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), collateral reports with respect to each Borrower, including all additions and reductions (cash and non-cash) with respect to Accounts and Short-Term Rentals of each Borrower, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion each of which shall be prepared by the applicable Borrower as of the last day of the immediately preceding week or the date 2 days prior to the date of any request;

                           (iii)    To Agent, at the time of delivery of each of
the monthly Financial Statements delivered pursuant to this Section 4.9:

                                    (A)  a reconciliation of the accounts
receivable aging to each Borrowers' most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to this
Section 4.9, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                                    (B)  a reconciliation of the summary of
Equipment and Parts and Supplies delivered in accordance with Section 4.9(e)(i)(B) to each Borrower's most recent Borrowing Base Certificate, general ledger and monthly Financial Statements delivered pursuant to this Section 4.9, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                                    (C)  an aging of accounts payable and a
reconciliation of that accounts payable aging to each Borrower's general ledger and monthly Financial Statements delivered pursuant to this Section 4.9, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                                    (D)  a reconciliation of the outstanding
Loans as set forth in the monthly Loan Account statement provided by Agent to each Borrower's general ledger and monthly Financial Statements delivered pursuant to this Section 4.9, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                           (iv)     To Agent, at the time of delivery of each of
the annual Financial Statements delivered pursuant to this Section 4.9, (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter;

                  (f)      Appraisals; Inspections.

                           (i)      From time to time, if Agent or any Lender
determines that obtaining appraisals is necessary in order for Agent or such Lender to comply with applicable laws or regulations, Agent will, at Borrowers' expense, obtain appraisal reports in form and substance and from appraisers satisfactory to Agent stating the then current fair market values of all or any portion of the Real Estate owned by Credit Parties. In addition to the foregoing, at Borrower's expense, at any time while and so long as an Event of Default shall have occurred and be continuing, and in the absence of a Default or Event of Default not more than once during each calendar year, Agent may obtain appraisal reports in form and substance and from appraisers satisfactory to Agent stating the then current market values of all or any portion of the Real Estate and personal property owned by any of the Credit Parties.

                           (ii)     Borrowers, at their own expense, shall
deliver to Agent the results of each physical verification, if any, that Borrowers or any of their Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Parts and Supplies and Equipment (and, if a Default or an Event of Default has occurred and is continuing, Borrowers shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require).

                           (iii)    Notwithstanding the foregoing, so long as no
Event of Default has occurred and is continuing Agent and any Lender shall only obtain an appraisal report pursuant to this Section 4.9(f) for that portion of the Real Estate that Agent, such Lender and Borrowers have agreed will be included in the Aggregate Borrowing Base

                  (g) Projections. As soon as available and in any event no later than the 60th day following the first day of each of Holdings' Fiscal Years, Borrower Representative will deliver Projections of Holdings and its Subsidiaries for the forthcoming three (3) fiscal years, year by year, and for the forthcoming fiscal year, month by month.

                  (h) SEC Filings and Press Releases. Promptly upon their becoming available, Borrower Representative will deliver copies of (1) all Financial Statements, reports, notices and proxy statements sent or made available by Holdings or any of its Subsidiaries to their Stockholders, (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission, any Governmental Authority or any private regulatory authority, and (3) all press releases and other statements made available by Holdings or any of its Subsidiaries to the public concerning developments in the business of any such Person.

                  (i) Events of Default, Etc. Promptly upon any officer of any Credit Party obtaining knowledge of any of the following events or conditions, Borrower Representative shall deliver copies of all notices given or received by such Credit Party or any of their Subsidiaries with respect to any such event or condition and a certificate of Borrower Representative's chief executive officer specifying the nature and period of existence of such event or condition and what action such Credit Party or Subsidiary thereof has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes, or which could reasonably be expected to result in the occurrence of, an Event of Default or Default; (2) any notice that any Person has given to any Credit Party or any of their Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in Section 6.1(b); (3) any event or condition that could reasonably be expected to result in any Material Adverse Effect; or (4) any default or event of default with respect to any material Indebtedness of any Credit Party or any of its Subsidiaries.

                  (j) Litigation. Promptly upon any officer of any Credit Party obtaining knowledge of (1) the institution of any action, charge, claim, demand, suit, proceeding, petition, governmental investigation, tax audit or arbitration now pending or, to the best knowledge of such Credit Party after due inquiry, threatened against or affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries ("Litigation") not previously disclosed by Borrower Representative to Agent or
(2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Credit Party or any property of any Credit Party which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrower Representative will promptly give notice thereof to Agent and provide such other information as may be reasonably available to them to enable Agent and its counsel to evaluate such matter.

                  (k) Notice of Corporate and other Changes. Borrower Representative shall provide prompt written notice of (1) all jurisdictions in which a Credit Party becomes qualified after the Closing Date to transact business, (2) any change after the Closing Date in the authorized and issued Stock of any Credit Party or any Subsidiary of any Credit Party or any amendment to their articles or certificate of incorporation, by-laws, partnership agreement or other organizational documents, (3) any Subsidiary created or acquired by any Credit Party or any of its Subsidiaries after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable, and (4) any other event that occurs after the Closing Date which would cause any of the representations and warranties in Section 5 of this Agreement or in any other Loan Document to be untrue or misleading in any material respect. The foregoing notice requirement shall not be construed to constitute consent by any of the Lenders to any transaction referred to above which is not expressly permitted by the terms of this Agreement.

                  (l) Compliance Certificate. Together with each delivery of Financial Statements of Holdings and its Subsidiaries pursuant to Section 4.9(b) and Section 4.9(c) Borrowers will deliver a fully and properly completed Compliance Certificate (in substantially the same form as Exhibit 4.9(l) (the "Compliance Certificate") signed by each Borrower's chief executive officer or chief financial officer.

                  (m) Customer Concentration. Borrower Representative shall provide prompt written notice if the Accounts of any customer exceed in the aggregate an amount equal to fifteen percent (15%) of the aggregate of all Accounts of Borrowers or any of their Subsidiaries at any time.

                  (n) Other Information. With reasonable promptness, Borrower Representative will deliver such other information and data with respect to any Credit Party or any Subsidiary of any Credit Party as from time to time may be reasonably requested by Agent.

                  (o) Taxes. Borrower Representative shall provide prompt written notice of (i) the execution or filing with the IRS or any other Governmental Authority of any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges by the Credit Parties which could reasonably be expected to have a Material Adverse Effect and (ii) any agreement by the Credit Parties or request directed to the Credit Parties to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         4.10. Accounting Terms; Utilization of GAAP for Purposes of Calculations under Agreement. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agent pursuant to Section 4.9 or any other section (unless specifically indicated otherwise) shall be prepared in accordance with GAAP as in effect at the time of such preparation; provided that no Accounting Change shall affect financial covenants, standards or terms in this Agreement; provided further that Holdings shall prepare footnotes to the Financial Statements required to be delivered hereunder that show the differences between the Financial Statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). All such adjustments described in clause (c) of the definition of the term Accounting Changes resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.

                                   SECTION 5.

                         REPRESENTATIONS AND WARRANTIES

         To induce Agent and Lenders to enter into the Loan Documents, to make Loans and to issue or cause to be issued Letters of Credit, Borrowers and the other Credit Parties executing this Agreement, jointly and severally, represent, warrant and covenant to Agent and each Lender that the following statements are and, after giving effect to the Related Transactions, will remain true, correct and complete until the Termination Date with respect to all Credit Parties:

         5.1. Disclosure. No representation or warranty of any Credit Party contained in this Agreement, the Financial Statements referred to in Section 5.5, the other Related Transactions Documents or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents or the Related Transactions Documents contains as of the date made or deemed remade or given any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

         5.2. No Material Adverse Effect. Since June 30, 2002 there have been no events or changes in facts or circumstances affecting any Credit Party or any of its Subsidiaries which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Disclosure Schedules.

         5.3. No Conflict. The consummation of the Related Transactions does not and will not violate or conflict with any laws, rules, regulations or orders of any Governmental Authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any Contractual Obligation or organizational documents of any Credit Party or any of its Subsidiaries except if such violations, conflicts, breaches or defaults could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. None of the Credit Parties is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.4.     Organization, Powers, Capitalization and Good Standing.

                  (a) Organization and Powers. Each of the Credit Parties and each of their Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and qualified to do business in all states where such qualification is required except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The jurisdiction of organization and all jurisdictions as of the Closing Date in which each Credit Party is qualified to do business are set forth on
Schedule 5.4(a). Each of the Credit Parties and each of their Subsidiaries has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Related Transactions Document to which it is a party and to incur the Obligations, grant liens and security interests in the Collateral and carry out the Related Transactions.

                  (b) Capitalization. As of the Closing Date: (i) the authorized Stock of each of the Credit Parties and each of their Subsidiaries is as set forth on Schedule 5.4(b); (ii) all issued and outstanding Stock of each of the Credit Parties and each of their Subsidiaries is duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of Agent and Lenders, and such Stock was issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities; (iii) the identity of the holders of the Stock of each of the Credit Parties and each of their Subsidiaries and the percentage of their fully-diluted ownership of the Stock of each of the Credit Parties and each of their Subsidiaries is set forth on Schedule 5.4(b); and (iv) no Stock of any Credit Party or any of their Subsidiaries, other than those described above, are issued and outstanding. Except as provided in Schedule 5.4(b), as of the Closing Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party or any of their Subsidiaries of any Stock of any such entity.

                  (c) Binding Obligation. This Agreement is, and the other Related Transactions Documents when executed and delivered will be, the legally valid and binding obligations of the applicable parties thereto, each enforceable against each of such parties, as applicable, in accordance with their respective terms.

         5.5. Financial Statements and Projections. All Financial Statements concerning Holdings and its Subsidiaries which have been or will hereafter be furnished to Agent pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to, in the case of unaudited Financial Statements, the absence of footnotes and normal year-end adjustments.

                  (a) The consolidated balance sheets at June 30, 2002 and the related statement of income of Holdings and its Subsidiaries, for the Fiscal Year then ended, audited by KPMG LLP.

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                  (b)      The consolidated balance sheet at December 31, 2002
and the related statement of income of Holdings and its Subsidiaries for the six
(6) months then ended.

The Projections delivered on or prior to the Closing Date and the updated Projections delivered pursuant to Section 4.9(i) represent and will represent as of the date thereof the good faith estimate of Borrowers and their senior management concerning the most probable course of their business.

         5.6. Intellectual Property. Each of the Credit Parties and its Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted that is material to the condition (financial or other), business or operations of such Credit Party and its Subsidiaries. All issued Patents, registered Trademarks, registered Copyrights and pending applications for any of the foregoing owned by a Credit Party on the Closing Date are identified on Schedule 5.6 and fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. Except as disclosed in Schedule 5.6, to the Credit Parties' knowledge the use of such Intellectual Property by the Credit Parties and their Subsidiaries and the conduct of their businesses does not and has not been alleged by any Person to infringe on the rights of any Person.

         5.7. Investigations, Audits, Etc. As of the Closing Date, except as set forth on Schedule 5.7, no Credit Party or any of its Subsidiaries is the subject of any review or audit by the IRS or any governmental investigation concerning the violation or possible violation of any law.

         5.8. Employee Matters. Except as set forth on Schedule 5.8, (a) as of the Closing Date, no Credit Party or Subsidiary of a Credit Party nor any of their respective employees is subject to any collective bargaining agreement,
(b) as of the Closing Date, no petition for certification or union election is pending with respect to the employees of any Credit Party or any of their Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Credit Party or any of their Subsidiaries, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of any Credit Party after due inquiry, threatened between any Credit Party or any of their Subsidiaries and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (d) hours worked by and payment made to employees of each Credit Party and each of their Subsidiaries comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters except where failure to comply will not have a Material Adverse Effect. Except as set forth on Schedule 5.8, as of the Closing Date, neither Borrower nor any of its Subsidiaries is party to an employment contract.

         5.9. Solvency. Each of the Credit Parties and its Subsidiaries is Solvent.

         5.10. Litigation; Adverse Facts. Except as set forth on Schedule 5.10, there are no judgments outstanding against any Credit Party or any of its Subsidiaries or affecting any property of any Credit Party or any of its Subsidiaries, nor is there any Litigation pending, or to the best knowledge of any Credit Party threatened, against any Credit Party or any of its Subsidiaries which could reasonably be expected to result in any Material Adverse Effect.

         5.11.    Use of Proceeds; Margin Regulations.

                  (a) No part of the proceeds of any Loan will be used for "buying" or "carrying" "margin stock" within the respective meanings of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any other purpose that violates the provisions of the regulations of the Board of Governors of the Federal

Reserve System. If requested by Agent, each Credit Party will furnish to Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form 0-1, as applicable, referred to in Regulation U.

                  (b) Borrowers shall utilize the proceeds of the Loans solely for the Refinancing (and to pay any related transaction expenses), and for the financing of Borrowers' ordinary working capital and general corporate needs. Schedule 5.11 contains a description of Borrowers' sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred for particular uses.

         5.12. Ownership of Property; Liens. As of the Closing Date, the real estate (together with any real estate acquired by any Credit Party after the Closing Date, "Real Estate") listed in Schedule 5.12, as such Schedule may be updated from time to time upon thirty (30) days' prior written notice to Agent, constitutes all of the real property owned, leased, subleased, or used by any Credit Party or any of its Subsidiaries. Each of the Credit Parties and each of its Subsidiaries owns, subject to Permitted Encumbrances, good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on
Schedule 5.12, and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to Agent. Schedule 5.12 further describes any Real Estate with respect to which any Credit Party or any of its Subsidiaries is a lessor, sublessor or assignor as of the Closing Date. As of the Closing Date, each of the Credit Parties and each of its Subsidiaries also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets, including, without limitation, those titled vehicles described in Schedule 5.12 (the "Titled Vehicles"). As of the Closing Date, none of the properties and assets of any Credit Party or any of its Subsidiaries are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Borrower that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances against the properties or assets of any Credit Party or any of its Subsidiaries. Each of the Credit Parties and each of its Subsidiaries has received all deeds, certificates of title, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's or Subsidiary's right, title and interest in and to all such Real Estate and other properties and assets, including, without limitation, the Titled Vehicles.
Schedule 5.12 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate as of the Closing Date. As of the Closing Date, no portion of any Credit Party's or any of its Subsidiaries' Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

         5.13.    Environmental Matters.

                  (a) Except as set forth in Schedule 5.13, as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that could not reasonably be expected to adversely impact the value or marketability of such Real Estate and that could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $100,000 in the aggregate; (ii) no Credit Party and no Subsidiary of a Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of their Real Estate except for such Releases that could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $100,000 in the aggregate; (iii) the Credit Parties and their Subsidiaries are and have been in compliance with all Environmental Laws, except for such noncompliance that could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $100,000 in the aggregate; (iv) the Credit Parties and their Subsidiaries have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $100,000 in the aggregate, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party and no Subsidiary of a Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party or Subsidiary that could reasonably be expected to be in excess of $100,000 in the aggregate, and no Credit Party or Subsidiary of a Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations;
(vi) there is no pending Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $50,000 in the aggregate or injunctive relief against, or that alleges criminal misconduct by any Credit Party or any Subsidiary of a Credit Party; (vii) no notice has been received by any Credit Party or any Subsidiary of a Credit Party identifying any of them as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any of the Credit Parties or their Subsidiaries being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of all existing environmental reports prepared by or on behalf of any Credit Party or in the possession or control of any Credit Party, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any of the Credit Parties or their Subsidiaries.

                  (b) Each Credit Party hereby acknowledges and agrees that Agent (i) is not now in control of any of the Real Estate or environmental affairs of such Credit Party or its Subsidiaries, (ii) to the best of such Credit Party's knowledge, before the possession or control by such Credit Party or its Subsidiaries of such Real Estate or environmental affairs, Agent was not in control of any such Real Estate of environmental affairs and (iii) does not have the capacity through the provisions of the Loan Documents or otherwise to control any Credit Party's or its Subsidiaries' conduct with respect to the ownership, operation or management of any of their Real Estate or compliance with Environmental Laws or Environmental Permits.

         5.14.    ERISA.

                  (a) Schedule 5.14 lists all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form IRS/DOL 5500-series for each such Plan in effect as of the Closing Date have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that could reasonably be expected to cause the loss of such qualification or tax-exempt status. Each Plan other than a Multiemployer Plan, is, and to the knowledge of the Credit Parties each Multiemployer Plan is, in compliance in all material respects, with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23. Neither any Credit Party nor ERISA Affiliate has failed in other than a de minimis respect, to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. Neither any Credit Party nor ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

                  (b) Except as set forth in Schedule 5.14: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan (other than a Multiemployer Plan) or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 404(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the S&P or an equivalent rating by another nationally recognized rating agency.

         5.15. Brokers. No broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith other than under the Management Services Agreements.

         5.16. Deposit and Disbursement Accounts. Schedule 5.16 lists all banks and other financial institutions at which any Credit Party maintains deposit, securities or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

         5.17. Agreements and Other Documents. As of the Closing Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in Schedule 5.17: supply agreements and purchase agreements not terminable by such Credit Party within sixty (60) days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; licenses and permits held by the Credit Parties, the absence of which could reasonably be expected to have a Material Adverse Effect; instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party and any Lien granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

         5.18. Insurance. Schedule 5.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the key business terms of each such policy such as deductibles, coverage limits and term of policy.

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         5.19.    Bank Credit Facility. This Agreement constitutes a "Bank
Credit Facility" under and as such term is defined in the Senior Unsecured Notes Indenture and upon satisfaction of the Prior Lender Obligations, constitutes the sole "Bank Credit Facility" thereunder.

         5.20. Asbestos Litigation. The Asbestos Litigation does not involve products or facilities of Penhall and the relationship of Penhall to any construction site that is the subject of the Asbestos Litigation is solely as a contractor to such construction site.

                                   SECTION 6.

                          DEFAULT, RIGHTS AND REMEDIES

         6.1. Event of Default. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

                  (a) Payment. (1) Failure to pay any installment or other payment of principal of any Loan when due, or to repay Revolving Loans to reduce their balance to the maximum amount of Revolving Loans then permitted to be outstanding or to reimburse any L/C Issuer for any payment made by such L/C Issuer under or in respect of any Letter of Credit when due or (2) failure to pay, within three (3) days after the due date, any interest on any Loan or any other amount due under this Agreement or any of the other Loan Documents; or

                  (b) Default in Other Agreements. (1) Any Credit Party or any of its Subsidiaries fails to pay when due or within any applicable grace period any amount of principal of or any amount of interest on Indebtedness (other than the Loans) or any Contingent Obligations if such Indebtedness or Contingent Obligation is in excess of $100,000 or (2) breach or default of any Credit Party or any of its Subsidiaries, or the occurrence of any condition or event, with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such breach, default or occurrence is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an individual principal amount in excess of $1,000,000 or having an aggregate principal amount in excess of $1,000,000 to become or be declared due prior to their stated maturity; or

                  (c) Breach of Certain Provisions; Breach of Warranty. Failure of any Credit Party to perform or comply with any term or condition contained in that portion of Section 2.2 relating to the Credit Parties' obligation to maintain insurance, Section 2.3, Section 3 or Section 4; or

                  (d) Borrowing Base Certificate; Breach of Warranty. Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than inadvertent, immaterial errors not exceeding $1,000,000 in the aggregate in any Borrowing Base Certificate), or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect (without duplication of materiality qualifiers contained therein) as of the date when made or deemed made; or

                  (e) Other Defaults under Loan Documents. Any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents (other than occurrences described in other provisions of this Section 6.1 for which a different grace or cure period is specified, or for which no cure period is specified and which constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of (1) receipt by Borrower Representative of notice from Agent or Requisite Lenders of such default or (2) actual knowledge of any Borrower or any other Credit Party of such default; or

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

                  (f)      Involuntary Bankruptcy; Appointment of Receiver, Etc.
(1) A court enters a decree or order for relief with respect to any Credit Party in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for forty-five
(45) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against any Credit Party, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, is entered; or (c) a receiver, trustee or other custodian is appointed without the consent of a Credit Party, for all or a substantial part of the property of the Credit Party; or

                  (g)      Voluntary Bankruptcy; Appointment of Receiver, Etc.
(1) any Credit Party commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Credit Party makes any assignment for the benefit of creditors; or (3) the Board of Directors of any Credit Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 6.1(g); or

                  (h) Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process (other than those described elsewhere in this Section 6.1) involving (1) an amount in any individual case in excess of $300,000 or (2) an amount in the aggregate at any time in excess of $700,000 (in either case to the extent not adequately covered by insurance in Agent's sole discretion as to which the insurance company has acknowledged coverage) is entered or filed against one or more of the Credit Parties or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

                  (i) Dissolution. Any order, judgment or decree is entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; or

                  (j) Solvency. Any Credit Party ceases to be Solvent, fails to pay its debts as they become due or admits in writing its present or prospective inability to pay its debts as they become due; or

                  (k) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Credit Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

                  (l) Damage; Casualty. Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of any Credit Party generating more than 10% of the consolidated revenues of Holdings and its Subsidiaries for the Fiscal Year preceding such event and such cessation or curtailment continues for more than 30 days; or

                  (m) Business Activities. Holdings engages in any type of business activity other than the ownership of Stock of Borrowers, ownership of Real Estate, performance of its obligations under the Related Transaction Documents to which it is a party and the Senior Unsecured Notes and Senior Unsecured Notes Indenture.

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

                  (n)      Change of Control. A Change of Control occurs; or

                  (o) Subordinated Indebtedness. The failure of any Credit Party or any creditor of any Borrower or any of its Subsidiaries to comply with the terms of any subordination or intercreditor agreement or any subordination provisions of any note or other document running to the benefit of Agent or Lenders, or if any such document becomes null and void or any party denies further liability under any such document or provides notice to that effect.

         6.2. Suspension or Termination of Commitments. Upon the occurrence of any Default or Event of Default, Agent may, and at the request of Requisite Lenders Agent shall, without notice or demand, immediately suspend or terminate all or any portion of Lenders' obligations to make additional Loans or issue or cause to be issued Letters of Credit under the Revolving Loan Commitment; provided that, in the case of a Default, if the subject condition or event is waived by Requisite Lenders or cured within any applicable grace or cure period, the Revolving Loan Commitment shall be reinstated.

         6.3. Acceleration and Other Remedies. Upon the occurrence of any Event of Default described in Sections 6.1(f) or 6.1(g), the Commitments shall be immediately terminated and all of the Obligations, including the Revolving Loans, shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived (including for purposes of Section 10) by Borrowers, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agent may, and at the request of the Requisite Lenders, Agent shall, by written notice to Borrower Representative (a) reduce the aggregate amount of the Commitments from time to time, (b) declare all or any portion of the Loans and all or any portion of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, (c) terminate all or any portion of the obligations of Agent, L/C Issuers and Lenders to make Revolving Credit Advances and issue Letters of Credit, (d) demand that Borrowers immediately deliver cash to Agent for the benefit of L/C Issuers (and Borrowers shall then immediately so deliver) in an amount equal to 105% of the aggregate outstanding Letter of Credit Obligations and (e) exercise any other remedies which may be available under the Loan Documents or applicable law. Borrowers hereby grant to Agent, for the benefit of L/C Issuers and each Lender with a participation in any Letters of Credit then outstanding, a security interest in such cash collateral to secure all of the Letter of Credit Obligations. Any such cash collateral shall be made available by Agent to L/C Issuers to reimburse L/C Issuers for payments of drafts drawn under such Letters of Credit and any Fees, Charges and expenses of L/C Issuers with respect to such Letters of Credit and the unused portion thereof, after all such Letters of Credit shall have expired or been fully drawn upon, shall be applied to repay any other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon and all Obligations shall have been satisfied and paid in full, the balance, if any, of such cash collateral shall be returned to Borrowers. Borrowers shall from time to time execute and deliver to Agent such further documents and instruments as Agent may request with respect to such cash collateral.

         6.4. Performance by Agent. If any Credit Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Agent may perform or attempt to perform such covenant, duty or agreement on behalf of such Credit Party after the expiration of any cure or grace periods set forth herein. In such event, such Credit Party shall, at the request of Agent, promptly pay any amount reasonably expended by Agent in such performance or attempted performance to Agent, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in Section 1.2(d) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Agent shall not have any liability or responsibility for the performance of any obligation of any Credit Party under this Agreement or any other Loan Document.

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         6.5.     Application of Proceeds. Notwithstanding anything to the
contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrowers irrevocably waive the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrowers, and Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent and (b) in the absence of a specific determination by Agent with respect thereto, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all Fees, costs and expenses incurred by or owing to Agent and any Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to accrued and unpaid interest on the Obligations (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding and fourth to any other obligations of Credit Parties owing to Agent or any Lender under the Loan Documents. Any balance remaining shall be delivered to Borrowers or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

                                   SECTION 7.

                               CONDITIONS TO LOANS

         The obligations of Lenders and L/C Issuers to make Loans and to issue or cause to be issued Letters of Credit are subject to satisfaction of all of the applicable conditions set forth below.

         7.1. Conditions to Initial Loans. The obligations of Lenders and L/C Issuers to make the initial Loans and to issue or cause to be issued Letters of Credit on the Closing Date are, in addition to the conditions precedent specified in Section 7.2, subject to the delivery of all documents listed on, the taking of all actions set forth on and the satisfaction of all other conditions precedent listed in the Closing Checklist attached hereto as Annex C, all in form and substance, or in a manner, satisfactory to Agent and Lenders.

         7.2. Conditions to All Loans. Except as otherwise expressly provided herein, no Lender or L/C Issuer shall be obligated to fund any Advance or incur any Letter of Credit Obligation, if, as of the date thereof (the "Funding Date"):

                  (a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date, and Agent or Requisite Lenders have determined not to make such Advance or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

                  (b) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Agent or Requisite Lenders shall have determined not to make any Advance or incur any Letter of Credit Obligation as a result of that Default or Event of Default; or

                  (c) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), (i) the outstanding amount of the aggregate Revolving Loan would exceed remaining Borrowing Availability (except as provided in Section 1.1(a)(ii)) or (ii) the outstanding amount of the

                                     - 51 -

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Revolving Loan of the applicable Borrower would exceed such Borrower's separate
Borrowing Base less the outstanding amount of the Swing Line Loan to that Borrower.

The request and acceptance by any Borrower of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Credit Parties that the conditions in this Section 7.2 have been satisfied and (ii) a reaffirmation by Borrowers of the cross guaranty provisions set forth in Section 10 and of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

                                   SECTION 8.

                          ASSIGNMENT AND PARTICIPATION

         8.1.     Assignment and Participations.

                  (a) Subject to the terms of this Section 8.1, any Lender may make an assignment to a Qualified Assignee of, or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an "Assignment Agreement" substantially in the form attached hereto as Exhibit 8.1 and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent); (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $5,000,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) require a payment to Agent of an assignment fee of $3,500. Notwithstanding the above, Agent may in its sole and absolute discretion permit any assignment by a Lender to a Person or Persons that are not Qualified Assignees. In the case of an assignment by a Lender under this Section 8.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrowers hereby acknowledge and agree that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender." In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 8.1(a), (a) any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, (b) any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor or pledge such Obligations and rights to trustee for the benefit of its investors and (c) any Lender may assign the Obligations to an Affiliate of such Lender or to a Person that is a Lender prior to the date of such assignment.

                  (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if

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that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.10, 1.11, 8.3 and 9.1, Borrowers acknowledge and agree that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender." Except as set forth in the preceding sentence no Borrower or any other Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

                  (c) Except as expressly provided in this Section 8.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

                  (d) Each Credit Party shall assist each Lender permitted to sell assignments or participations under this Section 8.1 as required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the prompt preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants, all on a timetable established by Agent in its sole discretion. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in Section 5.5. Agent shall maintain, on behalf of Borrowers, in its offices located at 335 Madison Avenue, 12th Floor, New York, New York 10017 a "register" for recording the name, address, commitment and Loans owing to each Lender. The entries in such register shall be presumptive evidence of the amounts due and owing to each Lender in the absence of manifest error. Borrowers, Agent and each Lender may treat each Person whose name is recorded in such register pursuant to the terms hereof as a Lender for all purposes of this Agreement. The register described herein shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice.

                  (e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 9.13.

                  (f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be eligible to demand payment in respect of capital adequacy or similar requirements under Section 1.10(a), to demand increased costs or be entitled not to fund LIBOR Loans under Section 1.10(b), or would subject Credit Parties to increased costs in accordance with Section 1.11.

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         8.2.     Agent.

                  (a) Appointment. Each Lender hereby designates and appoints GE Capital as its Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes Agent to execute and deliver the Collateral Documents and to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in this Section 8.2 and Section 9.2. The provisions of this Section 8.2 are solely for the benefit of Agent and Lenders and neither Borrowers nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrowers or any other Credit Party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees. By signing in the spaces below, the Lenders hereby authorize and direct GE Capital, in its capacity as Agent for the Lenders, to execute and deliver the Collateral Documents.

                  (b) Nature of Duties. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of each Credit Party in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of each Credit Party, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein). If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the Requisite Lenders or Supermajority Revolving Lenders have instructed Agent to act or refrain from acting pursuant hereto.

                  (c) Rights, Exculpation, Etc. Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In no event shall Agent be liable for punitive, special, consequential, incidental, exemplary or other similar damages. In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but neither Agent nor any of its agents or representatives shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Credit Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant. If such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Requisite Lenders, Supermajority Revolving Lenders or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable; and, notwithstanding the instructions of Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable, Agent shall have no obligation to take any action if it believes, in good faith, that such action is deemed to be illegal by Agent or exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with Section 8.2(e).

                  (d) Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, fax or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

                  (e) Indemnification. Lenders will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, but only to the extent that any of the foregoing is not reimbursed by Borrowers; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Agent's gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by the Requisite Lenders, Supermajority Revolving Lenders or such other portion of the Lenders as shall be prescribed by this Agreement until such additional indemnity is furnished. The obligations of Lenders under this Section 8.2(e) shall survive the payment in full of the Obligations and the termination of this Agreement.

                  (f) GE Capital Individually. With respect to its Commitments hereunder, GE Capital shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Requisite Lenders", "Supermajority Revolving Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include GE Capital in its individual capacity as a Lender or one of the Requisite Lenders or Supermajority Revolving Lenders. GE Capital, either directly or through strategic affiliations, may lend money to, acquire equity or other ownership interests in, provide advisory services to and generally engage in any kind of banking, trust or other business with any Credit Party as if it were not acting as Agent pursuant hereto and without any duty to account therefor to Lenders. GE Capital, either directly or through strategic affiliations, may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

                  (g)      Successor Agent.

                           (i)      Resignation. Agent may resign from the
performance of all its agency functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to Borrower Representative and Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (ii) below or as otherwise provided in clause (ii) below.

                           (ii)     Appointment of Successor. Upon any such
notice of resignation pursuant to clause (i) above, Requisite Lenders shall appoint a successor Agent which, unless an Event of Default has occurred and is continuing, shall be reasonably acceptable to Borrowers. If a successor Agent shall not have been so appointed within the thirty (30) Business Day period referred to in clause (i) above, the retiring Agent, upon notice to Borrower Representative, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders appoint a successor Agent as provided above.

                           (iii)    Successor Agent. Upon the acceptance of any
appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation as Agent, the provisions of this Section 8.2 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in its capacity as Agent.

                  (h)      Collateral Matters.

                           (i)      Release of Collateral. Lenders hereby
irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral (x) upon the Termination Date or (y) constituting property being sold or disposed of if Borrowers (or any of them) certify to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry).

                           (ii)     Confirmation of Authority; Execution of
Releases. Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in Section 8.2(h)(i)), each Lender agrees to confirm in writing, upon request by Agent or Borrower Representative, the authority to release any Collateral conferred upon Agent under clauses (x) and (y) of Section 8.2(h)(i). Upon receipt by Agent of any required confirmation from the Requisite Lenders of its authority to release any particular item or types of Collateral, and upon at least ten (10) Business Days' prior written request by Borrower Representative, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent upon such Collateral; provided, however, that (x) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Credit Party, in respect of), all interests retained by any Credit Party, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                           (iii)    Absence of Duty. Agent shall have no
obligation whatsoever to any Lender, L/C Issuer or any other Person to assure that the property covered by the Collateral Documents exists or is owned by Borrowers or any other Credit Party or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Section 8.2(h) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Collateral Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by the Collateral Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders, provided that Agent shall exercise the same care which it would in dealing with loans for its own account.

                  (i) Agency for Perfection. Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent's security interest in assets which, in accordance with the Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such assets to Agent or in accordance with Agent's instructions or transfer control to Agent in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Collateral Document or to realize upon any collateral security for the Loans unless instructed to do so by Agent in writing, it being understood and agreed that such rights and remedies may be exercised only by Agent.

                  (j) Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and Fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower Representative referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Agent will use reasonable efforts to notify each Lender of its receipt of any such notice, unless such notice is with respect to defaults in the payment of principal, interest and fees, in which case Agent will notify each Lender of its receipt of such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Requisite Lenders in accordance with Section 6. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

                  (k) Lender Actions against Collateral. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, with respect to the Loans, against any Borrower or any Credit Party hereunder or under the other Loan Documents or against any of the Real Estate encumbered by Mortgages without the consent of the Required Lenders. With respect to any action by Agent to enforce the rights and remedies of Agent and the Lenders under this Agreement and the other Loan Documents, each Lender hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Notes to Agent to the extent necessary to enforce the rights and remedies of Agent for the benefit of the Lenders under the Mortgages in accordance with the provisions hereof.

         8.3. Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Borrowers at any time or from time to time, with reasonably prompt subsequent notice to Borrower Representative (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices for the account of any Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of any Borrower or any of its Subsidiaries, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Shares. Borrowers agree, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such amount so set off to the Agent for the benefit of all Lenders in accordance with their Pro Rata Shares.

         8.4. Disbursement of Funds. Agent may, on behalf of Lenders, disburse funds to Borrowers for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrowers. If Agent elects to require that each Lender make funds available to Agent prior to a disbursement by Agent to Borrowers, Agent shall advise each Lender by telephone or fax of the amount of such Lender's Pro Rata Share of the Loan requested by Borrower Representative no later than 1:00 p.m. (New York time) on the Funding Date applicable thereto, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account on such Funding Date. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent's demand, Agent shall promptly notify Borrower Representative, and Borrowers shall immediately repay such amount to Agent. Any repayment required pursuant to this Section 8.4 shall be without premium or penalty. Nothing in this Section 8.4 or elsewhere in this Agreement or the other Loan Documents, including the provisions of Section 8.5, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

         8.5.     Disbursements of Advances; Payment.

                  (a)      Advances; Payments.

                           (i)      Revolving Lenders shall refund or
participate in the Swing Line Loan in accordance with clauses (iii) and (iv) of
Section 1.1(c). If the Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of a Revolving Credit Advance is received, by fax, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Section 1.1(e) not later than 3:00 p.m. (New York time) on the requested Funding Date in the case of an Index Rate Loans and not later than 11:00 a.m. (New York time) on the requested Funding Date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to Borrowers as designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

                           (ii)     At least once each calendar week or more
frequently at Agent's election (each, a "Settlement Date"), Agent shall advise each Lender by telephone or fax of the amount of such

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

Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex E or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding shortfall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrowers.

                  (b) Availability of Lender's Pro Rata Share. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each Funding Date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent. Nothing in this Section 8.5(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to Borrowers on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

                  (c)      Return of Payments.

                           (i)      If Agent pays an amount to a Lender under
this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

                           (ii)     If Agent determines at any time that any
amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

                  (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of

"Requisite Lenders" or "Supermajority Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

                  (e) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be liable to any Lender for any failure to do so.

                  (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

                                   SECTION 9.

                                 MISCELLANEOUS

         9.1. Indemnities. Borrowers agree, jointly and severally, to indemnify, pay, and hold Agent, each Lender, each L/C Issuer and their respective officers, directors, employees, agents, and attorneys (the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including all reasonable fees and expenses of counsel to such Indemnitees) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of such Indemnitees being a party to this Agreement or the transactions consummated pursuant to this Agreement or otherwise relating to any of the Related Transactions; provided, that Borrowers shall have no obligation to an Indemnitee hereunder with respect to liabilities to the extent resulting from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrowers agree to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

         9.2.     Amendments and Waivers.

                  (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrowers, and by Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

                  (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition of the Holdings Borrowing Base Certificate, Penhall Borrowing Base, the Bob Mack Borrowing Base or the Penhall Leasing Borrowing Base, or that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts, Eligible Short-Term Rentals, Eligible Parts and Supplies and Eligible Equipment set forth in Exhibits 4.9(e)(i), 4.9(e)(ii), and 4.9(e)(iii) and from Eligible Real Estate set forth in Exhibit 4.9(e)(iv), shall be effective unless the same shall be in writing and signed by Agent, Supermajority Revolving Lenders and Borrowers. No amendment, modification, termination or waiver of or consent

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

with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 7.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrowers.

                  (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender (which action shall be deemed only to affect those Lenders to whom such payments are made); (v) release any Guaranty or, except as otherwise permitted in Section 3.7, release Collateral with a book value exceeding 5% of the book value of all assets in the aggregate in any one
(1) year (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder (which action shall be deemed to directly affect all Lenders); and (vii) amend or waive this Section 9.2 or the definitions of the terms "Requisite Lenders" or "Supermajority Revolving Lenders" insofar as such definitions affect the substance of this Section 9.2 (which action shall be deemed to directly affect all Lenders). Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuers under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or L/C Issuers, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this
Section 9.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

         9.3. Notices. Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (New York Time); (c) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed.

         Notices shall be addressed as follows:

                  If to Borrower Representative:   PENHALL COMPANY
                                                   1801 W. Penhall Way
                                                   Anaheim, California 92801
                                                   ATTN: Chief Financial Officer
                                                   Fax: (714) 778-5638

                  Notice address for service of process:

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

                                               PENHALL COMPANY
                                               933 Ransom Road
                                               Lancaster, New York 14086

                  With a copy to:              DECHERT LLP
                                               4000 Bell Atlantic Tower
                                               1717 Arch Street
                                               Philadephia, Pennsylvania
                                               19103-2793
                                               ATTN: Gary Green
                                               Fax: (215) 994-2222

                  If to Agent or GE Capital:   GENERAL ELECTRIC
                                               CORPORATION
                                               335 Madison Avenue, 12th Floor
                                               New York, New York 10017
                                               ATTN: Penhall Account Officer
                                               Fax: (212) 983-8767

                  With a copy to:              GENERAL ELECTRIC CAPITAL
                                               CORPORATION
                                               201 High Ridge Road
                                               Stamford, Connecticut 06927-5100
                                               ATTN: Corporate Counsel
                                               Corporate Financial Services -
                                               Merchant Banking
                                               Fax: (203) 316-7899

                                               and

                                               GENERAL ELECTRIC CAPITAL
                                               CORPORATION
                                               500 West Monroe Street
                                               Chicago, Illinois 60661
                                               ATTN: Corporate Counsel
                                               Corporate Financial Services -
                                               Merchant Banking
                                               Fax: (312) 441-6876

                  If to a Lender:              To the address set forth on the
                                               signature page hereto or in the
                                               applicable Assignment Agreement

         9.4. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

         9.5. Marshaling; Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Borrowers make payment(s) or Agent enforces its Liens or Agent or any Lender exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

         9.6. Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions of the Loan Documents.

         9.7. Lenders' Obligations Several; Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

         9.8. Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

         9.9. Applicable Law. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS WHICH DOES NOT EXPRESSLY SET FORTH APPLICABLE LAW SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES WHICH SHALL BE DEEMED NOT TO INCLUDE SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

         9.10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrowers may not assign their rights or obligations hereunder without the written consent of all Lenders.

         9.11. No Fiduciary Relationship; Limited Liability. No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to any Credit Party by Agent or any Lender. Each Credit Party agrees that neither Agent nor any Lender shall have liability to such Credit Party (whether sounding in tort, contract or otherwise) for losses suffered by such Credit Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless and to the extent that it is determined that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought as determined by a final non-appealable order by a court of competent jurisdiction. Neither Agent nor any Lender shall have any liability with respect to, and each Credit Party hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by such Credit Party in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.12. Construction. Agent, each Lender, Borrowers and each other Credit Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by Agent, each Lender, Borrowers and each other Credit Party.

         9.13. Confidentiality. Agent and each Lender agree to exercise their best efforts to keep confidential any non-public information delivered pursuant to the Loan Documents and identified as such by Borrowers and not to disclose such information to Persons other than to potential assignees or participants or to Persons employed by or engaged by Agent, a Lender or a Lender's assignees or participants including attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services. The confidentiality provisions contained in this Section 9.13 shall not apply to disclosures (i) required to be made by Agent or any Lender to any regulatory or governmental agency or pursuant to legal process or (ii) consisting of general portfolio information that does not identify Borrowers. The obligations of Agent and Lenders under this Section 9.13 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agent or any Lender prior to the date hereof. Notwithstanding anything herein to the contrary, non-public information shall not include, and each party (and each employee, representative or other agent of such party) may disclose to any and all Persons, without limitation of any kind, any information with respect to the United States federal tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other United States federal tax analyses) that are provided to such party relating to such tax treatment and tax structure. To the extent not inconsistent with the immediately preceding sentence, this authorization does not extend to disclosure of any other information, including without limitation (a) the identities of participants or potential participants in this transaction, (b) the existence or status of any negotiations, or (c) any other term or detail, or portion of any documents or other materials, not related to the tax treatment or tax structure of the transaction.

         9.14. CONSENT TO JURISDICTION. BORROWERS AND CREDIT PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWERS AND CREDIT PARTIES EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS. BORROWERS AND CREDIT PARTIES HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWERS AND CREDIT PARTIES BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER REPRESENTATIVE, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF BORROWERS, CREDIT PARTIES OR ANY OF THEIR AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF BORROWERS OR SUCH CREDIT PARTIES FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). BORROWERS AND CREDIT PARTIES AGREE THAT AGENT'S OR ANY LENDER'S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. BORROWERS AND CREDIT PARTIES IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY AGENT OR ANY LENDER, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER THEIR CONTROL AND RELATING TO THE DISPUTE.

         9.15. WAIVER OF JURY TRIAL. BORROWERS, CREDIT PARTIES, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWERS, CREDIT PARTIES, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWERS, CREDIT PARTIES, AGENT AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

         9.16. Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, issuances of Letters of Credit and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in Sections 1.3(g), 1.9, 1.10, 1.11, 2.5 and 9.1 shall survive the repayment of the Obligations and the termination of this Agreement.

         9.17. Entire Agreement. This Agreement, the Notes and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether oral or written, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. All Exhibits, Schedules and Annexes referred to herein are incorporated in this Agreement by reference and constitute a part of this Agreement.

         9.18. Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

         9.19.    Replacement of Lenders.

                  (a) Within fifteen (15) days after receipt by Borrower Representative of written notice and demand from any Lender for payment pursuant to Section 1.10 or 1.11 or, as provided in this Section 9.19, in the case of certain refusals by any Lender to consent to certain proposed amendments, modifications, terminations or waivers with respect to this Agreement that have been approved by Requisite Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable (any such Lender demanding such payment or refusing to so consent being referred to herein as an "Affected Lender"), Borrowers may, at their option, notify Agent and such Affected Lender of its intention to do one of the following:

                           (i)      Borrowers may obtain, at Borrowers' expense,
a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrowers obtain a Replacement Lender that will purchase all outstanding Obligations owed to such Affected Lender and assume its Commitments hereunder within ninety (90) days following notice of Borrowers' intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of Section 8.1, provided that Borrowers have reimbursed such

Affected Lender for any administrative fee payable pursuant to Section 8.1 and, in any case where such replacement occurs as the result of a demand for payment pursuant to Section 1.10 or 1.11, paid all amounts required to be paid to such Affected Lender pursuant to Section 1.10 or 1.11 through the date of such sale and assignment; or

                           (ii)     Borrowers may, with Agent's consent, prepay
in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Pro Rata Share of the Revolving Loan Commitment, in which case the Revolving Loan Commitment will be reduced by the amount of such Pro Rata Share. Borrowers shall, within ninety (90) days following notice of their intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including, in any case where such prepayment occurs as the result of a demand for payment for increased costs, such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender's obligations under the Revolving Loan Commitment.

                  (b)      In the case of a Non-Funding Lender pursuant to
Section 8.5(a), at Borrower Representative's request, Agent or a Person acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the Loans and Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                  (c) If, in connection with any proposed amendment, modification, waiver or termination pursuant to Section 9.2 (a "Proposed Change"):

                           (i)      requiring the consent of all affected
Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii) and (iii) below being referred to as a "Non-Consenting Lender"),

                           (ii)     requiring the consent of Supermajority
Revolving Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Revolving Lenders is not obtained,

                           (iii)    requiring the consent of Requisite Lenders,
the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained,

then, so long as Agent is not a Non-Consenting Lender, at Borrower Representative's request Agent, or a Person reasonably acceptable to Agent, shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Loans and Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

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

         9.20.    Delivery of Termination Statements and Mortgage Releases.

                  (a) Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnitee asserting any damages, losses or liabilities that are indemnified liabilities hereunder, Agent shall deliver to Borrower Representative termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

                  (b) Upon the disposition of any Collateral in accordance with the terms and conditions provided herein, Agent shall deliver to Borrower Representative termination statements, mortgage releases and other evidence necessary or appropriate to evidence the termination of Liens on such Collateral.

                  (c) In the event that any Credit Party acquires any Equipment and in connection therewith grants a security interest in such Equipment to any Person providing purchase money financing to such Credit Party for such Equipment and such security interest and financing does not contravene any provision of this Agreement and prohibits the Lien of Agent therein, Agent, at the request of such Credit Party shall release its security interest in such Equipment or shall subordinate such Lien (as required by such Person) and shall at the cost and expense of such Credit Party execute such documents as may be necessary to release such Lien of record; provided, however, that upon any such prohibition ceasing to be binding on such Credit Party, the Lien of Agent in such Equipment shall automatically be reinstated and such Credit Party shall immediately notify Agent and shall take all steps as may be necessary to perfect such Lien of Agent within 20 Business Days following such prohibition ceasing to be effective.

         9.21.    Subordination of Intercompany Debt.

                  (a) Each Credit Party hereby agrees that any intercompany Indebtedness or other intercompany payables or receivables, or intercompany advances directly or indirectly made by or owed to such Credit Party by any other Credit Party (collectively, "Intercompany Debt"), of whatever nature at any time outstanding shall be subordinate and subject in right of payment to the prior payment in full in cash of the Obligations. Each Credit Party hereby agrees that it will not, while any Event of Default is continuing, accept any payment, including by offset, on any Intercompany Debt until the Termination Date, in each case, except with the prior written consent of Agent.

                  (b) In the event that any payment on any Intercomapny Debt shall be received by a Credit Party other than as permitted by this Section
9.21 before the Termination Date, such Credit Party shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Agent for the benefit of the Agent and Lenders all such sums to the extent necessary so that Agent and the Lenders shall have been paid in full, in cash, all Obligations owed or which may become owing.

                  (c) Upon any payment or distribution of any assets of any Credit Party of any kind or character, whether in cash, property or securities by set-off, recoupment or otherwise, to creditors in any liquidation or other winding-up of such Credit Party or in the event of any Proceeding, Agent and Lenders shall first be entitled to receive payment in full in cash, in accordance with the terms of the Obligations and of this Agreement, of all amounts payable under or in respect of such Obligations, before any payment or distribution is made on, or in respect of, any Intercompany Debt, in any such Proceeding, any distribution or payment, to which Agent or any Lender would be entitled except for the provisions hereof shall be paid by such Credit Party, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to Agent (for the benefit of Agent and the Lenders) to the extent necessary to pay all such Obligations in full in cash, after giving effect to any concurrent payment or distribution to Agent and Lenders (or to Agent for the benefit of Agent and Lenders).

                                   SECTION 10.

                                 CROSS-GUARANTY

         10.1. Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 10 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 10 shall be absolute and unconditional, irrespective of, and unaffected by:

                  (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

                  (b) the absence of any action to enforce this Agreement (including this Section 10) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

                  (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

                  (d)      the insolvency of any Credit Party; or

                  (e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

         10.2. Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 10 and such waivers, Agent and Lenders would decline to enter into this Agreement.

         10.3. Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 10 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

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

         10.4. Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 10.7, each Borrower hereby expressly and irrevocably waives until the Termination Date any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. Each Borrower acknowledges and agrees that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 10, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this
Section 10.4 and their rights under this Section 10.4 shall survive payment in full of the Obligations. The foregoing waiver shall not be deemed to limit or prohibit the payment of indebtedness or other obligations of any Borrower to any other Borrower or other Person which is incurred in the ordinary course of business and which is otherwise permitted under this Agreement or any other Loan Document.

         10.5. Election of Remedies. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 10. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such public sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 10, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

         10.6. Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this Section 10 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed as of any date of determination the greater of:

                  (a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

                  (b) the amount that could be claimed by Agent and Lenders from such Borrower under this Section 10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 10.7.

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

         10.7.    Contribution with Respect to Guaranty Obligations.

                  (a) To the extent that any Borrower shall make a payment under this Section 10 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

                  (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

                  (c) This Section 10.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 10.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 10.1. Nothing contained in this Section 10.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

                  (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

                  (e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 10.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

         10.8.    Liability Cumulative. The liability of Borrowers under this
Section 10 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

         Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                     PENHALL COMPANY,
                                     as a Borrower

                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

                                     BOB MACK CO., INC.,
                                     as a Borrower

                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

                                     PENHALL LEASING, L.L.C.,
                                     as a Borrower
                                     BY: PENHALL COMPANY, its sole member

                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

                                     PENHALL INTERNATIONAL CORP.,
                                     as a Borrower

                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

                                     PENHALL INVESTMENTS, INC.,
                                     as a Credit Party

                                     By: _______________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

                  [SIGNATURE PAGE TO PENHALL CREDIT AGREEMENT]

                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION,
                                     AS AGENT, AN L/C ISSUER AND A LENDER

                                     By:  ______________________________________
                                     Name:  Paul McDonnell
                                     Title: Vice President

                                     Address: 335 Madison Avenue, 12th Floor
                                              New York, New York 10017
                                              Attn: Penhall Account Officer
                                              Fax: (212) 983-8767

                                     ABA No. 021-001-033
                                     Account Number 502-328-54
                                     Bankers Trust Company
                                     New York, New York
                                     ACCOUNT NAME: GECC/CAF DEPOSITORY
                                     Reference: GE Capital re Penhall - CFN 5134

                  [SIGNATURE PAGE TO PENHALL CREDIT AGREEMENT]

                                     ANNEX A

                                       TO

                                CREDIT AGREEMENT

                                   DEFINITIONS

                  Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

                  "Account Debtor" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

                  "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Holdings or any of its Subsidiaries; (b) changes in accounting principles recommended by Holdings' certified public accountants and implemented by Holdings; and (c) changes in carrying value of any Borrower's or any of its Subsidiaries' assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (SFAS 141, A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Related Transactions or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma.

                  "Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all healthcare insurance receivables, and (f) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

                  "Acquisition Pro Forma" has the meaning ascribed to it in
Section 3.6(b)(ix).

                  "Acquisition Projections" has the meaning ascribed to it in
Section 3.6(b)(ix).

                  "Advances" means any Revolving Credit Advance or Swing Line Advance, as the context may require.

                  "Affected Lender" has the meaning ascribed to it in Section 9.19(a).

                  "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

                  "Agent" means GE Capital in its capacity as Agent for Lenders or its successor appointed pursuant to Section 8.2.

                  "Aggregate Borrowing Base" means as of any date of determination, an amount equal to (i) the sum of the Holdings Borrowing Base, Penhall Borrowing Base, the Penhall Leasing Borrowing Base and the Bob Mack Borrowing Base; less (ii) any Reserves except to the extent already deducted therefrom.

                  "Agreement" means this Credit Agreement (including all schedules, subschedules, annexes and exhibits hereto), as the same may be amended, supplemented, restated or otherwise modified from time to time.

                  "Allocable Amount" has the meaning ascribed to it in Section 10.7.

                  "Applicable L/C Margin" means the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.2(a).

                  "Applicable Margins" means collectively the Applicable L/C Margin, the Applicable Revolver Index Margin and the Applicable Revolver LIBOR Margin.

                  "Applicable Revolver Index Margin" means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to
Section 1.2(a).

                  "Applicable Revolver LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.2(a).

                  "Appraised Forced Liquidation Value" shall mean, at any time, as to any Real Estate owned by Holdings, the appraised forced liquidation value determined most recently at or prior to such time in writing by an independent real estate appraiser mutually agreed upon by Agent and the Credit Parties, such determination to be made using the same basis and or approach to valuation consistent with the approach used in the initial determination.

                  "Appraised Net Orderly Liquidation Value" "shall mean, at any time, as to any Equipment or Parts and Supplies owned by a Borrower, the appraised net orderly liquidation value determined most recently at or prior to such time in writing by an independent appraiser mutually agreed upon by Agent and the Credit Parties, such determination to be made using the same basis and or approach to valuation consistent with the approach used in the initial determination.

                  "Asbestos Litigation" means the complaint filed on January 2, 2003 against Penhall, among others, in the Superior Court of California, County of Orange under the caption Blackford v. Amcord Inc. for personal injuries related to the inhalation of asbestos fibers released by the handling of asbestos containing products during the course of plaintiffs' employment over a period of years on various construction sites.

                  "Asset Disposition" means the disposition whether by sale, lease, transfer, loss, damage, destruction, casualty, condemnation or otherwise of any of the following: (a) any of the Stock or other equity or ownership interest of any of Holdings' Subsidiaries or (b) any or all of the assets of Holdings or any of its Subsidiaries other than sales of Equipment and Parts and Supplies in the ordinary course of business. Without limitation of the foregoing, the term "Asset Disposition" shall include the sale or transfer of property by a Credit Party or a Subsidiary thereof in a Permitted Sale-Leaseback.

                  "Assignment Agreement" has the meaning ascribed to it in
Section 8.1(a).

                  "Banc of America Agreements" means the Note and Security Agreement dated as of March 18, 2002 and the Note and Security Agreement dated as of July 22, 2002, each between Banc of America Leasing & Capital Leasing LLC and Penhall.

                  "Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. or other applicable bankruptcy, insolvency or similar laws.

                  "Bob Mack Borrowing Base" means, as of any date of determination by Agent, from time to time, an amount (calculated in Dollars or, in the case of Accounts or Short-Term Rentals denominated in Canadian Dollars, in the U.S. Dollar Equivalent thereof) equal to the sum at such time of:

                  (a) up to 85% of the net amount of Bob Mack's Eligible Accounts plus Eligible Short-Term Rentals at such time; and

                  (b) up to the lesser of (i) 100% of the net book value of Bob Mack's Eligible Parts and Supplies and Bob Mack's Eligible Equipment or (ii) 85% of the Appraised Net Orderly Liquidation Value of Bob Mack's Eligible Parts and Supplies and Bob Mack's Eligible Equipment; less

                  (c)      such Reserves Agent may have applied thereto.

                  "Bob Mack Promissory Notes" means the non-negotiable Secured Promissory Note dated March 1, 2002 made by Penhall to the order of Bobbie Mack Grinding Co., Inc. in the principal amount of $384,145.23 maturing on March 1, 2004 and the non-negotiable Secured Promissory Note dated March 1, 2002 made by Penhall to the order of Robert Z. McElree and Barbara Jean McElree, as Trustees of the McElree Family Trust, Johnny Mac McElree and Jerry Don McElree in the principal amount of $2,881,089.20 maturing on March 1, 2004.

                  "Borrower" and "Borrowers" have the respective meanings ascribed to them in the preamble to the Agreement.

                  "Borrower Representative" has the meaning ascribed to it in
Section 1.13.

                  "Borrowing Availability" means as of any date of determination
(a) as to all Borrowers, the lesser of (i) the Maximum Amount and (ii) the Aggregate Borrowing Base, in each case, less the sum of the aggregate Revolving Loan (including, without duplication, the outstanding Letter of Credit

Obligations) and Swing Line Loan then outstanding, or (b) as to an individual Borrower, the lesser of (i) the Maximum Amount less the sum of the Revolving Loan (including, without duplication, Letter of Credit Obligations of other Borrowers) and Swing Line Loan outstanding to all other Borrowers and (ii) that Borrower's separate Borrowing Base, less the sum of the Revolving Loan and Swing Line Loan outstanding to that Borrower.

                  "Borrowing Base Certificate" has the meaning ascribed to it in
Section 4.9(e).

                  "BRS" means collectively Bruckmann, Rosser, Sherrill & Co., L.P., a Delaware limited partnership, BRS Partners, LP and BRSE LLP.

                  "BRS Management Services Agreement" means that Management Agreement dated as of August 4, 1998 by and between BRS and Holdings as amended, modified or supplemented from time to time in accordance with its terms.

                  "BRS Related Party" means (1) any stockholder having more than 5% of any class of stock of any entity that comprises BRS, any individual controlling any such stockholder, an immediate family member of any such stockholder (if an individual) or of any such individual and any majority owned Subsidiary, of BRS; or (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority interest of any of the entities that comprise BRS and/or such other Persons referred to in the immediately preceding clause (1).

                  "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of California and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

                  "Canadian Dollars" means lawful currency of Canada.

                  "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

                  "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

                  "Carry Over Amount" has the meaning ascribed to it Section
4.1.

                  "Cash Equivalents" means: (i) marketable securities (A) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (B) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after acquisition thereof and having, at the time of acquisition, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that is at least (A) "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (B) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000, in each case maturing within one year after issuance or acceptance thereof; and (v) shares of any money market mutual or similar funds that (A) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (B) has net assets of not less than $500,000,000 and (C) has the highest rating obtainable from either S&P or Moody's.

                  "Certificate of Exemption" has the meaning ascribed to it in
Section 1.11(c).

                  "CFC" has the meaning ascribed to it in Section 2.8(e).

                  "Change of Control" means any event, transaction or occurrence as a result of which (a) BRS together with any BRS Related Party shall cease to own and control directly or indirectly all of the economic and voting rights associated with ownership of at least fifty-one percent (51%) of all classes of the outstanding Stock of Holdings on a fully diluted basis, (b) Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding Stock of Penhall or (c) Penhall ceases to own and control all of the economic and voting rights associated with all of the outstanding Stock of any of its Subsidiaries.

                  "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including premiums and other amounts owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

                  "Chattel Paper" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

                  "Closing Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex C.

                  "Closing Date" means May 22, 2003.

                  "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

                  "Collateral" means the property covered by the Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations or any portion thereof (excluding (i) the assets of any CFC and (ii) any Stock in excess of 65% of the Stock of any CFC).

                  "Collateral Documents" means the Security Agreement, the Pledge Agreement, the Guaranties, the Mortgages, the Trademark Security Agreements and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations or any portion thereof.

                  "Commitment Termination Date" means the earliest of (a) May 22, 2006, (b) the date of termination of Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 6.3, (c) the date of (i) indefeasible prepayment in full by Borrowers of the Loans, (ii) the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Section 1.5(g), and (iii) the permanent reduction of the Commitments to zero dollars ($0) and (d) the date that the Senior Unsecured Notes become due and payable, whether at stated maturity, by acceleration or otherwise.

                  "Commitments" means (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment as set forth on Annex B to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments, which aggregate commitment shall be fifty million dollars ($50,000,000) on the Closing Date, as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

                  "Compliance Certificate" has the meaning ascribed to it in
Section 4.9(l).

                  "Company Management Services Agreement" means that Management Services Agreement dated as of January 1, 2002 by and between Penhall and Penhall Leasing, as amended, modified or supplemented from time to time in accordance with its terms.

                  "Consolidated Net Income" has the meaning ascribed to it in
Section 4.3 of Schedule 1 to Exhibit 4.9(l).

                  "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of that Person: (i) with respect to Guaranteed Indebtedness and with respect to any Indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, (iv) any agreement, contract or transaction involving commodity options or future contracts, (v) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or (vi) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

                  "Contractual Obligations" means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including the Related Transactions Documents.

                  "Control Agreements" means tri-party deposit account, securities account or commodities account control agreements by and among the applicable Credit Party, Agent and the depository, securities intermediary or commodities intermediary, and each in form and substance satisfactory in all respects to Agent and in any event providing to Agent "control" of such deposit account, securities account or commodities account within the meaning of Articles 8 and 9 of the Code.

                  "Copyright License" means any and all rights nor owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

                  "Copyright Security Agreements" means the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party, in each case as amended, modified or supplemented from time to time.

                  "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (b) all reissues, extensions or renewals thereof.

                  "Credit Parties" means Holdings, Borrowers, and each of their respective Subsidiaries and each other Person who executes this Agreement as a "Credit Party" or a Guaranty or who grants a Lien on all or part of its assets to secure all of part of the Obligations.

                  "Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

                  "Default Rate" has the meaning ascribed to it in Section
1.2(d).

                  "Disbursement Account" has the meaning ascribed to it in
Section 1.1(e).

                  "Disclosure Schedules" means the Schedules prepared by Credit Parties and denominated as Schedules 2.7 through 5.18 in the index to the Agreement.

                  "Division 40" means Penhall's Division 40 Highway Services division, the customer base of which is comprised primarily of state departments of transportation or general contractors performing work for state departments of transportation.

                  "Documents" means any "document," as such term is defined in the Code, including electronic documents, now owned or hereafter acquired by any Credit Party, wherever located.

                  "Dollars" or "$" means lawful currency of the United States of America.

                  "Dollar Utilization of Equipment Ratio" has the meaning ascribed to it in Schedule 1 to Exhibit 4.9(l).

                  "EBITDA" has the meaning ascribed to it in Section 4.3 of
Schedule 1 to Exhibit 4.9(l).

                  "Eligible Accounts" has the meaning ascribed to it in Schedule 1 to Exhibit 4.9(e)(i), Exhibit 4.9(e)(ii) or Exhibit 4.9(e)(iii), as applicable.

                  "Eligible Equipment" has the meaning ascribed to it in
Schedule 1 to Exhibit 4.9(e)(i), Exhibit 4.9(e)(ii) or Exhibit 4.9(e)(iii), as applicable.

                  "Eligible Parts and Supplies" has the meaning ascribed to it in Schedule 1 to Exhibit 4.9(e)(i), Exhibit 4.9(e)(ii) or Exhibit 4.9(e)(iii), as applicable.

                  "Eligible Real Estate" has the meaning ascribed to it in
Schedule 1 to Exhibit 4.9(e)(iv).

                  "Eligible Short-Term Rentals" has the meaning ascribed to it in Schedule 1 to Exhibit 4.9(e)(i), Exhibit 4.9(e)(ii) or Exhibit 4.9(e)(iii), as applicable.

                  "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, enforceable standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.); the Clean Air Act (42 U.S.C. Sections 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C.Sections 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes relating to environmental matters.

                  "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

                  "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

                  "Equipment" means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

                  "ERISA Affiliate" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b),
(c), (m) or (o) of the IRC.

                  "ERISA Event" means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days;
(g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

                  "ESOP" means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

                  "Event of Default" has the meaning ascribed to it in Section 6.1.

                  "Fair Labor Standards Act" means the Fair Labor Standards Act, 29 U.S.C. Section 201 et seq.

                  "Federal Funds Rate" means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                  "Fees" means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

                  "Financial Statements" means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Holdings and its Subsidiaries delivered in accordance with Section 4.9.

                  "Fiscal Month" means any of the monthly accounting periods of Holdings.

                  "Fiscal Quarter" means any of the quarterly accounting periods of Holdings, ending on March 31, June 30, September 30 and December 31 of each year.

                  "Fiscal Year" means any of the annual accounting periods of Holdings ending on June 30 of each year.

                  "Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

                  "Foreign Lender" has the meaning ascribed to it in Section 1.11(c).

                  "Funded Debt" means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations (including Letter of Credit Obligations) and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

                  "Funding Date" has the meaning ascribed to it in Section 7.2.

                  "GAAP" means generally accepted accounting principles in the United States of America, consistently applied.

                  "GE Capital" has the meaning ascribed to it in the Preamble.

                  "GE Capital Fee Letter" has the meaning ascribed to it in
Section 1.3(a).

                  "General Intangibles" means "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contractual Obligation, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

                  "Goods" means any "goods," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranteed Indebtedness" means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

                  "Guaranties" means, collectively, the Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

                  "Guarantor Payment" has the meaning ascribed to it on Section 10.7.

                  "Guarantors" means Holdings, and each Subsidiary of each Borrower that is not a Borrower under this Agreement and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

                  "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

                  "Holdings" has the meaning ascribed thereto in the recitals to the Agreement.

                  "Holdings Borrowing Base" means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

                  (a) up to 50% of the Appraised Forced Liquidation Value of Holdings' owned Real Estate; less

                  (b)      such Reserves as Agent may have applied thereto.

                  "Indebtedness" means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (i) "earnouts" and similar payment obligations, and (j) the Obligations.

                  "Indemnitees" has the meaning ascribed to it in Section 9.1.

                  "Index Rate" means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

                  "Index Rate Loan" means a Loan or portion thereof bearing interest by reference to the Index Rate.

                  "Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Intellectual Property" means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

                  "Intercompany Debt" has the meaning ascribed to it in Section 9.21.

                  "Intercompany Notes" has the meaning ascribed to it in Section 3.1.

                  "Interest Coverage Ratio" has the meaning ascribed to it in
Section 4.5 of Schedule 1 to Exhibit 4.9(l).

                  "Interest Expense" has the meaning ascribed to it in Section
4.4 of Schedule 1 to Exhibit 4.9(l).

                  "Interest Payment Date" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

                  "Inventory" means any "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

                  "Investment" means (i) any direct or indirect purchase or other acquisition by Borrowers or any of their Subsidiaries of any Stock, or other ownership interest in, any other Person, and (ii) any direct or indirect loan, advance or capital contribution by Borrowers or any of their Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

                  "Investment Property" means all "investment property," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including: (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party;
(iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

                  "IRS" means the Internal Revenue Service.

                  "L/C Issuer" means GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion, in such Person's capacity as an issuer of Letters of Credit hereunder.

                  "L/C Sublimit" has the meaning ascribed to it in Section
1.1(d).

                  "Lenders" means GE Capital, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

                  "Letters of Credit" means documentary or standby letters of credit issued for the account of Borrowers by L/C Issuers, and bankers' acceptances issued by Borrowers, for which Agent and Lenders have incurred Letter of Credit Obligations.

                  "Letter of Credit Fee" has the meaning ascribed to it in
Section 1.3(d).

                  "Letter of Credit Obligations" means all outstanding obligations incurred by Agent and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of any Letters of Credit by any L/C Issuer or the purchase of a participation as set forth in Section 1.1(d) with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent and Lenders thereupon or pursuant thereto.

                  "Leverage Ratio" has the meaning ascribed to it in Section 4.6 of Schedule 1 to Exhibit 4.9(l).

                  "LIBOR Breakage Fee" means an amount equal to the amount of any losses, expenses, liabilities (including, without limitation, any loss (including interest paid) and lost opportunity cost in connection with the re-employment of such funds) that any Lender may sustain as a result of (i) any default by any Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower Representative's delivery to Agent of any LIBOR Loan request in respect thereof or (ii) any payment of a LIBOR Loan on any day that is not the last day of the LIBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise). For purposes of calculating amounts payable to a Lender under Section 1.3(e), each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having a maturity and repricing characteristics comparable to the relevant LIBOR Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under Section 1.3(e).

                  "LIBOR Business Day" means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

                  "LIBOR Loans" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

                  "LIBOR Period" means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower Representative's irrevocable notice to Agent as set forth in Section 1.2(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

                  (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

                  (b) any LIBOR Period that would otherwise extend beyond the date set forth in clause (a) of the definition of "Commitment Termination Date" shall end two (2) LIBOR Business Days prior to such date;

                  (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

                  (d) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

                  (e) Borrower Representative shall select LIBOR Periods so that there shall be no more than 8 separate LIBOR Loans in existence at any one time.

                  "LIBOR Rate" means for each LIBOR Period, a rate of interest determined by Agent equal to:

                  (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

                  (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

                  If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be available to Agent.

                  "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

                  "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

                  "Litigation" has the meaning ascribed to it in Section 4.9(j).

                  "Loan Account" as the meaning ascribed to it in Section 1.9.

                  "Loan Documents" means the Agreement, the Notes, the Collateral Documents, the GE Capital Fee Letter and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

                  "Loans" means the Revolving Loan.

                  "Management Services Agreements" means the BRS Management Services Agreement and the Company Management Services Agreement.

                  "Master Documentary Agreement" has the meaning ascribed to it in Annex C.

                  "Master Standby Agreement" has the meaning ascribed to it in Annex C.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or financial or other condition of the Credit Parties considered as a whole, (b) Borrowers' ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

                  "Maximum Amount" means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

                  "Maximum Lawful Rate" has the meaning ascribed to it in
Section 1.2(f).

                  "Moody's" means Moody's Investor's Services, Inc.

                  "Mortgages" means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent on behalf of itself and Lenders with respect to the Real Estate, in each case as amended, modified or supplemented from time to time.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "Net Proceeds" means (i) cash proceeds received by Credit Parties or any of their Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), and from all sales of Equipment or Parts and Supplies, in each case, net of (a) the costs of such Asset Disposition (including taxes attributable to such sale, lease or transfer) and (b) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed, and (ii) cash proceeds attributable to any working capital, earnings, balance sheet or similar adjustment under the Acquisition Agreement.

                  "Non-Consenting Lender" has the meaning ascribed to it in
Section 9.19(c).

                  "Non-Funding Lender" has the meaning ascribed to it in Section 8.5(a).

                  "Notes" means, collectively, the Revolving Notes and the Swing Line Note.

                  "Notice of Conversion/Continuation" has the meaning ascribed to it in Section 1.2(e).

                  "Notice of Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a).

                  "Obligations" means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable), including obligations pursuant to Letter of Credit Obligations, owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

                  "Other Lender" has the meaning ascribed to it in Section
8.5(d).

                  "Other Taxes" has the meaning ascribed to it in Section
1.11(d).

                  "Overadvance" has the meaning ascribed to it in Section
1.1(a).

                  "Parts and Property Capital Expenditures" has the meaning ascribed to it in Section 4.1 of Schedule 1 to Exhibit 4.9(l).

                  "Parts and Supplies" means as to any of Penhall, Bob Mack or Penhall Leasing, its fuel, diamond blades and diamond grinders used by such Borrower in conjunction with such Borrower's Equipment in the ordinary course of business.

                  "Patent License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

                  "Patent Security Agreements" means the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party, in each case as amended, modified or supplemented from time to time.

                  "Patents" means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Penhall Borrowing Base" means, as of any date of determination by Agent, from time to time, an amount (calculated in Dollars or, in the case of Accounts or Short-Term Rentals denominated in Canadian Dollars, in the U.S. Dollar Equivalent thereof) equal to the sum at such time of:

                  (a) up to 85% of the net amount of Penhall's Eligible Accounts plus Eligible Short-Term Rentals at such time; and

                  (b) up to the lesser of (i) 100% of the net book value of Penhall's Eligible Parts and Supplies and Penhall's Eligible Equipment or (ii) 85% of the Appraised Net Orderly Liquidation Value of Penhall's Eligible Parts and Supplies and Penhall's Eligible Equipment; less

                  (c)      any Reserves Agent may have applied thereto.

                  "Penhall Leasing Borrowing Base" means, as of any date of determination by Agent, from time to time, an amount (calculated in Dollars or, in the case of Accounts or Short-Term Rentals denominated in Canadian Dollars, in the U.S. Dollar Equivalent thereof) equal to the sum at such time of:

                  (a) up to 85% of the net amount of Penhall Leasing's Eligible Accounts plus Eligible Short-Term Rentals at such time; and

                  (b) up to the lesser of (i) 100% of the net book value of Penhall Leasings's Eligible Parts and Supplies and Penhall Leasing's Eligible Equipment or (ii) 85% of the Appraised Net Orderly Liquidation Value of Penhall Leasing's Eligible Parts and Supplies and Penhall Leasing's Eligible Equipment; less

                  (c)      such Reserves as Agent may have applied thereto.

                  "Pension Plan" means a Plan described in Section 3(2) of ERISA.

                  "Permitted Acquisition" has the meaning ascribed to it in
Section 3.6(b).

                  "Permitted Encumbrances" means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges (i) not yet due and payable or (ii) due and payable but being contested in a manner consistent with
Section 2.1 so long as such Lien is not being enforced and does not (except in the case of Liens on Real Estate) have priority over any Lien of Agent; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $500,000 at any time, so long as such Liens attach only to Equipment or Parts and Supplies; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 6.1; (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate or are declared on the title reports delivered on behalf of the Credit Parties pursuant to the Loan Documents; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders; (j) Liens existing on the date hereof and renewal, and extensions thereof which Liens are set forth on Schedule 3.2; (k) Liens securing Indebtedness permitted by Section 3.1(f) and Section 3.1(g) and Indebtedness under the Banc of America Agreements, provided that the Liens attach only to the assets financed by such Indebtedness and (l) Liens on assets acquired from a seller in a Permitted Acquisition and securing Indebtedness held by such seller and permitted by clause (b)(iv)(B) of the definition of "Permitted Acquisition".

                  "Permitted Sale-Leaseback" means any sale of real property (with or without improvements thereon) by Holdings to a Person who is not an Affiliate of Holdings and the entering into by Holdings as lessee of a lease of such real property (and, if included in such transfer) the improvements thereon so long as (i) the consideration received by Holdings for such sale is at least equal to the fair market value of such real property (and any included improvements thereon), (ii) the sole consideration received for such sale is cash, (iii) the Net Proceeds of such sale are applied as required by Section 1.5(c), (iv) such lease is on current market terms for the area in which such real property is located as reasonably determined by the Borrowers, (v) after giving effect to such sale and lease and the repayment of Indebtedness with the proceeds of such sale, Borrowers are in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended Fiscal Quarter for which information is available and are in compliance with all other terms and conditions of this Agreement and (vi) no Default or Event of Default then exists or would result from such sale or lease.

                  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Plan" means, at any time, an "employee benefit plan," as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

                  "Pledge Agreement" means the Pledge Agreement of even date herewith entered into by and among Agent, on behalf of itself and Lenders, Holdings and Penhall, as amended, modified or supplemented from time to time.

                  "Prior Lenders" means the holders of the Prior Lender Obligations.

                  "Prior Lender Obligations" means the obligations under the Credit Agreement, dated as of August 4, 1998, among Holdings, the other persons designated as "Credit Parties" on the signature pages thereof, Bankers Trust Company as administrative agent, Credit Suisse First Boston as syndication agent and the financial institutions party thereto from time to time as lenders.

                  "Pro Forma" means the unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries prepared in accordance with GAAP as of the Closing Date after giving effect to the Related Transactions. The Pro Forma is annexed hereto as Annex D.

                  "Pro Rata Share" means with respect to all matters relating to any Lender (a) with respect to the Revolving Loans prior to the Commitment Termination Date, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, and (b) with respect to the Revolving Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by
(ii) the outstanding principal balance of the Loans held by all Lenders, as such percentages may be adjusted by assignments pursuant to Section 8.1.

                  "Projections" means Holdings' forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division-by-division basis, if applicable, and otherwise consistent with the historical Financial Statements of Holdings, together with appropriate supporting details and a statement of underlying assumptions.

                  "Proposed Change" has the meaning ascribed to it in Section 9.19(c).

                  "Qualified Assignee" means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes; provided that no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee and no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

                  "Qualified Plan" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

                  "Real Estate" has the meaning ascribed to it in Section 5.12.

                  "Refinancing" means the repayment in full by Borrowers of the Prior Lender Obligations on the Closing Date.

                  "Refunded Swing Line Loan" has the meaning ascribed to it in
Section 1.1(c)(iii).

                  "Related Transactions" means the initial borrowing under the Revolving Loan on the Closing Date, the Refinancing, the payment of all Fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

                  "Related Transactions Documents" means the Loan Documents, the documents evidencing, creating or governing the Refinancing, and all other agreements or instruments executed in connection with the Related Transactions.

                  "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

                  "Replacement Lender" has the meaning ascribed to it in Section 9.19(a).

                  "Requisite Lenders" means Lenders having (a) more than 50% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 50% of the aggregate outstanding amount of the Loans.

                  "Reserves" means, with respect to each Borrowing Base (a) reserves established by Agent from time to time against Eligible Accounts, Eligible Short-Term Rentals, Eligible Parts and Supplies, Eligible Equipment and Eligible Real Estate pursuant to Exhibits 4.9(e)(i), 4.9(e)(ii), 4.9(e)(iii) and/or 4.9(e)(iv) and (b) such other reserves against Eligible Accounts, Eligible Short-Term Rentals, Eligible Parts and Supplies, Eligible Equipment, Eligible Real Estate or Borrowing Availability that Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent's credit judgment.

                  "Restricted Payment" means, with respect to any Credit Party
(a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Credit Party; and (g) any payment of management fees (or other fees of a similar nature) or out-of-pocket expenses in connection therewith by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

                  "Retiree Welfare Plan" means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

                  "Revolving Credit Advance" has the meaning ascribed to it in
Section 1.1(a).

                  "Revolving Lenders" means those Lenders having a Revolving Loan Commitment.

                  "Revolving Loan(s)" means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrowers (including Swing Line Advances) plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

                  "Revolving Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of Revolving Credit Advances or incur its Pro Rata Share of Letter of Credit Obligations (including, in the case of the Swing Line Lender, its commitment to make Swing Line Advances as a portion of its Revolving Loan Commitment) as set forth on Annex B or in the most recent Assignment Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Revolving Credit Advances (including, in the case of the Swing Line Lender, Swing Line Advances) or incur Letter of Credit Obligations, which aggregate commitment shall be fifty million dollars ($50,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

                  "Revolving Notes" has the meaning ascribed to it in Section 1.1(a).

                  "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

                  "Security Agreement" means the Security Agreement of even date herewith entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto, as amended, modified or supplemented from time to time.

                  "Senior Unsecured Notes" means those certain 12% Senior Unsecured Notes due 2006 issued by Holdings pursuant to the Senior Unsecured Notes Indenture in an aggregate original principal amount of $100,000,000.

                  "Senior Unsecured Notes Indenture" means the Indenture, dated August 1, 1998, between Penhall International Corporation (as successor to Penhall Acquisition Corp.) and United States Trust Company, as Trustee, as supplemented through the Closing Date.

                  "Settlement Date" has the meaning ascribed to it in Section 8.5(a)(ii).

                  "Short-Term Rentals" means rental payments due to any Borrower from the rental of tools and like property leased by such Borrower as lessor under leases of not more than one year's duration.

                  "Software" means all "software" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

                  "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

                  "Statement" has the meaning ascribed to it in Section 4.9(c).

                  "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

                  "Stockholder" means, with respect to any Person, each holder of Stock of such Person.

                  "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Holdings.

                  "Subsidiary Guaranty" means the Subsidiary Guaranty of even date herewith executed by Penhall Investments in favor of Agent, on behalf of itself and Lenders, as amended, modified or supplemented from time to time.

                  "Supermajority Revolving Lenders" means Lenders having (a) 80% or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, 80% or more of the aggregate outstanding amount of the Revolving Loan (with the Swing Line Loan being attributed to the Lender making such Loan).

                  "Swing Line Advance" has the meaning ascribed to it in Section 1.1(c).

                  "Swing Line Availability" has the meaning ascribed to it in
Section 1.1(c).

                  "Swing Line Commitment" means the commitment of the Swing Line Lender to make Swing Line Advances as set forth on Annex B to the Agreement, which commitment constitutes a subfacility of the Revolving Loan Commitment of the Swing Line Lender.

                  "Swing Line Lender" means GE Capital.

                  "Swing Line Loan" means at any time, the aggregate amount of Swing Line Advances outstanding to Borrowers.

                  "Swing Line Note" has the meaning ascribed to it in Section 1.1(c).

                  "Tangible Assets" means with regard to Holdings and its consolidated Subsidiaries, all tangible assets of Holdings and its consolidated Subsidiaries as of any date of determination calculated in accordance with GAAP.

                  "Target" has the meaning ascribed to it in Section 3.6(b).

                  "Taxes" has the meaning ascribed to it in Section 1.11(a).

                  "Termination Date" means the date on which (a) the Loans have been repaid in full in cash, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized in the amount set forth in
Section 1.5(g), cancelled or backed by standby letters of credit acceptable to Agent and (d) no Borrower shall have any further right to borrow any monies under the Agreement.

                  "Title IV Plan" means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Trademark Security Agreements" means the Trademark Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party, in each case, as amended, modified or supplemented from time to time.

                  "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

                  "Trademarks" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, internet domain names, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

                  "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

                  "U.S. Dollar Equivalent" means as to Accounts and Short-Term Rentals denominated in Canadian Dollars, the amount reflected in U.S. Dollars on the balance sheet of Holdings and its Subsidiaries most recently delivered to Agent in accordance with Section 4.9 for such Accounts and Short-Term Rentals on such balance sheet.

                  "Welfare Plan" means a Plan described in Section 3(1) of ERISA.

                  Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth or referred to in this Annex A. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

                  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                 ANNEX B (FROM ANNEX A - COMMITMENTS DEFINITION)
                                       to
                                CREDIT AGREEMENT

                     PRO RATA SHARES AND COMMITMENT AMOUNTS

                                                        Lender(s)

Revolving Loan Commitment
(including a Swing Line
Commitment of $5,000,000) of
$50,000,000                                 General Electric Capital Corporation

                                     ANNEX C

                                       TO

                                CREDIT AGREEMENT

                                CLOSING CHECKLIST

                       PART 1: FINANCIAL CLOSING CHECKLIST

A.       DOCUMENTS

1. Credit Agreement: This Agreement or counterparts hereof shall have been duly executed by, and delivered to, each Credit Party, Agent and Lenders.

2. Revolving Notes and Swing Line Notes: Duly executed originals of the Revolving Notes and the Swing Line Notes for each applicable Lender, dated the Closing Date, if requested by the respective Lenders shall have been delivered to Agent.

3. Master Agreement for Documentary Letters of Credit: Duly executed original of the Master Agreement for Documentary Letters of Credit, dated as of the Closing Date, shall have been delivered to the Agent (as amended, modified or supplemented from time to time, the "Master Documentary Agreement").

4. Master Agreement for Standby Letters of Credit: Duly executed original of the Master Agreement for Standby Letters of Credit, dated as of the Closing Date, shall have been delivered to the Agent (as amended, modified or supplemented from time to time, the "Master Standby Agreement").

5. Subsidiary Guaranty: Duly executed originals of the Guaranty from each Subsidiary of Holdings dated the Closing Date, and all documents, instruments and agreements executed pursuant thereto shall have been delivered to Agent.

6. Security Agreement: Duly executed originals of the Security Agreement executed by each Credit Party, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto shall have been delivered to Agent.

7. Pledge Agreement: Duly executed originals of the Pledge Agreement accompanied by (as applicable) share certificates representing all of the outstanding Stock being pledged pursuant to the Pledge Agreement and stock powers for such share certificates executed in blank, and duly executed control letters from each of the Credit Parties that is a limited partnership or a limited liability company in form and substance satisfactory to Agent shall have been delivered to Agent.

8. Mortgages: Duly executed originals of the Mortgages executed by each Credit Party, as applicable, shall have been delivered to Agent along with all related documents and opinions listed in Annex C-1.

9. Insurance: Satisfactory evidence shall have been delivered to Agent that the insurance policies required by Section 2.2 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders.

10. Assignment of Business Interruption Insurance: A duly executed assignment of business interruption insurance policy to Agent in form and substance reasonably satisfactory to Agent, obtaining the insurer's consent thereto.

11.      Security Interests and Code Filings.

         (a) Evidence satisfactory to Agent shall have been delivered to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents (including submitting for reissuance (within 10 days after the Closing Date) with the appropriate state motor vehicle office motor vehicle title certificates owned by such Credit Party with Agent's Lien noted thereon) under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to Permitted Encumbrances.

         (b) UCC-3 or other appropriate termination statements and payoff letters, each in form and substance reasonably satisfactory to Agent, releasing all liens on the Collateral of each Credit Party shall have been delivered to Agent, as well as termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of any creditors other than Lenders.

12. Intellectual Property Security Agreements: Duly executed originals of Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements, each dated the Closing Date and signed by each Credit Party that owns Trademarks, Copyrights and/or Patents as applicable, all in form and substance reasonably satisfactory to Agent, together will instruments, documents and agreements executed pursuant thereto shall have been delivered to Agent.

13. Lockbox Account Agreements and Blocked Account Agreements: Duly executed originals of tri-party lockbox account agreements and blocked account agreements in form and substance reasonably satisfactory to Agent shall have been delivered to Agent with respect to all bank accounts of the Credit Parties and creating lockboxes and lockbox accounts as required by Section 2.10.

14. Certificate of Formation and Good Standing: For each Credit Party, (a) its articles or certificate of incorporation or certificate of formation, as applicable, and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation or formation, as applicable, and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority shall have been delivered to Agent.

15. By-laws and Resolutions: For each Credit Party, (a) its by-laws or operating agreement, as applicable, together with all amendments thereto and (b) resolutions of such Person's Board of Directors or Board of Members, as applicable, approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's secretary or an assistant secretary as being in full force and effect without any modification or amendment shall have been delivered to Agent.

16. Incumbency Certificates: For each Credit Party, signature and incumbency certificates of the officers of such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's secretary or an assistant secretary as being true, accurate, correct and complete shall have been delivered to Agent.

17. Opinions of Counsel: Duly executed originals of an opinion of Dechert LLP ("Dechert"), special New York counsel for the Credit Parties, duly executed originals of an opinion of Cox Castle & Nicholson special California counsel for the Credit Parties and duly executed originals of an opinion of Lewis & Roca LLP, special Arizona counsel for the Credit Parties, each dated the Closing Date, shall have been delivered to Agent.

18. Accountants' Letter: A letter from the Credit Parties to the independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agent and Lenders in accordance with Section 2.3 and acknowledging Lenders' reliance on the auditor's certification of past and future Financial Statements shall have been delivered to Agent.

19. Fee Letter: Duly executed originals of the Fee Letter in form and substance satisfactory to GE Capital shall have been delivered to Agent.

20. Officer's Certificate: Duly executed originals of a certificate of an authorized officer of each Credit Party, dated the Closing Date, stating that, since June 30, 2002 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the assets, liabilities, properties, prospects or condition, financial or otherwise of any Credit party; (c) no Litigation has been commenced against such Credit Party which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Holdings, Borrower or any of their Subsidiaries and (f) Funded Debt (and letters of credit) of Holdings and its Subsidiaries on a consolidated basis, after giving effect to the initial fundings and issuances of Letters of Credit under the Credit Agreement and the application of proceeds thereof, does not exceed $135,900,000 and that the Leverage Ratio (calculated on a pro forma basis as though the Closing Date occurred on the last day of the most recently completed period of four Fiscal Quarters of Holdings) is not more than 2.35:1.00.

21. Waivers: Landlord's waivers and consents, bailee letters and mortgagee agreements in form and substance reasonably satisfactory to Agent, in each case as required pursuant to Section 2.6 shall have been delivered to Agent.

22. Environmental Reports: Agent shall have received such environmental review and audit reports with respect to the Real Estate of any Credit Party as Agent shall have requested, and Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports. Any environmental review and audit reports requested by Agent shall have been prepared by a nationally recognized environmental engineering firm acceptable to Agent and shall have been delivered to Agent at least ten (10) days prior to the Closing Date.

23. Audited Financials; Financial Condition: The Financial Statements, Projections and other materials set forth in Section 5.5, all certified by an authorized officer of Holdings shall have been delivered to Agent. Agent shall have further received a certificate of an authorized officer of each Credit Party to the effect that (a) such Credit Party will be Solvent upon the consummation of the transactions contemplated herein; (b) the Projections are based upon estimates and assumptions stated therein, all of which such Credit Party believes to be reasonable and fair in light of current conditions and current facts known to such Credit Party and, as of the Closing Date, reflect such Credit Party's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; and (c) containing such other statements with respect to the solvency of such Credit Party and matters related thereto as Agent shall request.

24. Approvals: Copies of any third-party, Governmental Authority or other regulatory approvals and consents necessary to consummate the Loan Documents shall have been delivered to Agent.

25. Closing Covenants: Agent shall have received evidence satisfactory to it that Funded Debt (and letters of credit) of Holdings and its Subsidiaries on a consolidated basis, after giving effect to the initial fundings and issuances of Letters of Credit under the Credit Agreement and the application of proceeds thereof, does not exceed $135,900,000 and that the Leverage Ratio (calculated on a pro forma basis as though the Closing Date occurred on the last day of the most recently completed period of four Fiscal Quarters of Holdings) is not more than 2.35:1.00.

26. Pro Forma: Copies of the Pro Forma in form and substance satisfactory to Agent.

27. Evidence of Retirement of Prior Lender Obligations: Agent shall have received payoff letters from the Prior Lenders, each in form and substance reasonably satisfactory to Agent, as to the Prior Lender Obligations.

28. Tax Forms: Borrower Representative and Agent shall have received a properly completed and executed IRS Form W-9, W-8BEN or W-8ECI (whichever is applicable) or other applicable form, certificate or document from each Lender.

29. Other Documents: Agent shall have received such other certificates, documents and agreements respecting any Credit Party as Agent may, in its sole discretion, request.

B.       NON-DOCUMENTARY CONDITIONS

1. Payment of Fees: Borrower shall have paid the Fees required to be paid on the Closing Date, including but not limited to such Fees specified in the Fee Letter.

2. Capital Structure; Other Indebtedness: The organizational documents, terms of equity interests, capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be reasonably acceptable to Agent.

3. Due Diligence: Agent shall have completed its business, legal and environmental due diligence with results reasonably satisfactory to Agent.

4. Borrowing Availability: The Revolving Credit Advance made, together with all Letters of Credit issued, on the Closing Date shall not exceed $30,000,000 and after giving effect to any Revolving Credit Advance made, and Letters of Credit issued, on the Closing Date, Borrowers shall have Borrowing Availability of at least $20,000,000.

5. Retirement of Prior Lender Obligations: Holdings shall have paid and satisfied in full the Prior Lender Obligations.

6. Other Requirements: Such other requirements of any Credit Party as Agent may, in its sole discretion, request.

                      PART 2: REAL ESTATE CLOSING CHECKLIST

A.       CLOSING DOCUMENTS TO BE PREPARED BY AGENT'S COUNSEL

1.       Deed of Trust to encumber 1801 Penhall Way, Anaheim, California.

2. Assignment of Leases and Rents to encumber 1801 Penhall Way, Anaheim, California.

3. UCC-1 Fixture Filing relating to 1801 Penhall Way, Anaheim, California, to be filed with Orange County.

4.       Deed of Trust to encumber 5775 Eastgate Drive, San Diego, California.

5. Assignment of Leases and Rents to encumber 5775 Eastgate Drive, San Diego, California.

6. UCC-1 Fixture Filing relating to 5775 Eastgate Drive, San Diego, CA, to be filed with San Diego County.

7.       Deed of Trust to encumber 554 Dawson Drive, Camarillo, California.

8. Assignment of Leases and Rents to encumber 554 Dawson Drive, Camarillo, California.

9. UCC-1 Financing Statement/Fixture Filing relating to 554 Dawson Drive, Camarillo, California, to be filed with Ventura County.

10.      Deed of Trust to encumber 13750 Catalina Street, San Leandro,
         California.

11. Assignment of Leases and Rents to encumber 13750 Catalina Street, San Leandro, California.

12. UCC-1 Financing Statement/Fixture Filing relating to 13750 Catalina Street, San Leandro, California, to be filed with Alameda County.

13.      Deed of Trust to encumber 14801 South Avalon Blvd., Gardena,
         California.

14. Assignment of Leases and Rents to encumber 14801 South Avalon Blvd., Gardena, California.

15. UCC-1 Financing Statement/Fixture Filing relating to 14801 South Avalon Blvd., Gardena, California, to be filed with Los Angeles County.

16.      Deed of Trust to encumber 255 S. Flower Street, Burbank, California.

17. Assignment of Leases and Rents to encumber 255 S. Flower Street, Burbank, California.

18. UCC-1 Financing Statement/Fixture Filing relating to 255 S. Flower Street, Burbank, California, to be filed with Los Angeles County.

19.      Deed of Trust to encumber 8416 Specialty Circle, Sacramento,
         California.

20. Assignment of Leases and Rents to encumber 8416 Specialty Circle, Sacramento, California.

21. UCC-1 Financing Statement/Fixture Filing relating to 8416 Specialty Circle, Sacramento, California, to be filed with Sacramento County.

22.      Deed of Trust to encumber 3301 E. Woods Street, Phoenix, Arizona.

23. Assignment of Leases and Rents to encumber 3301 E. Woods Street, Phoenix, Arizona.

24. UCC-1 Financing Statement/Fixture Filing relating to 3301 E. Woods Street, Phoenix, Arizona, to be filed with Maricopa County.

25.      Deed of Trust to encumber 4201 FelterLane, Austin, Texas.

26.      Assignment of Leases and Rents to encumber 4201 FelterLane, Austin,
         Texas.

27. UCC-1 Financing Statement/Fixture Filing relating to 4201 FelterLane, Austin, Texas, to be filed with Travis County.

28.      Deed of Trust to encumber 1385 Umatilla, Denver, Colorado.

29.      Assignment of Leases and Rents to encumber 1385 Umatilla, Denver,
         Colorado.

30. UCC-1 Financing Statement/Fixture Filing relating to 1385 Umatilla, Denver, Colorado, to be filed with Denver County.

31.      Deed of Trust to encumber 4745 W. University, Las Vegas, Nevada.

32. Assignment of Leases and Rents to encumber 4745 W. University, Las Vegas, Nevada.

33. UCC-1 Financing Statement/Fixture Filing relating to 4745 W. University, Las Vegas, Nevada, to be filed with Clark County.

34.      Escrow Letter with Title Insurance Company.

B.       CLOSING DOCUMENTS TO BE PREPARED OR DELIVERED BY DECHERT

1.       Incumbency Confirmation and Board Resolutions for Trustor.

2.       Certificate of Incorporation for Mortgagor.

3.       By-Laws of Mortgagor.

4.       Good Standing Certificate from the Secretary of State of Arizona for
         Mortgagor.

5. Certificate of authorization/good standing for Mortgagor to conduct business in California.

6. Certificate of authorization/good standing for Mortgagor to conduct business in Colorado.

7. Certificate of authorization/good standing for Mortgagor to conduct business in Nevada.

8. Certificate of authorization/good standing for Mortgagor to conduct business in Texas.

9. Opinion Letters from Mortgagor's California, Arizona, Nevada, Colorado & Texas counsel covering the following matters (to the extent not already covered in corporate opinion):

         (a)      Enforceability of real estate security documents;

         (b)      Execution, delivery and authority;

         (c)      Documents in proper form for recording and filing;

         (d)      Perfection;

         (e)      No litigation;

         (f)      Standard governmental approvals and consents;

         (g) Bank Authorization to conduct business in subject state not required;

         (h)      Standard governmental approvals and consents;

         (i)      Usury; and

         (j) Zoning - required if zoning endorsement to title policies or other evidence of zoning compliance satisfactory to Agent are unavailable.

C.       MORTGAGOR'S PRE-CLOSING SUBMISSIONS TO AGENT'S COUNSEL

1. For each property, Loan Policy of Title Insurance to be delivered at closing, including the following endorsements, subject to availability:

         (a)      Public Street Access;

         (b)      3.1 Zoning*;

         (c)      Survey;

         (d)      Lender's Comprehensive (ALTA-9 or CLTA-100);

         (e)      Address (Location);

         (f)      Separate Tax Lot;

         (g)      Subdivision;

         (h)      Environmental Lien;

         (i)      Contiguity;

         (j)      Usury;

         (k)      Variable Rate;

         (l)      Revolving Credit;

         (m)      First Loss;

         (n)      Last Dollar;

         (o)      Tie-In;

         (p)      Creditor's Rights; and

         (q)      Mechanic's Lien;

                  * Zoning opinion may be substituted

2.       Other Property Matters for each Property:

         (a)      Flood insurance for properties located in flood zone;

         (b) Copies of all necessary licenses and permits to operate property;

         (c) Insurance certificate showing Agent and its successors and assigns as loss payee;

         (d) Letter from municipality confirming zoning compliance (in the absence of zoning endorsement);

         (e)      Lien Waivers from Landlords of Leased Facilities; and

         (f)      Other property matters to be determined.

                                     ANNEX D
                                       TO
                                CREDIT AGREEMENT

                                    PRO FORMA

                                  SEE ATTACHED.

                                     ANNEX E
                                       TO
                                CREDIT AGREEMENT

                            WIRE TRANSFER INFORMATION

            Name:                     General Electric Capital Corporation
            Bank:                     Bankers Trust Company
                                      New York, New York
            ABA #:                    021001033
            Account #:                50232854
            Account Name:             GECC/CAF Depository
            Reference:                GE Capital Re: Penhall - CFN 5134

                                EXHIBIT 1.1(a)(i)
                                       to
                                CREDIT AGREEMENT

                             FORM OF REVOLVING NOTE
                                (Multi-Borrower)

         New York, New York

         $___,___,____________ __, ____

                  FOR VALUE RECEIVED, each of the undersigned (each individually a "Borrower" and collectively, the "Borrowers"), jointly and severally, HEREBY PROMISES TO PAY to the order of _______________________ ("Lender"), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for Lenders ("Agent"), at its address at 335 Madison Avenue, 12th Floor New York, New York 10017, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of _______________________ DOLLARS AND _______ CENTS ($___,___,___) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the "Credit Agreement" (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

                  This Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of May 22, 2003 by and among Borrowers, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lenders to Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Revolving Note in respect of the Revolving Credit Advances made by Lender to Borrowers.

                  The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

                  If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by Borrowers), be declared, and immediately shall become, due and payable.

                  Time is of the essence of this Revolving Note.

                  Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

                  THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

                                          PENHALL INTERNATIONAL CORP.

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________

                                          PENHALL COMPANY

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________

                                          PENHALL LEASING, L.L.C.

                                          BY: PENHALL COMPANY, ITS SOLE MEMBER

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________

                                          BOB MACK CO., INC.

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________

                               EXHIBIT 1.1(a)(ii)
                                       to
                                CREDIT AGREEMENT

                   FORM OF NOTICE OF REVOLVING CREDIT ADVANCE

___________,______

General Electric Capital Corporation,
     for itself, as Lender, and as Agent
     for Lenders
335 Madison Avenue
12th Floor
New York, New York 10017

Attention:        Penhall Company
                  Account Manager

Ladies and Gentlemen:

                  The undersigned, Penhall Company ("Borrower Representative") refers to the Credit Agreement, dated as of May 22, 2003 (the "Credit Agreement," the terms defined therein being used herein as therein defined), by and among the undersigned, the other persons named therein as Borrowers, the other Credit Parties signatory thereto, General Electric Capital Corporation, for itself, as Lender, and as Agent for Lenders, and Lenders, and hereby gives you notice, irrevocably, pursuant to Section 1.1(a) of the Credit Agreement, that the undersigned hereby requests a Revolving Credit Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Advance as required by Section 1.1(a) of the Credit
Agreement:

                  (i) The date of the requested Revolving Credit Advance is __________, ____.

                  (ii) The aggregate amount of the requested Revolving Credit Advance is $____________.

                  (iii) The requested Revolving Credit Advance is [an Index Rate Loan] [a LIBOR Loan with a LIBOR Period of ________].

                  (iv) The requested Revolving Credit Advance is to be sent to:

                           [Name of Bank]
                           [City of Bank]
                           Beneficiary:
                           Account No.:  [number]
                           ABA No.:  [number]
                           Attn:  [name]

                  (v)      The Borrower as to the Revolving Credit Advance is
                           __________________.

                  The undersigned hereby certifies that all of the statements contained in Section 7.2 of the Credit Agreement are true and correct in all material respects on the date hereof, and will be true in all material respects on the date of the requested Revolving Credit Advance, before and after giving effect thereto and to the application of the proceeds therefrom.

                                          PENHALL COMPANY

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________

                                 EXHIBIT 1.1(c)
                                       to
                                CREDIT AGREEMENT

                             FORM OF SWING LINE NOTE
                                (Multi-Borrower)

                                                              New York, New York

                                                  $___,___,____________ __, ____

                  FOR VALUE RECEIVED, each of the undersigned (each individually a "Borrower" and collectively, the "Borrowers"), jointly and severally, HEREBY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Swing Line Lender") at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent (in such capacity, the "Agent") at the Agent's address at 335 Madison Avenue, 12th Floor, New York New York 10017, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of ___________________ DOLLARS AND NO CENTS ($___,___,___) or, if
less, the aggregate unpaid amount of all Swing Line Advances made to the undersigned under the "Credit Agreement" (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

                  This Swing Line Note is issued pursuant to that certain Credit Agreement dated as of May 22, 2003 by and among Borrowers, the other Persons named therein as Credit Parties, Agent, Swing Line Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Swing Line Advance made by Swing Line Lender to Borrowers, the rate of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Swing Line Note in respect of the Swing Line Advances made by Swing Line Lender to Borrowers.

                  The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

                  If any payment on this Swing Line Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  Upon and after the occurrence of any Event of Default, this Swing Line Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by Borrowers), be declared, and immediately shall become, due and payable.

                  Time is of the essence of this Swing Line Note.

                  Except as provided in the Credit Agreement, this Swing Line Note may not be assigned by Lender to any Person.

                  THIS SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

                                 PENHALL INTERNATIONAL CORP.

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________

                                          PENHALL COMPANY

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________

                                          PENHALL LEASING, L.L.C.

                                          BY: PENHALL COMPANY, ITS SOLE MEMBER

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________

                                          BOB MACK CO., INC.

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________

                                 EXHIBIT 1.2(e)
                                       to
                                CREDIT AGREEMENT

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

                  Reference is made to that certain Credit Agreement dated as of May 22, 2003 by and among the undersigned ("Borrower Representative"), the other Persons named therein as Borrowers, the other Persons named therein as Credit Parties, General Electric Capital Corporation ("Agent") and the Lenders from time to time signatory thereto (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

                  Borrower Representative hereby gives irrevocable notice, pursuant to Section 1.2(e) of the Credit Agreement, of its ______________ request to:

                  (a) on [ date ] convert $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the [________] Rate, into a(n) [________] Loan [and, in the case of a LIBOR Loan, having a LIBOR Period of [_____] month(s)];

                  [(b) on [ date ] continue $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having a LIBOR Period of [_____] month(s)].

                  Borrower Representative certifies that the conversion and/or continuation of the Loans requested above is for the separate account(s) of the following Borrowers[s] in the following [respective] amount[s]: [Name: $________ _____] and [Name: $_______________].

                  Borrower Representative hereby (i) certifies that all of the statements contained in Section 7.2 of the Credit Agreement are true and correct in all material respects on the date hereof, and will be true in all material respects on the date of the requested conversion/continuation, before and after giving effect thereto and (ii) reaffirms the cross-guaranty provisions set forth in Section 10 of the Credit Agreement and the guaranty and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

                                 PENHALL COMPANY

                                 By: ___________________________________________

                                 Name: _________________________________________

                                 Title: ________________________________________

                                 EXHIBIT 3.1(C)
                                       to
                                CREDIT AGREEMENT

                            FORM OF INTERCOMPANY NOTE

[PENHALL COMPANY/PENHALL INTERNATIONAL CORP./PENHALL INVESTMENTS, INC./PENHALL LEASING, L.L.C./BOB MACK CO., INC.], [a/an California/Arizona corporation/limited liability company] ("Maker") hereby promises to pay to the order of [PENHALL COMPANY/PENHALL INVESTMENTS, INC./PENHALL LEASING, L.L.C./BOB MACK CO., INC.], [a California corporation/limited liability company] ("Payee") upon demand in lawful money of the United States of America and in immediately available funds, the amount of [ ], together with interest thereon at the [rate to be determined by Maker and Payee].

This Note shall be governed by the laws of the State of New York.

This Note is being pledged to Agent under the Credit Agreement and such Agent shall be entitled to exercise any and all rights of the Payee upon and during the continuation of any Event of Default under the Credit Agreement.

IN WITNESS WHEREOF, the Maker has executed this Note on this [   ] day of [   ],
[    ].

[PENHALL COMPANY/PENHALL INTERNATIONAL CORP./PENHALL INVESTMENTS, INC./PENHALL LEASING, L.L.C./BOB MACK CO., INC.]

By: _________________________
    Name:
    Title:

                                      GRID

                                                               Exhibit 4.9(e)(i)

                           BORROWING BASE CERTIFICATE

                                 PENHALL COMPANY

                            DATE: ___________, ______

                  This Certificate is given by Penhall Company ("Borrower") pursuant to subsection 4.9(e) of that certain Credit Agreement dated as of May 22, 2003 among Borrower, the other Credit Parties party thereto, the Lenders from time to time party thereto and General Electric Capital Corporation, as agent for the Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                  The undersigned is duly authorized to execute and deliver this Certificate on behalf of Borrower. By executing this Certificate such officer hereby certifies to Agent and Lenders that:

                  (a) Attached hereto as Schedule 1 is a calculation of the proposed Borrowing Base for Borrower as of the above date;

                  (b) Based on such schedule, the proposed Borrowing Base as of the above date is:

                              $____________________

                  (c) Agent shall have the right to establish or modify or eliminate Reserves against Eligible Accounts, Eligible Short-Term Rentals, Eligible Parts and Supplies and Eligible Equipment from time to time in its reasonable credit judgment. In addition, Agent reserves the right at any time upon five (5) days' prior written notice to adjust any of the criteria set forth below and to establish new criteria in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments which have the effect of making more credit available. Borrower acknowledges that the exercise by Agent of any right pursuant to this clause (c) shall have the effect of adjusting the proposed Borrowing Base set forth above.

                  IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by its ________________ this ____ day of ___________, ____.

                                 PENHALL COMPANY

                                 By:____________________________________________
                                 Its:___________________________________________

                                                                      Schedule 1
                                                            to Exhibit 4.9(e)(i)

                           BORROWING BASE CALCULATION

                                 PENHALL COMPANY

                                  ("BORROWER")

Accounts of the Borrower reflected as accounts receivable on the Borrower's balance sheet (as of the date above), but solely to the extent of the unpaid portion of the obligations stated on the respective invoices issued to a customer of Borrower with respect to inventory sold and shipped or services performed in the ordinary course of business, net of any credits, rebates or offsets owed by Borrower to the
respective customer.                                                                            $___________

Less:    Ineligible Accounts:

         Accounts that do not arise from the sale of goods or the performance of
         services by Borrower in the ordinary course of its business;                           ___________

         Accounts (i) upon which Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii)
         as to which Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents progress billing in excess of cost or percentage of completion of the applicable contract or is subject to the equitable lien
         of a surety bond issuer;                                                               ____________

         Any Account to the extent that any defense, counterclaim, setoff or dispute
         is asserted as to such Account;                                                        ____________

         Accounts that are not true and correct statements of bona fide indebtedness incurred in the amount of such Account for merchandise sold to or services
         rendered and accepted by the applicable Account Debtor;                                ____________

         Accounts with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor
         (including, without limitation, accrued but unbilled Accounts of "Division
         40");                                                                                  ____________

         Accounts that (i) are not owned by Borrower or (ii) are subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders and
         Permitted Encumbrances of the type described in clauses (a) or (g) of the
         definition of such term;                                                               ___________

         Accounts that arise from a sale to any director, officer, other employee or
         Affiliate of any Credit Party, or to any entity that has any common officer
         or director with any Credit Party;                                                     ____________

         Accounts that are the obligation of an Account Debtor that is the United
         States government or a political subdivision thereof, or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of
         Claims Act of 1940, or any applicable state, county or municipal law
         restricting the assignment thereof with respect to such obligation;                    ____________

         Accounts that are the obligations of an Account Debtor located in a foreign country other than Canada unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form,
         amount and issuer;                                                                     ____________

         Accounts to the extent Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to
         Borrower or any Subsidiary thereof but only to the extent of the potential
         offset;                                                                                ____________

         Accounts that arise with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is
         or may be conditional;                                                                 ____________

         Accounts that are in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the
         occurrence of any of the following:                                                    ____________

         (i)      the Account is not paid within the earlier of: sixty (60) days following its due date or ninety (90) days following its original invoice date;

         (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

         (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

         Accounts that are the obligations of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are
         ineligible under clause (i) of the immediately preceding criterion;                    ____________

         Accounts as to which Agent's Lien thereon, on behalf of itself and Lenders,
         is not a first priority perfected Lien;                                                ____________

         Accounts as to which any of the representations or warranties in the Loan
         Documents are untrue;                                                                  ____________

         Accounts that are evidenced by a judgment, Instrument or Chattel Paper;                ____________

         Accounts to the extent such Account exceeds any credit limit established by
         Agent, in its reasonable credit judgment, following five (5) days' prior
         written notice of such limit by Agent to Borrower;                                     ____________

         Accounts to the extent that such Account, together with all other Accounts owing to such Account Debtor and its Affiliates as of any date of
         determination exceed 15% of all Eligible Accounts;                                     ____________

         Accounts that are payable in any currency other than Dollars or Canadian
         Dollars;                                                                               ____________

         Accounts that constitute a "retention" Account; or                                     ____________

         Accounts that are otherwise unacceptable to Agent in its reasonable credit
         judgment.                                                                              ____________

Total Ineligible Accounts                                                                       $____________

Total Eligible Accounts (Accounts less Total Ineligible Accounts)                               $____________

Short-Term Rentals of the Borrower reflected on the Borrower's balance sheet (as of the date above), but solely to the extent of the unpaid portion of the obligations stated on the respective invoices issued to a lessee obligated upon such Short-Term
Rental with respect to tools and like property leased in the ordinary course of
business, net of any credits, rebates or offsets owed by Borrower to such lessee.               $___________

Less:    Ineligible Short-Term Rentals:

         Short-Term Rentals not subject to a written lease agreement;                           ____________

         Short-Term Rentals not subject to a first priority perfected security
         interest of Agent on behalf of Lenders;                                                ____________

         Any portion of such Short-Term Rental that has not been billed or is not
         due within thirty (30) days of the applicable date of determination;                   ____________

         Short-Term Rentals upon which such Borrower is not able to bring suit or otherwise enforce its remedies against the relevant lessee through judicial
         process;                                                                               ____________

         Short-Term Rentals that (i) are not owned by such Borrower, (ii) are subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and
         Lenders and Permitted Encumbrances of the type described in clauses (a) or
         (g) of the definition of such term;                                                    ____________

         Short-Term Rentals that are the obligation of a lessee that is the United
         States government or a political subdivision thereof, unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to
         such obligation;                                                                       ____________

         Short-Term Rentals that are the obligation of a lessee located in a foreign
         country, other than Canada;                                                            ____________

         Short-Term Rentals in excess of $500,000 in the aggregate;                             ____________

         Short-Term Rentals that are in default or due under a lease in default;
         provided,  that without limiting the generality of the foregoing, a
         Short-Term Rental shall be deemed in default upon the occurrence of any of
         the following:                                                                         ____________

         (i)      the Short-Term Rental is not paid within the earlier of: 60 days following its due date or 90 days following its original invoice
                  date;                                                                         ____________

         (ii)     the lessee obligated upon such Short-Term Rental suspends
                  business, makes a general assignment for the benefit of creditors
                  or fails to pay its debts generally as they come due; or                      ____________

         (iii)    a petition is filed by or against any lessee obligated upon such
                  Short-Term Rental under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership,
                  insolvency relief or other law or laws for the relief of debtors;             ____________

         Short-Term Rentals that are the obligation of a lessee if fifty percent
         (50%) or more of the Dollar amount of all Short-Term Rental owing by that lessee are ineligible under clause (i) of the immediately preceding
         criterion;                                                                             ____________

         Short-Term Rentals as to which any of the representations or warranties in
         the Loan Documents are untrue;                                                         ____________

         Short-Term Rentals to the extent such Short-Term Rental exceeds any credit limit established by Agent, in its reasonable credit judgment, following five (5) days' prior written notice of such limit by Agent to Borrower
         Representative;                                                                        ____________

         Short-Term Rentals that are payable in any currency other than Dollars or
         Canadian Dollars; or                                                                   ____________

         Short-Term Rentals that are otherwise unacceptable to Agent in its
         reasonable credit judgment.                                                            ____________

Total Ineligible Short-Term Rentals                                                             $____________

Total Eligible Short-Term Rentals (Short-Term Rentals less Ineligible Short-Term
Rentals)                                                                                        $____________

Total Eligible Accounts plus Total Eligible Short-Term Rentals                                  $____________

Advance Rate (Total Eligible Accounts plus Total Eligible Short-Term Rentals)                   85%

Accounts and Short-Term Rentals Availability                                                    $____________

Parts and Supplies owned by, and in the possession of the Borrower, and located in the United States of America, reflected on the Borrower's balance sheet (as of the date above), valued at the lower of cost or market (including adequate reserves for
obsolete, slow moving or excess quantities), on a first-in, first-out basis                     $ ___________

Less:    Ineligible Parts and Supplies:

         Parts and Supplies that is not owned by Borrower free and clear of all
         Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's performance with respect to that Parts and
         Supplies), except the Liens in favor of Agent, on behalf of itself and
         Lenders and Permitted Encumbrances of the type described in clauses (a),
         (d), (e) or (g) of the definition of such term;                                        ___________

         Parts and Supplies that (i) is not located on premises owned, leased or rented by Borrower and set forth in the various subschedules to Schedule
         III to the Security Agreement (excluding Parts and Supplies mounted on, affixed to or otherwise placed in a motor vehicle owned by such Borrower and such motor vehicle is located at the residence of the driver authorized to drive such motor vehicle, provided that such motor vehicle (A) is covered by a certificate of title on which the interest of the Agent has been noted, free and clear of all Liens except those in favor of Agent and
         Lenders and Permitted Encumbrances of the type described in clauses (a),
         (d), (e) or (g) of the definition of such term, and (B) is equipped with a global positioning tracking device (that is permanently affixed to such motor vehicle) that enables such Borrower to determine at all times the movement and location of such motor vehicle) or (ii) is stored at a leased location, unless Agent has given its prior consent thereto and unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent within thirty  (30) days after the Closing Date, or (y) Reserves equal to three months' rent (based upon base rent and such Borrower's pro rata share of operating costs, utilities and taxes payable by such Borrower under the lease, but excluding any supplemental rent or other costs, expenses or amounts or any indemnities payable thereunder, upon default or otherwise)
         have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to
         Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to
         Agent, or (v) is located at any site if the aggregate book value of Parts and Supplies, together with Equipment of Borrower, at any such location is
         less than $100,000;                                                                    ___________

         Parts and Supplies that is placed on consignment or is in transit, except for Parts and Supplies in transit between domestic locations of Credit
         Parties as to which Agent's Liens have been perfected at origin and
         destination;                                                                           ___________

         Parts and Supplies that is covered by (i) a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders or (ii) a certificate of title unless (x) Borrower sells goods of that kind and such Parts and Supplies is held for sale or lease or is on lease by Borrower as lessor or (y) the Lien of Agent has been noted on such
         certificate of title in accordance with applicable state law;                          ___________

         Parts and Supplies that is excess, obsolete, unsaleable, shopworn, seconds,
         damaged or unfit for sale;                                                             ___________

         Parts and Supplies stored in, installed in or affixed to any property subject to any Lien having priority over the Lien of Agent for the benefit of Agent and the ratable benefit of Lenders (including Permitted
         Encumbrances) and the holder of such Lien has not entered into an intercreditor agreement in form and substance satisfactory to Agent as to
         such Lien;                                                                             ___________

         Parts and Supplies that is not subject to a first priority lien in favor of
         Agent on behalf of itself and Lenders subject to Permitted Encumbrances of the type described in clauses (a), (d), (e) or (g) of the definition of
         such term;                                                                             ___________

         Parts and Supplies that breaches any of the representations or warranties
         pertaining to Parts and Supplies set forth in the Loan Documents;                      ___________

         Parts and Supplies that consists of Hazardous Materials or goods that can
         be transported or sold only with licenses that are not readily available;              ___________

         Parts and Supplies that is not covered by casualty insurance reasonably
         acceptable to Agent; or                                                                ___________

         Parts and Supplies that is otherwise unacceptable to Agent in its
         reasonable credit judgment.                                                            ____________

Notwithstanding anything to the contrary contained herein, until there has been a determination of Net Orderly Liquidation Value of Parts and Supplies, none of the Parts and Supplies shall be Eligible Parts and Supplies.

Total Ineligible Parts and Supplies                                                             $____________

Total Eligible Parts and Supplies (Parts and Supplies less Total Ineligible Parts
and Supplies)                                                                                   $____________

Advance Rate (the lesser of (i) 100% of the net book value of Eligible Parts and
Supplies or (ii) 85% of the Appraised Net Orderly Liquidation Value of Eligible
Parts and Supplies)                                                                             ___________%

Parts and Supplies Availability                                                                 $____________

Equipment owned by, and in the possession of the Borrower, and located in the United
States of America, reflected as equipment on the Borrower's balance sheet (as of the date above), valued at the lower of cost or market (including adequate reserves for
obsolete, slow moving or excess quantities), on a first-in, first-out basis                     $___________

Less:    Ineligible Equipment:

         Equipment that is not owned by Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's performance with respect to that Equipment), except the
         Liens in favor of Agent, on behalf of itself and Lenders and Permitted
         Encumbrances of the type described in clauses (a), (d), (e) or (g) of the
         definition of such term;                                                               ____________

         Equipment that (i) is not located on premises owned, leased or rented by
         Borrower and set forth in the various subschedules to to Schedule III to the Security Agreement (unless, at any time, such Equipment is being used at a construction or similar site or, if such Equipment is mounted on, affixed to or otherwise placed in a motor vehicle or such Equipment is a motor vehicle owned by such Borrower, such motor vehicle is located at the residence of the driver authorized to drive the motor vehicle, provided that such motor vehicle (A) is covered by a certificate of title on which the  interest of the Agent has been noted, free and clear of all Liens except those in favor of Agent and Lenders and Permitted Encumbrances of the type described in clauses (a), (d), (e) or (g) of the definition of such term, and (B) is equipped with a global positioning tracking device
         (that is permanently affixed to such motor vehicle) that enables such
         Borrower to determine at all times the movement and location of such motor vehicle) or (ii) is stored at a leased location, unless Agent has given its prior consent thereto and unless (x) a reasonably satisfactory landlord's waiver has been delivered to Agent within thirty (30) days after the
         Closing Date, or (y) Reserves equal to three months' rent (based upon base rent and such Borrower's pro rata share of operating costs, utilities and taxes payable by such Borrower under the lease, but excluding any supplemental rent or other costs, expenses or amounts or any indemnities payable thereunder, upon default or otherwise) have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by
         Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at any site if the aggregate book value of Equipment, together with
         Parts and Supplies of Borrower, at any such location is less than $100,000;            ____________

         Equipment that is covered by a certificate of title unless the interest of
         Agent has been noted on such certificate of title, free and clear of all
         Liens except those in favor of Agent and Lenders and Permitted Encumbrances of the type described in clauses (a), (d), (e) or (g) of the definition of
         such term;                                                                             ____________

         Equipment that is excess, obsolete, unsaleable, shopworn, seconds, damaged
         or unfit for sale;                                                                     ____________

         Equipment that is not a vehicle or a construction tool used by such
         Borrower in the ordinary course of its business;                                       ____________

         Equipment that is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders subject to Permitted Encumbrances of the type
         described in clauses (a), (d), (e) or (g) of the definition of such term;              ____________

         Equipment that breaches any of the representations or warranties pertaining
         to Equipment set forth in the Loan Documents;                                          ____________

         Equipment that is Parts and Supplies;

         Equipment that consists of Hazardous Materials or goods that can be
         transported or sold only with licenses that are not readily available;                 ____________

         Equipment that is not covered by casualty insurance reasonably acceptable
         to Agent; or                                                                           ____________

         Equipment that is otherwise unacceptable to Agent in its reasonable credit
         judgment.                                                                              ____________

Total Ineligible Equipment                                                                      $____________

Total Eligible Equipment (Equipment less Total Ineligible Equipment)                            $____________

Advance Rate (the lesser of (i) 100% of the net book value of Eligible Equipment or
(ii) 85% of the Appraised Net Orderly Liquidation Value of Eligible Equipment)                  __________%

Equipment Availability                                                                          $____________

Borrowing Base (Accounts Availability plus Parts and Supplies Availability
plus Equipment Availability)                                                                    ____________

                                                              Exhibit 4.9(e)(ii)

                           BORROWING BASE CERTIFICATE

                             PENHALL LEASING, L.L.C.

                             DATE: _________, _____

                  This Certificate is given by Penhall Leasing, L.L.C. ("Borrower") pursuant to subsection 4.9(e) of that certain Credit Agreement dated as of May 22, 2003 among Borrower, the other Credit Parties party thereto, the Lenders from time to time party thereto and General Electric Capital Corporation, as agent for the Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                  The undersigned is duly authorized to execute and deliver this Certificate on behalf of Borrower. By executing this Certificate such officer hereby certifies to Agent and Lenders that:

                  (a) Attached hereto as Schedule 1 is a calculation of the proposed Borrowing Base for Borrower as of the above date;

                  (b) Based on such schedule, the proposed Borrowing Base as of the above date is:

                                $________________

                  (c) Agent shall have the right to establish or modify or eliminate Reserves against Eligible Accounts, Eligible Short-Term Rentals, Eligible Parts and Supplies and Eligible Equipment from time to time in its reasonable credit judgment. In addition, Agent reserves the right at any time upon five (5) days' prior written notice to adjust any of the criteria set forth below and to establish new criteria in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments which have the effect of making more credit available. Borrower acknowledges that the exercise by Agent of any right pursuant to this clause (c) shall have the effect of adjusting the proposed Borrowing Base set forth above.

                  IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by its ________________ this ____ day of ___________, ____.

                                            PENHALL LEASING, L.L.C.

                                            By:  _______________________________
                                            Its: _______________________________

                                                                      Schedule 1
                                                           to Exhibit 4.9(e)(ii)

                           BORROWING BASE CALCULATION

                             PENHALL LEASING, L.L.C.

                                  ("BORROWER")

Accounts of the Borrower reflected as accounts receivable on the Borrower's balance sheet (as of the date above), but solely to the extent of the unpaid portion of the obligations stated on the respective invoices issued to a customer of Borrower with respect to inventory sold and shipped or services performed in the ordinary course of business, net of any credits, rebates or
offsets owed by Borrower to the respective customer.                                         $___________

Less:    Ineligible Accounts:

         Accounts that do not arise from the sale of goods or the performance of
         services by Borrower in the ordinary course of its business;                         ___________

         Accounts (i) upon which Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents progress billing in excess of cost or percentage of completion of the applicable
         contract or is subject to the equitable lien of a surety bond issuer;                ___________

         Any Account to the extent that any defense, counterclaim, setoff or
         dispute is asserted as to such Account;                                              ___________

         Accounts that are not true and correct statements of bona fide indebtedness incurred in the amount of such Account for merchandise sold to or services rendered and accepted by the applicable Account
         Debtor;                                                                              ___________

         Accounts with respect to which an invoice, reasonably acceptable to
         Agent in form and substance, has not been sent to the applicable
         Account Debtor (including, without limitation, accrued but unbilled
         Accounts of "Division 40");                                                          ___________

         Accounts that (i) are not owned by Borrower or (ii) are subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders and
         Permitted Encumbrances of the type described in clauses (a) or (g) of
         the definition of such term;                                                         ___________

         Accounts that arise from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has
         any common officer or director with any Credit Party;                                ___________

         Accounts that are the obligation of an Account Debtor that is the
         United States government or a political subdivision thereof, unless
         Agent, in its sole discretion, has agreed to the contrary in writing and Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the
         assignment thereof with respect to such obligation;                                  ___________

         Accounts that are the obligations of an Account Debtor located in a foreign country other than Canada unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to
         Agent as to form, amount and issuer;                                                 ___________

         Accounts to the extent Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to
         Borrower or any Subsidiary thereof but only to the extent of the
         potential offset;                                                                    ___________

         Accounts that arise with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the
         Account Debtor is or may be conditional;                                             ___________

         Accounts that are in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon
         the occurrence of any of the following:                                              ___________

         (i) the Account is not paid within the earlier of: sixty (60) days following its due date or ninety (90) days following its original invoice date;

         (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

         (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

         Accounts that are the obligations of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are
         ineligible under clause (i) of the immediately preceding criterion;                  ___________

         Accounts as to which Agent's Lien thereon, on behalf of itself and
         Lenders, is not a first priority perfected Lien;                                     ___________

         Accounts as to which any of the representations or warranties in the
         Loan Documents are untrue;                                                           ___________

         Accounts that are evidenced by a judgment, Instrument or Chattel Paper;              ___________

         Accounts to the extent such Account exceeds any credit limit established by Agent, in its reasonable credit judgment, following five
         (5) days' prior written notice of such limit by Agent to Borrower;                   ___________

         Accounts to the extent that such Account, together with all other
         Accounts owing to such Account Debtor and its Affiliates as of any date
         of determination exceed 15% of all Eligible Accounts;                                ___________

         Accounts that are payable in any currency other than Dollars or
         Canadian Dollars; or                                                                 ___________

         Accounts that constitute a "retention" Account; or                                   ___________

         Accounts that are otherwise unacceptable to Agent in its reasonable
         credit judgment.                                                                     ___________

Total Ineligible Accounts                                                                    $___________

Total Eligible Accounts (Accounts less Total Ineligible Accounts)                            $___________

Short-Term Rentals of the Borrower reflected on the Borrower's balance sheet (as of the date above), but solely to the extent of the unpaid portion of the obligations stated on the respective invoices issued to a lessee obligated upon such Short-Term Rental with respect to tools or like property leased in the ordinary course of business, net of any credits, rebates or offsets owed by
Borrower to such lessee.                                                                     $___________

Less:    Ineligible Short-Term Rentals:

         Short-Term Rentals not subject to a written lease agreement;                         ___________

         Short-Term Rentals not subject to a first priority perfected security
         interest of Agent on behalf of Lenders;                                              ___________

         Any portion of such Short-Term Rental that has not been billed or is not due within thirty (30) days of the applicable date of
         determination;                                                                       ___________

         Short-Term Rentals upon which such Borrower is not able to bring suit or otherwise enforce its remedies against the relevant lessee through
         judicial process;                                                                    ___________

         Short-Term Rentals that (i) are not owned by such Borrower, (ii) are subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders and Permitted Encumbrances of the type described in clauses
         (a) or (g) of the definition of such term;                                           ___________

         Short-Term Rentals that are the obligation of a lessee that is the
         United States government or a political subdivision thereof, unless
         Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the
         assignment thereof with respect to such obligation;                                  ___________

         Short-Term Rentals that are the obligation of a lessee located in a
         foreign country, other than Canada;                                                  ___________

         Short-Term Rentals in excess of $500,000 in the aggregate;                           ___________

         Short-Term Rentals that are in default or due under a lease in default;
         provided, that without limiting the generality of the foregoing, a
         Short-Term Rental shall be deemed in default upon the occurrence of any
         of the following:                                                                    ___________

         (i)      the Short-Term Rental is not paid within the earlier of: 60 days following its due date or 90 days following its original
                  invoice date;                                                               ___________

         (ii)     the lessee obligated upon such Short-Term Rental suspends
                  business, makes a general assignment for the benefit of
                  creditors or fails to pay its debts generally as they come
                  due; or                                                                     ___________

         (iii)    a petition is filed by or against any lessee obligated upon such Short-Term Rental under any bankruptcy law or any other federal, state or foreign (including any provincial)
                  receivership, insolvency relief or other law or laws for the
                  relief of debtors;                                                          ___________

         Short-Term Rentals that are the obligation of a lessee if fifty percent
         (50%) or more of the Dollar amount of all Short-Term Rental owing by that lessee are ineligible under clause (i) of the immediately
         preceding criterion;                                                                 ___________

         Short-Term Rentals as to which any of the representations or warranties
         in the Loan Documents are untrue;                                                    ___________

         Short-Term Rentals to the extent such Short-Term Rental exceeds any credit limit established by Agent, in its reasonable credit judgment, following five (5) days' prior written notice of such limit by Agent to
         Borrower Representative;                                                             ___________

         Short-Term Rentals that are payable in any currency other than Dollars
         or Canadian Dollars; or                                                              ___________

         Short-Term Rentals that are otherwise unacceptable to Agent in its
         reasonable credit judgment.                                                          ___________

Total Ineligible Short-Term Rentals                                                          $___________

Total Eligible Short-Term Rentals (Short-Term Rentals less Ineligible Short-Term
Rentals)                                                                                     $___________

Total Eligible Accounts plus Total Eligible Short-Term Rentals                               $___________

Advance Rate (Total Eligible Accounts plus Total Eligible Short-Term Rentals)                          85%

Accounts and Short-Term Rentals Availability                                                 $___________

Parts and Supplies owned by, and in the possession of the Borrower, and located in the United States of America, reflected on the Borrower's balance sheet (as of the date above), valued at the lower of cost or market (including adequate reserves for obsolete, slow moving or excess quantities), on a first-in,
first-out basis                                                                              $___________

Less:    Ineligible Parts and Supplies:

         Parts and Supplies that is not owned by Borrower free and clear of all
         Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's performance with respect to that Parts and Supplies), except the Liens in favor of Agent, on behalf of itself and Lenders and Permitted Encumbrances of the type described
         in clauses (a), (d), (e) or (g) of the definition of such term;                      ___________

         Parts and Supplies that (i) is not located on premises owned, leased or rented by Borrower and set forth in the various subschedules to
         Schedule III to the Security Agreement (excluding Parts and Supplies mounted on, affixed to or otherwise placed in a motor vehicle owned by such Borrower and such motor vehicle is located at the residence of the driver authorized to drive such motor vehicle, provided that such motor vehicle (A) is covered by a certificate of title on which the interest of the Agent has been noted, free and clear of all Liens except those in favor of Agent and Lenders and Permitted Encumbrances of the type described in clauses (a), (d), (e) or (g) of the definition of such term, and (B) is equipped with a global positioning tracking device
         (that is permanently affixed to such motor vehicle) that enables such
         Borrower to determine at all times the movement and location of such motor vehicle) or (ii) is stored at a leased location, unless Agent has given its prior consent thereto and unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent within thirty
         (30) days after the Closing Date, or (y) Reserves equal to three months' rent (based upon base rent and such Borrower's pro rata share of operating costs, utilities and taxes payable by such Borrower under the lease, but excluding any supplemental rent or other costs, expenses or amounts or any indemnities payable thereunder, upon default or otherwise) have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at any site if the aggregate book value of Parts and Supplies, together with
         Equipment of Borrower, at any such location is less than $100,000;                   ___________

         Parts and Supplies that is placed on consignment or is in transit, except for Parts and Supplies in transit between domestic locations of
         Credit Parties as to which Agent's Liens have been perfected at origin
         and destination;                                                                     ___________

         Parts and Supplies that is covered by (i) a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders or (ii) a certificate of title unless (x)
         Borrower sells goods of that kind and such Parts and Supplies is held for sale or lease or is on lease by Borrower as lessor or (y) the Lien of Agent has been noted on such certificate of title in accordance with
         applicable state law;                                                                ___________

         Parts and Supplies that is excess, obsolete, unsaleable, shopworn,
         seconds, damaged or unfit for sale;                                                  ___________

         Parts and Supplies stored in, installed in or affixed to any property subject to any Lien having priority over the Lien of Agent for the benefit of Agent and the ratable benefit of Lenders (including
         Permitted Encumbrances) and the holder of such Lien has not entered into an intercreditor agreement in form and substance satisfactory to
         Agent as to such Lien;                                                               ___________

         Parts and Supplies that is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders subject to Permitted
         Encumbrances of the type described in clauses (a), (d), (e) or (g) of
         the definition of such term;                                                         ___________

         Parts and Supplies that breaches any of the representations or warranties pertaining to Parts and Supplies set forth in the Loan
         Documents;                                                                           ___________

         Parts and Supplies that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily
         available;                                                                           ___________

         Parts and Supplies that is not covered by casualty insurance reasonably
         acceptable to Agent; or                                                              ___________

         Parts and Supplies that is otherwise unacceptable to Agent in its
         reasonable credit judgment.                                                          ___________

Notwithstanding anything to the contrary contained herein, until there has been a determination of Net Orderly Liquidation Value of Parts and Supplies, none of the Parts and Supplies shall be Eligible Parts and Supplies.

Total Ineligible Parts and Supplies                                                          $___________

Total Eligible Parts and Supplies (Parts and Supplies less Total Ineligible
Parts and Supplies)                                                                          $___________

Advance Rate (the lesser of (i) 100% of the net book value of Eligible Parts and
Supplies or (ii) 85% of the Appraised Net Orderly Liquidation Value of Eligible
Parts and Supplies)                                                                           ___________%

Parts and Supplies Availability                                                              $___________

Equipment owned by, and in the possession of the Borrower, and located in the
United States of America, reflected as equipment on the Borrower's balance sheet
(as of the date above), valued at the lower of cost or market (including adequate reserves for obsolete, slow moving or excess quantities), on a
first-in, first-out basis                                                                    $___________

Less:    Ineligible Equipment:

         Equipment that is not owned by Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's performance with respect to that Equipment), except the Liens in favor of Agent, on behalf of itself and Lenders and
         Permitted Encumbrances of the type described in clauses (a), (d), (e)
         or (g) of the definition of such term;                                               ___________

         Equipment that (i) is not located on premises owned, leased or rented by Borrower and set forth in the various subschedules to Schedule III to the Security Agreement (unless, at any time, such Equipment is being used at a construction or similar site or, if such Equipment is mounted on, affixed to or otherwise placed in a motor vehicle or such Equipment is a motor vehicle owned by such Borrower, such motor vehicle is located at the residence of the driver authorized to drive the motor vehicle, provided that such motor vehicle (A) is covered by a certificate of title on which the interest of the Agent has been noted, free and clear of all Liens except those in favor of Agent and Lenders and Permitted Encumbrances of the type described in clauses (a), (d),
         (e) or (g) of the definition of such term, and (B) is equipped with a global positioning tracking device (that is permanently affixed to such motor vehicle) that enables such Borrower to determine at all times the movement and location of such motor vehicle) or (ii) is stored at a leased location, unless Agent has given its prior consent thereto and unless (x) a reasonably satisfactory landlord's waiver has been delivered to Agent within thirty (30) days after the Closing Date, or
         (y) Reserves equal to three months' rent (based upon base rent and such
         Borrower's pro rata share of operating costs, utilities and taxes payable by such Borrower under the lease, but excluding any supplemental rent or other costs, expenses or amounts or any indemnities payable thereunder, upon default or otherwise) have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at any site if the aggregate book value of Equipment, together with Parts and Supplies of Borrower, at
         any such location is less than $100,000;                                             ___________

         Equipment that is covered by a certificate of title unless the interest of Agent has been noted on such certificate of title, free and clear of all Liens except those in favor of Agent and Lenders and Permitted
         Encumbrances of the type described in clauses (a), (d), (e) or (g) of
         the definition of such term;                                                         ___________

         Equipment that is excess, obsolete, unsaleable, shopworn, seconds,
         damaged or unfit for sale;                                                           ___________

         Equipment that is not a vehicle or a construction tool used by such
         Borrower in the ordinary course of its business;                                     ___________

         Equipment that is not subject to a first priority lien in favor of
         Agent on behalf of itself and Lenders subject to Permitted Encumbrances of the type described in clauses (a), (d), (e) or (g) of the definition
         of such term;                                                                        ___________

         Equipment that breaches any of the representations or warranties
         pertaining to Equipment set forth in the Loan Documents;                             ___________

         Equipment that is Parts and Supplies;

         Equipment that consists of Hazardous Materials or goods that can be
         transported or sold only with licenses that are not readily available;               ___________

         Equipment that is not covered by casualty insurance reasonably
         acceptable to Agent; or                                                              ___________

         Equipment that is otherwise unacceptable to Agent in its reasonable
         credit judgment.                                                                     ___________

Total Ineligible Equipment                                                                   $___________

Total Eligible Equipment (Equipment less Total Ineligible Equipment)                         $___________

Advance Rate (the lesser of (i) 100% of the net book value of Eligible Equipment or (ii) 85% of the Appraised Net Orderly Liquidation Value of Eligible
Equipment)                                                                                    ___________%

Equipment Availability                                                                       $___________

Borrowing Base (Accounts Availability plus Parts and Supplies Availability
plus Equipment Availability)                                                                  ===========

                                                             Exhibit 4.9(e)(iii)

                           BORROWING BASE CERTIFICATE

                                BOB MACK CO., INC

                            DATE: ___________, ______

                  This Certificate is given by Bob Mack Co., Inc. ("Borrower") pursuant to subsection 4.9(e) of that certain Credit Agreement dated as of May 22, 2003 among Borrower, the other Credit Parties party thereto, the Lenders from time to time party thereto and General Electric Capital Corporation, as agent for the Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                  The undersigned is duly authorized to execute and deliver this Certificate on behalf of Borrower. By executing this Certificate such officer hereby certifies to Agent and Lenders that:

                  (a) Attached hereto as Schedule 1 is a calculation of the proposed Borrowing Base for Borrower as of the above date;

                  (b) Based on such schedule, the proposed Borrowing Base as of the above date is:

                                $_______________

                  (c) Agent shall have the right to establish or modify or eliminate Reserves against Eligible Accounts, Eligible Short-Term Rentals, Eligible Parts and Supplies and Eligible Equipment from time to time in its reasonable credit judgment. In addition, Agent reserves the right at any time upon five (5) days' prior written notice to adjust any of the criteria set forth below and to establish new criteria in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments which have the effect of making more credit available. Borrower acknowledges that the exercise by Agent of any right pursuant to this clause (c) shall have the effect of adjusting the proposed Borrowing Base set forth above.

                  IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by its ________________ this ____ day of ___________, ____.

                                            BOB MACK CO., INC.

                                            By:  _______________________________
                                            Its: _______________________________

                                                                      Schedule 1
                                                          to Exhibit 4.9(e)(iii)

                           BORROWING BASE CALCULATION

                               BOB MACK CO., INC.

                                  ("BORROWER")

Accounts of the Borrower reflected as accounts receivable on the Borrower's balance sheet (as of the date above), but solely to the extent of the unpaid portion of the obligations stated on the respective invoices issued to a customer of Borrower with respect to inventory sold and shipped or services performed in the ordinary course of business, net of any credits, rebates or
offsets owed by Borrower to the respective customer.                                         $___________

Less:    Ineligible Accounts:

         Accounts that do not arise from the sale of goods or the performance of
         services by Borrower in the ordinary course of its business;                         ___________

         Accounts (i) upon which Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents progress billing in excess of cost or percentage of completion of the applicable
         contract or is subject to the equitable lien of a surety bond issuer;                ___________

         Any Account to the extent that any defense, counterclaim, setoff or
         dispute is asserted as to such Account;                                              ___________

         Accounts that are not true and correct statements of bona fide indebtedness incurred in the amount of such Account for merchandise sold to or services rendered and accepted by the applicable Account
         Debtor;                                                                              ___________

         Accounts with respect to which an invoice, reasonably acceptable to
         Agent in form and substance, has not been sent to the applicable
         Account Debtor (including, without limitation, accrued but unbilled
         Accounts of "Division 40");                                                          ___________

         Accounts that (i) are not owned by Borrower or (ii) are subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders and
         Permitted Encumbrances of the type described in clauses (a) or (g) of
         the definition of such term;                                                         ___________

         Accounts that arise from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has
         any common officer or director with any Credit Party;                                ___________

         Accounts that are the obligation of an Account Debtor that is the
         United States government or a political subdivision thereof, unless
         Agent, in its sole discretion, has agreed to the contrary in writing and Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the
         assignment thereof with respect to such obligation;                                  ___________

         Accounts that are the obligations of an Account Debtor located in a foreign country other than Canada unless payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to
         Agent as to form, amount and issuer;                                                 ___________

         Accounts to the extent Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to
         Borrower or any Subsidiary thereof but only to the extent of the
         potential offset;                                                                    ___________

         Accounts that arise with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the
         Account Debtor is or may be conditional;                                             ___________

         Accounts that are in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon
         the occurrence of any of the following:                                              ___________

         (i) the Account is not paid within the earlier of: sixty (60) days following its due date or ninety (90) days following its original invoice date;

         (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

         (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

         Accounts that are the obligations of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are
         ineligible under clause (i) of the immediately preceding criterion;                  ___________

         Accounts as to which Agent's Lien thereon, on behalf of itself and
         Lenders, is not a first priority perfected Lien;                                     ___________

         Accounts as to which any of the representations or warranties in the
         Loan Documents are untrue;                                                           ___________

         Accounts that are evidenced by a judgment, Instrument or Chattel Paper;              ___________

         Accounts to the extent such Account exceeds any credit limit established by Agent, in its reasonable credit judgment, following five
         (5) days' prior written notice of such limit by Agent to Borrower;                   ___________

         Accounts to the extent that such Account, together with all other
         Accounts owing to such Account Debtor and its Affiliates as of any date
         of determination exceed 15% of all Eligible Accounts;                                ___________

         Accounts that are payable in any currency other than Dollars or
         Canadian Dollars; or                                                                 ___________

         Accounts that constitute a "retention" Account; or                                   ___________

         Accounts that are otherwise unacceptable to Agent in its reasonable
         credit judgment.                                                                     ___________

Total Ineligible Accounts                                                                    $___________

Total Eligible Accounts (Accounts less Total Ineligible Accounts)                            $___________

Short-Term Rentals of the Borrower reflected on the Borrower's balance sheet (as of the date above), but solely to the extent of the unpaid portion of the obligations stated on the respective invoices issued to a lessee obligated upon such Short-Term Rental with respect to tools or like property leased in the ordinary course of business, net of any credits, rebates or offsets owed by
Borrower to such lessee.                                                                     $___________

Less:    Ineligible Short-Term Rentals:

         Short-Term Rentals not subject to a written lease agreement;                         ___________

         Short-Term Rentals not subject to a first priority perfected security
         interest of Agent on behalf of Lenders;                                              ___________

         Any portion of such Short-Term Rental that has not been billed or is not
         due within thirty (30) days of the applicable date of determination;                 ___________

         Short-Term Rentals upon which such Borrower is not able to bring suit                ___________
         or otherwise enforce its remedies against the relevant lessee through judicial process;

         Short-Term Rentals that (i) are not owned by such Borrower, (ii) are                 ___________
         subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders and Permitted Encumbrances of the type described in clauses
         (a) or (g) of the definition of such term;

         Short-Term Rentals that are the obligation of a lessee that is the                   ___________
         United States government or a political subdivision thereof, unless
         Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation;

         Short-Term Rentals that are the obligation of a lessee located in a                  ___________
         foreign country, other than Canada;

         Short-Term Rentals in excess of $500,000 in the aggregate;                           ___________

         Short-Term Rentals that are in default or due under a lease in default;              ___________
         provided, that without limiting the generality of the foregoing, a
         Short-Term Rental shall be deemed in default upon the occurrence of any of the following:

         (i)      the Short-Term Rental is not paid within the earlier of: 60                 ___________
                  days following its due date or 90 days following its original invoice date;

         (ii)     the lessee obligated upon such Short-Term Rental suspends                   ___________
                  business, makes a general assignment for the benefit of
                  creditors or fails to pay its debts generally as they come due; or

         (iii)    a petition is filed by or against any lessee obligated upon                 ___________
                  such Short-Term Rental under any bankruptcy law or any other federal, state or foreign (including any provincial)
                  receivership, insolvency relief or other law or laws for the relief of debtors;

         Short-Term Rentals that are the obligation of a lessee if fifty percent              ___________
         (50%) or more of the Dollar amount of all Short-Term Rental owing by that lessee are ineligible under clause (i) of the immediately preceding criterion;

         Short-Term Rentals as to which any of the representations or warranties              ___________
         in the Loan Documents are untrue;

         Short-Term Rentals to the extent such Short-Term Rental exceeds any                  ___________
         credit limit established by Agent, in its reasonable credit judgment, following five (5) days' prior written notice of such limit by Agent to
         Borrower Representative;

         Short-Term Rentals that are payable in any currency other than Dollars               ___________
         or Canadian Dollars; or

         Short-Term Rentals that are otherwise unacceptable to Agent in its                   ___________
         reasonable credit judgment.

Total Ineligible Short-Term Rentals                                                          $___________

Total Eligible Short-Term Rentals (Short-Term Rentals less Ineligible Short-Term             $___________
Rentals)

Total Eligible Accounts plus Total Eligible Short-Term Rentals                               $___________

Advance Rate (Total Eligible Accounts plus Total Eligible Short-Term Rentals)                          85%

Accounts and Short-Term Rentals Availability                                                 $___________

Parts and Supplies owned by, and in the possession of the Borrower, and located              $___________
in the United States of America, reflected on the Borrower's balance sheet (as of the date above), valued at the lower of cost or market (including adequate reserves for obsolete, slow moving or excess quantities), on a first-in, first-out basis

Less:    Ineligible Parts and Supplies:

         Parts and Supplies that is not owned by Borrower free and clear of all               ___________
         Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's performance with respect to that
         Parts and Supplies), except the Liens in favor of Agent, on behalf of itself and Lenders and Permitted Encumbrances of the type described in clauses (a), (d), (e) or (g) of the definition of such term;

         Parts and Supplies that (i) is not located on premises owned, leased or rented by Borrower and set forth in the various subschedules to
         Schedule III to the Security Agreement (excluding Parts and Supplies mounted on, affixed to or otherwise placed in a motor vehicle owned by such Borrower and such motor vehicle is located at the residence of the driver authorized to drive such motor vehicle, provided that such motor vehicle (A) is covered by a certificate of title on which the interest of the Agent has been noted, free and clear of all Liens except those in favor of Agent and Lenders and Permitted Encumbrances of the type described in clauses (a), (d), (e) or (g) of the definition of such term, and (B) is equipped with a global positioning tracking device
         (that is permanently affixed to such motor vehicle) that enables such
         Borrower to determine at all times the movement and location of such
         motor vehicle) or (ii) is stored at a leased location, unless Agent has              ___________
         given its prior consent thereto and unless (x) a reasonably satisfactory landlord waiver has been delivered to Agent within thirty
         (30) days after the Closing Date, or (y) Reserves equal to three months' rent (based upon base rent and such Borrower's pro rata share of operating costs, utilities and taxes payable by such Borrower under the lease, but excluding any supplemental rent or other costs, expenses or amounts or any indemnities payable thereunder, upon default or otherwise) have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at any site if the aggregate book value of Parts and Supplies, together with
         Equipment of Borrower, at any such location is less than $100,000;

         Parts and Supplies that is placed on consignment or is in transit,                   ___________
         except for Parts and Supplies in transit between domestic locations of
         Credit Parties as to which Agent's Liens have been perfected at origin and destination;

         Parts and Supplies that is covered by (i) a negotiable document of                   ___________
         title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders or (ii) a certificate of title unless (x)
         Borrower sells goods of that kind and such Parts and Supplies is held for sale or lease or is on lease by Borrower as lessor or (y) the Lien of Agent has been noted on such certificate of title in accordance with applicable state law;

         Parts and Supplies that is excess, obsolete, unsaleable, shopworn,                   ___________
         seconds, damaged or unfit for sale;

         Parts and Supplies stored in, installed in or affixed to any property                ___________
         subject to any Lien having priority over the Lien of Agent for the benefit of Agent and the ratable benefit of Lenders (including
         Permitted Encumbrances) and the holder of such Lien has not entered into an intercreditor agreement in form and substance satisfactory to
         Agent as to such Lien;

         Parts and Supplies that is not subject to a first priority lien in                   ___________
         favor of Agent on behalf of itself and Lenders subject to Permitted
         Encumbrances of the type described in clauses (a), (d), (e) or (g) of the definition of such term;

         Parts and Supplies that breaches any of the representations or                       ___________
         warranties pertaining to Parts and Supplies set forth in the Loan
         Documents;

         Parts and Supplies that consists of Hazardous Materials or goods that                ___________
         can be transported or sold only with licenses that are not readily available;

         Parts and Supplies that is not covered by casualty insurance reasonably              ___________
         acceptable to Agent; or

         Parts and Supplies that is otherwise unacceptable to Agent in its                    ___________
         reasonable credit judgment.

Notwithstanding anything to the contrary contained herein, until there has been a determination of Net Orderly Liquidation Value of Parts and Supplies, none of the Parts and Supplies shall be Eligible Parts and Supplies.

Total Ineligible Parts and Supplies                                                          $___________

Total Eligible Parts and Supplies (Parts and Supplies less Total Ineligible Parts
and Supplies)                                                                                $___________

Advance Rate (the lesser of (i) 100% of the net book value of Eligible Parts and              ___________%
Supplies or (ii) 85% of the Appraised Net Orderly Liquidation Value of Eligible
Parts and Supplies)

Parts and Supplies Availability                                                              $___________

Equipment owned by, and in the possession of the Borrower, and located in the                $___________
United States of America, reflected as equipment on the Borrower's balance sheet
(as of the date above), valued at the lower of cost or market (including adequate reserves for obsolete, slow moving or excess quantities), on a first-in, first-out basis

Less:    Ineligible Equipment:

         Equipment that is not owned by Borrower free and clear of all Liens and              ___________
         rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's performance with respect to that Equipment), except the Liens in favor of Agent, on behalf of itself and Lenders and
         Permitted Encumbrances of the type described in clauses (a), (d), (e)
         or (g) of the definition of such term;

         Equipment that (i) is not located on premises owned, leased or rented                ___________
         by Borrower and set forth in the various subschedules to Schedule III to the Security Agreement (unless, at any time, such Equipment is being used at a construction or similar site or, if such Equipment is mounted on, affixed to or otherwise placed in a motor vehicle or such Equipment is a motor vehicle owned by such Borrower, such motor vehicle is located at the residence of the driver authorized to drive the motor vehicle, provided that such motor vehicle (A) is covered by a certificate of title on which the interest of the Agent has been noted, free and clear of all Liens except those in favor of Agent and Lenders and Permitted Encumbrances of the type described in clauses (a), (d),
         (e) or (g) of the definition of such term, and (B) is equipped with a global positioning tracking device (that is permanently affixed to such motor vehicle) that enables such Borrower to determine at all times the movement and location of such motor vehicle) or (ii) is stored at a leased location, unless Agent has given its prior consent thereto and unless (x) a reasonably satisfactory landlord's waiver has been delivered to Agent within thirty (30) days after the Closing Date, or
         (y) Reserves equal to three months' rent (based upon base rent and such
         Borrower's pro rata share of operating costs, utilities and taxes payable by such Borrower under the lease, but excluding any supplemental rent or other costs, expenses or amounts or any indemnities payable thereunder, upon default or otherwise) have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver has been delivered to Agent, or (v) is located at any site if the aggregate book value of Equipment, together with Parts and Supplies of Borrower, at any such location is less than $100,000;

         Equipment that is covered by a certificate of title unless the interest              ___________
         of Agent has been noted on such certificate of title, free and clear of all Liens except those in favor of Agent and Lenders and Permitted
         Encumbrances of the type described in clauses (a), (d), (e) or (g) of the definition of such term;

         Equipment that is excess, obsolete, unsaleable, shopworn, seconds,
         damaged or unfit for sale;                                                           ___________

         Equipment that is not a vehicle or construction tool used by such
         Borrower in the ordinary course of its business;                                     ___________

         Equipment that is not subject to a first priority lien in favor of                   ___________
         Agent on behalf of itself and Lenders subject to Permitted Encumbrances of the type described in clauses (a), (d), (e) or (g) of the definition of such term;

         Equipment that breaches any of the representations or warranties                     ___________
         pertaining to Equipment set forth in the Loan Documents;

         Equipment that is Parts and Supplies;

         Equipment that consists of Hazardous Materials or goods that can be                  ___________
         transported or sold only with licenses that are not readily available;

         Equipment that is not covered by casualty insurance reasonably
         acceptable to Agent; or                                                              ___________

         Equipment that is otherwise unacceptable to Agent in its reasonable                  ___________
         credit judgment.

Total Ineligible Equipment                                                                   $___________

Total Eligible Equipment (Equipment less Total Ineligible Equipment)                         $___________

Advance Rate (the lesser of (i) 100% of the net book value of Eligible Equipment              ___________%
or (ii) 85% of the Appraised Net Orderly Liquidation Value of Eligible
Equipment)

Equipment Availability                                                                       $___________

Borrowing Base (Accounts Availability plus Parts and Supplies Availability plus               ___________
Equipment Availability)

                                                              Exhibit 4.9(e)(iv)

                           BORROWING BASE CERTIFICATE

                           PENHALL INTERNATIONAL CORP.

                            DATE: ___________, ______

                  This Certificate is given by Penhall International Corp. ("Borrower") pursuant to subsection 4.9(e) of that certain Credit Agreement dated as of May 22, 2003 among Borrower, the other Credit Parties party thereto, the Lenders from time to time party thereto and General Electric Capital Corporation, as agent for the Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                  The undersigned is duly authorized to execute and deliver this Certificate on behalf of Borrower. By executing this Certificate such officer hereby certifies to Agent and Lenders that:

                  (a) Attached hereto as Schedule 1 is a calculation of the proposed Borrowing Base for Borrower as of the above date;

                  (b) Based on such schedule, the proposed Borrowing Base as of the above date is:

                               $_________________

                  (c) Agent shall have the right to establish or modify or eliminate Reserves against Eligible Real Estate from time to time in its reasonable credit judgment. In addition, Agent reserves the right upon five (5) days' prior written notice at any time to adjust any of the criteria set forth below and to establish new criteria in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments which have the effect of making more credit available. Borrower acknowledges that the exercise by Agent of any right pursuant to this clause (c) shall have the effect of adjusting the proposed Borrowing Base set forth above.

                  IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by its ________________ this ____ day of ___________, ____.

                                            PENHALL INTERNATIONAL CORP.

                                            By:  _______________________________
                                            Its: _______________________________

                                                                      Schedule 1
                                                           to Exhibit 4.9(e)(iv)

                           BORROWING BASE CALCULATION

                           PENHALL INTERNATIONAL CORP.

                                  ("BORROWER")

Real Estate, and improvements thereon, of the Borrower that Agent has                        $___________
specifically identified and approved in writing and as to which, following an independent appraisal thereof, Agent has assigned an Appraised Forced
Liquidation Value

Less:    Ineligible Real Estate

         Real Estate that is not owned by such Borrower free and clear of all                 ___________
         Liens and rights of any other Person, except the Liens in favor of
         Agent, on behalf of itself and Lenders and Permitted Encumbrances and of the type described in clauses (a), (d), (e) (g), (h) or (j) of the definition of such term;

         Real Estate as to which Agent has not received a loan policy of title                ___________
         insurance in favor of Agent and in form and amount and issued by a title insurance company satisfactory to Agent, in its reasonable discretion, together with such endorsements thereto as Agent shall require, in its reasonable discretion (provided such endorsements are available in the jurisdiction where such Real Estate is located);

         Real Estate as to which Agent has not received an environmental report               ___________
         satisfactory to Agent, in its sole discretion;

         Real Estate that is not subject to a first priority Lien in favor of                 ___________
         Agent on behalf of itself and Lenders subject only to Permitted
         Encumbances;

         Real Estate that breaches any of the representations or warranties                   ___________
         pertaining to Real Estate set forth in the Loan Documents; or

         Real Estate that is not covered by casualty insurance reasonably                     ___________
         acceptable to Agent.

Total Ineligible Real Estate                                                                 $___________

Total Eligible Real Estate (Real Estate less Total Ineligible Real Estate)                   $___________

Advance Rate                                                                                  ___________%

Real Estate Availability                                                                     $___________

Borrowing Base                                                                                ___________

                                                                  EXHIBIT 4.9(l)

                             COMPLIANCE CERTIFICATE

                          PENHALL INTERNATIONAL CORP.,

                                PENHALL COMPANY,

                              PENHALL LEASING LLC,

                                       AND

                                BOB MACK COMPANY

                             DATE: __________, _____

                  This Certificate is given by PENHALL INTERNATIONAL CORP., PENHALL COMPANY, PENHALL LEASING, L.L.C., AND BOB MACK CO., INC. (each individually a "Borrower" and together and jointly and severally, the "Borrowers") pursuant to Section 4.9(l) of that certain Credit Agreement dated as of May 22, 2003 among Borrowers, the other Credit Parties party thereto, the Lenders from time to time party thereto and General Electric Capital Corporation, as agent for the Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

                  The undersigned is duly authorized to execute and deliver this Certificate on behalf of Borrowers. By executing this Certificate such officer hereby certifies to Agent and Lenders that:

                  (a) the financial statements delivered with this Certificate in accordance with Section 4.9(b) and/or Section 4.9(c) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Holdings and its Subsidiaries as of the dates of such financial statements;

                  (b) I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Credit Parties during the accounting period covered by such financial statements;

                  (c) such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth on Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrower has taken, is taking and proposes to take with respect thereto;

                  (d) except as set forth on Schedule 1 hereto, Borrowers are in compliance with the covenants contained in Sections 3.1, 3.3, 3.4, 3.5,
3.7 and 3.8 and Section 4 of the Credit Agreement, as demonstrated on Schedule 1 hereto;

                  (e)      omitted;

                  (f)      omitted;

                  (g) except as set forth on Schedule 3 hereto, subsequent to the date of the most recent Certificate submitted by Borrowers pursuant to
Section 4.9(l) of the Credit Agreement, no Credit Party has (i) changed its name as it appears in official filings in the jurisdiction of its organization, (ii) changed its chief executive office, principal place of business, corporate offices, warehouses or locations at which Collateral is held or stored, or the location of its records concerning Collateral, (iii) changed the type of entity that it is, (iv) changed (or has had changed) its organization identification number, if any, issued by its jurisdiction of organization, (v) changed its jurisdiction of organization, (vi) changed the end of its Fiscal Year, or (vii) formed any new Subsidiary or entered into any partnership or joint venture with any other Person; and

                  (h) except as set forth on Schedule 4 hereto, subsequent to the date of the most recent Certificate submitted by Borrowers pursuant to
Section 4.9(l) of the Credit Agreement, there has been no event which would alter any of the disclosures set forth on Schedule 5.4(b) of the Credit Agreement.

                  IN WITNESS WHEREOF, Borrowers have caused this Certificate to be executed by its __________________ this ____ day of ___________, ____.

                                            PENHALL INTERNATIONAL CORP.,

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                            PENHALL COMPANY,

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                            PENHALL LEASING, L.L.C.

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                            BOB MACK CO., INC.

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                                                      SCHEDULE 1
                                                                  Exhibit 4.9(l)

ALL AMOUNTS IN EXHIBIT 4.9(l) ARE WITHOUT DUPLICATION AND, UNLESS OTHERWISE INDICATED, ARE CALCULATED FOR HOLDINGS AND ITS SUBSIDIARIES ON A CONSOLIDATED BASIS

                                  INDEBTEDNESS
                                  (SECTION 3.1)

Intercompany Indebtedness among Borrowers and their Subsidiaries:

              Actual in the aggregate                                                        $___________

              Permitted in the aggregate                                                     $___________

              In Compliance                                                                  Yes/No

Unsecured Senior Notes of Holdings:

              Actual in the aggregate                                                        $___________

              Permitted in the aggregate                                                     $___________

              In Compliance                                                                  Yes/No

Indebtedness secured by purchase money Liens or incurred with respect to Capital
Leases:

              Actual in the aggregate                                                        $___________

              Permitted in the aggregate                                                     $___________

              In Compliance                                                                  Yes/No

Unsecured Indebtedness:

              Actual in the aggregate                                                        $___________

              Permitted in the aggregate                                                     $___________

              In Compliance                                                                  Yes/No

                                   INVESTMENTS
                                  (SECTION 3.3)

Loans and advances to employees for moving, traveling and other similar expenses in the ordinary course of business:

              Actual in the aggregate                                                        $___________

              Permitted in the aggregate                                                     $___________

              In Compliance                                                                  Yes/No

Capital contributions to wholly owned domestic Subsidiaries that are Guarantors:

              Actual in the aggregate                                                        $___________

              Permitted in the aggregate                                                     $___________

              In Compliance                                                                  Yes/No

                             CONTINGENT OBLIGATIONS
                                  (SECTION 3.4)

Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations:

              Actual in the aggregate                                                        $___________

              Permitted in the aggregate                                                     $___________

              In Compliance                                                                  Yes/No

Other Contingent Obligations not otherwise permitted in Sections 3.4(a) through
(h):

              Actual in the aggregate                                                        $___________

              Permitted in the aggregate                                                     $___________

              In Compliance                                                                  Yes/No

                           RESTRICTED JUNIOR PAYMENTS
                                  (SECTION 3.5)

Management fees paid:

              Actual                                                                         $___________

              Permitted                                                                      $___________

              In Compliance                                                                  Yes/No

Distributions and payments made to Holdings by Borrowers:

              Actual (current Fiscal Year)                                                   $___________

              Permitted (current Fiscal Year)                                                $___________

              In Compliance                                                                  Yes/No

              Actual (term of Credit Agreement)                                              $___________

              Permitted (term of Credit Agreement)                                           $___________

              In Compliance                                                                  Yes/No

                               DISPOSAL OF ASSETS
                                  (SECTION 3.7)

Describe any Asset Dispositions (including any Permitted Sale-Leaseback) made during the period (list each transaction by market value of assets sold, and, in the case of a Permitted Sale-Leaseback, the principal terms of the applicable lease):

       _______________________________________________                                       $___________

       _______________________________________________                                       $___________

       _______________________________________________                                       $___________

       _______________________________________________                                       $___________

Permitted Asset Dispositions (other than Permitted Sale-Leasebacks) in a single
transaction or series of related transactions (asset market value)                           $___________

In Compliance                                                                                Yes/No

Aggregate market value of Asset Dispositions (other than
Permitted Sale-Leasebacks) in Fiscal Year                                                    $___________

Permitted aggregate market value of Asset Dispositions (other than
Permitted Sale-Leasebacks) in Fiscal Year                                                    $___________

In Compliance                                                                                Yes/No

                          TRANSACTIONS WITH AFFILIATES
                                  (SECTION 3.8)

Directors fees paid in current Fiscal Year:

              Actual in the aggregate                                                        $___________

              Permitted in the aggregate                                                     $___________

              In Compliance                                                                  Yes/No

                  PARTS AND PROPERTY CAPITAL EXPENDITURE LIMIT
                                  (SECTION 4.1)

Parts and Property Capital Expenditures are defined as follows:

All expenditures (by the expenditure of cash or the incurrence of Indebtedness)
during the measuring period for any fixed assets, parts, tools, supplies or improvements (in each case other than Equipment) or for replacements, substitutions or additions thereto that have a useful life of more than one
year and that are required to be capitalized under GAAP                                      $___________

Plus:    deposits made during the measuring period in connection with fixed assets, parts, tools and supplies; less deposits of a prior period
         included above                                                                       ___________

Less:    Net Proceeds of Asset Dispositions (except Permitted Sale-Leasebacks)
         which Borrowers are permitted to reinvest under Section 1.5(c) of the
         Credit Agreement and are included in the expenditures above                          ___________

Parts and Property Capital Expenditures*                                                     $===========

Permitted Parts and Property Capital Expenditures (including Carry Over Amount
of $____________ from prior fiscal year)                                                     $===========

In Compliance                                                                                Yes/No

* Credit Parties will be deemed to have made $900,000 in Parts and Property Capital Expenditures in the aggregate for the Fiscal Quarters ending September 30, 2002, December 31, 2002 and March 31, 2003.

                                  LEASE LIMITS
                                  (SECTION 4.2)

All rents (or substantially equivalent payments) paid during the measuring period for operating leases, synthetic leases and similar off-balance sheet
financing with respect to equipment                                                          $===========

Permitted Lease Payments                                                                     $===========

In Compliance                                                                                Yes/No

                   DOLLAR UTILIZATION RATE OF EQUIPMENT RATIO
                                  (SECTION 4.4)

Dollar Utilization Rate of Equipment Ratio is defined as follows:

Total Company Standard Revenue for the measuring period divided by Total Company
Standard Available Revenue for the measuring period.                                          ___________%

In Compliance                                                                                Yes/No

Total Company Standard Revenue for the measuring period is the sum of Standard
Revenue for the measuring period for all lines of equipment.

Total Company Standard Available Revenue for the measuring period is the sum of Standard Available Revenue for the measuring period for all lines of equipment.

Standard Revenue for the measuring period is the sum of all billed hours for the measuring period for a specific line of equipment, multiplied by the division's
Adjusted Standard Rate for such measuring period for that line of equipment.

Standard Available Revenue for the measuring period is the number of working hours for such measuring period multiplied by the division's Adjusted Standard
Rate for such measuring period for that line of equipment.

Adjusted Standard Rate for the measuring period is the standard rate for such measuring period for a line of equipment adjusted for, among other things, overtime, travel time, layout work, interdivision discounts and standby time discounts for the measuring period.

                         MINIMUM INTEREST COVERAGE RATIO
                                  (SECTION 4.5)

Interest Coverage Ratio is defined as follows:

Interest expense (whether cash or non-cash) deducted in the determination of
Consolidated Net Income, including interest expense with respect to any Funded
Debt and interest expense that has been capitalized                                          $___________

Less:    Amortization of capitalized fees and expenses incurred with respect to
         the Related Transactions included in interest expense above                          ___________

         Amortization of any original discount attributable to any Funded Debt
         or warrants included in interest expense above                                       ___________

         Interest paid in kind and included in interest expense above                         ___________

Interest Expense*                                                                            $___________

EBITDA (calculated in Schedule 2 of this Exhibit)                                            $___________

Subtotal                                                                                     $===========

Interest Coverage Ratio (Subtotal from above, divided by Interest Expense)                    ===========

Required Interest Coverage Ratio                                                              ===========

In Compliance                                                                                Yes/No

* For calculations as of September 30, 2002, December 31, 2002 and March 31, 2003 for the Fiscal Quarters ending on such dates (i) Interest Expense will be $3,600,000, $3,500,000 and $3,400,000, respectively and (ii) EBITDA will be
$8,000,000, $7,100,000 and $2,150,000, respectively.

                             MAXIMUM LEVERAGE RATIO
                                  (SECTION 4.6)

Leverage Ratio is defined as follows:

Funded Debt as of the date of determination, including the average outstanding principal of the Revolving Credit Advances as of the end of each Fiscal Quarter included in the measuring period and the amount of Letter of Credit Obligations
as of the end of the last Fiscal Quarter in the measuring period*                            $===========

Less:    Senior Unsecured Notes

EBITDA (calculated in Schedule 2 of this Exhibit)                                            $___________

Leverage Ratio (Funded Debt less Senior Unsecured Notes divided by EBITDA)                    ===========

Required Leverage Ratio                                                                       ===========

In Compliance                                                                                Yes/No

* For calculations as of September 30, 2002, December 31, 2002 and March 31, 2003, the revolving loan component of Funded Debt will be $11,600,000, $4,800,000 and $8,400,000 respectively.

                         MINIMUM BORROWING AVAILABILITY
                                  (SECTION 4.8)

Borrowing Availability                                                                        ___________

Required Minimum Borrowing Availability                                                      $  5,000,000

In Compliance                                                                                Yes/No

               CONDITIONS OR EVENTS WHICH CONSTITUTE A DEFAULT OR
                                EVENT OF DEFAULT

IF ANY CONDITION OR EVENT EXISTS THAT CONSTITUTES A DEFAULT OR EVENT OF DEFAULT, SPECIFY NATURE AND PERIOD OF EXISTENCE AND WHAT ACTION CREDIT PARTIES HAVE TAKEN, IS TAKING OR PROPOSES TO TAKE WITH RESPECT THERETO; IF NO CONDITION OR EVENT EXISTS, STATE "NONE."

                                                                      SCHEDULE 2
                                                                  Exhibit 4.9(l)

                              CALCULATION OF EBITDA

Consolidated Net Income is defined as follows:

Consolidated net income during the measuring period excluding:                               $___________

         the income (or deficit) of any Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, Holdings or
         any of its Subsidiaries                                                              ___________

         the income (or deficit) of any Person (other than a Subsidiary) in which Holdings has an ownership interest, except to the extent any such income has actually been received by Borrowers or any of their
         Subsidiaries in the form of cash dividends or distributions                          ___________

         the undistributed earnings of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such
         Subsidiary                                                                           ___________

         any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued
         during such period                                                                   ___________

         any net gain attributable to the write-up of any asset                               ___________

         any net gain from the collection of the proceeds of life insurance
         policies                                                                             ___________

         any net gain arising from the acquisition of any securities, or the extinguishment of any Indebtedness, of Holdings or any of its
         Subsidiaries                                                                         ___________

         in the case of a successor to Holdings or any of its Subsidiaries by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of
         assets                                                                               ___________

         any deferred credit representing the excess of equity in any Subsidiary of Holdings at the date of acquisition of such Subsidiary over the cost
         to Holdings of the investment in such Subsidiary                                     ___________

Consolidated Net Income                                                                      $===========

EBITDA is defined as follows:

Consolidated Net Income (from above)                                                         $___________

Less:    (in each case to the extent included in the calculation of Consolidated
         Net Income, but without duplication):

         income tax credits                                                                   ___________

         interest income                                                                      ___________

         gain from extraordinary items (net of loss from extraordinary items)                 ___________

         any aggregate net gain (net of any loss) arising from the sale, exchange or other disposition of capital assets (including any fixed assets, whether tangible or intangible, all inventory sold in
         conjunction with the disposition of fixed assets and all securities)                 ___________

         any other non-cash gains                                                             ___________

         expenditures pursuant to the last sentence of Section 4.10 of the
         Credit Agreement applicable to, but not included on, the Pro Forma, including expenditures made in connection with Related Transactions and
         payment of liabilities on the Closing Date                                           ___________

Plus:    (in each case to the extent deducted in the calculation of Consolidated
         Net Income, but without duplication):

         any provision for income taxes                                                       ___________

         Interest Expense (calculated in Section 4.5 of Exhibit 4.9(l))                       ___________

         depreciation and amortization                                                        ___________

         amortized debt discount (but in the case of amortization and expenses of
         Related Transactions, only to the extent included in the Pro Forma)                  ___________

         any deduction as the result of any grant to any members of the management
         of Holdings or any of its Subsidiaries of any Stock                                  ___________

         expenses of the Related Transactions, provided that such expenses were
         included in the Pro Forma, or disclosed in any notes thereto                         ___________

EBITDA*

                                                                                             $===========

* For calculations as of September 30, 2002, December 31, 2002 and March 31, 2003, for the Fiscal Quarters ending on such dates, EBITDA will be $8,000,000, $7,100,000 and $2,150,000, respectively.

                                                                      SCHEDULE 3
                                                                  Exhibit 4.9(l)

                          ORGANIZATION/LOCATION CHANGES

IF ANY CREDIT PARTY HAS (i) CHANGED ITS NAME AS IT APPEARS IN OFFICIAL FILINGS IN THE STATE OF ITS ORGANIZATION, (ii) CHANGED ITS CHIEF EXECUTIVE OFFICE, PRINCIPAL PLACE OF BUSINESS, CORPORATE OFFICES, WAREHOUSES OR LOCATIONS AT WHICH COLLATERAL IS HELD OR STORED, OR THE LOCATION OF ITS RECORDS CONCERNING COLLATERAL, (iii) CHANGED THE TYPE OF ENTITY THAT IT IS, (iv) CHANGED (OR HAS HAD CHANGED) ITS ORGANIZATION IDENTIFICATION NUMBER, IF ANY, ISSUED BY ITS JURISDICTION OR ORGANIZATION, (v) CHANGED ITS JURISDICTION OF ORGANIZATION, (vi) CHANGED THE END OF ITS FISCAL YEAR, OR (vii) FORMED ANY NEW SUBSIDIARY OR ENTERED INTO ANY PARTNERSHIP OR JOINT VENTURE WITH ANY PERSON, SUCH CHANGE SHALL BE SPECIFIED BELOW; IF NO SUCH CHANGE HAS BEEN MADE, STATE "NONE."

                                                                      SCHEDULE 4
                                                                  Exhibit 4.9(l)

                             CAPITALIZATION CHANGES

IF WITH RESPECT TO ANY CREDIT PARTY THERE HAS BEEN A CHANGE IN AUTHORIZED STOCK, ISSUED AND OUTSTANDING STOCK OR THE IDENTITY OF THE HOLDERS OF ANY STOCK, OR IF WITH RESPECT TO ANY CREDIT PARTY THERE HAS BEEN A CHANGE PERTAINING TO PREEMPTIVE RIGHTS OR ANY OTHER OUTSTANDING RIGHTS, OPTIONS, WARRANTS, CONVERSION RIGHTS OR SIMILAR AGREEMENTS OR UNDERSTANDINGS FOR THE PURCHASE OR ACQUISITION OF ANY STOCK, SUCH CHANGE SHALL BE SET FORTH BELOW; IF NO SUCH CHANGE HAS OCCURRED, STATE "NONE."

                                   EXHIBIT 8.1
                                       to
                                CREDIT AGREEMENT

                              ASSIGNMENT AGREEMENT

                  This Assignment Agreement (this "Agreement") is made as of ___________ __, ____ by and between __________________________________
("Assignor Lender") and ________________________ ("Assignee Lender") and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, as agent ("Agent"). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.

                                    RECITALS:

                  WHEREAS, PENHALL COMPANY, a California corporation, PENHALL LEASING LLC, a California limited liability company, BOB MACK COMPANY, a California corporation, PENHALL INTERNATIONAL CORP., an Arizona corporation, and PENHALL INVESTMENTS, INC., a California corporation ("Credit Parties"), Agent, Assignor Lender and other Persons signatory thereto as Lenders have entered into that certain Credit Agreement dated as of May 22, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") pursuant to which Assignor Lender has agreed to make certain Loans to, and incur certain Letter of Credit Obligations for, Borrowers;

                  WHEREAS, Assignor Lender desires to assign to Assignee Lender [ALL/A PORTION] of its interest in the Loans (as described below), the Letter of Credit Obligations and the Collateral and to delegate to Assignee Lender [ALL/A PORTION] of its Commitments and other duties with respect to such Loans, Letter of Credit Obligations and Collateral;

                  WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and

                  WHEREAS, Assignee Lender desires to appoint Agent to serve as agent for Assignee Lender under the Credit Agreement.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1.       ASSIGNMENT, DELEGATION, AND ACCEPTANCE

         1.1 Assignment. Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [ALL/SUCH PERCENTAGE] of Assignor Lender's right, title, and interest in the Revolving Loan, Loan Documents and the Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Assignee Lender's Loans                            Principal Amount                        Pro Rata Share
-----------------------                            ----------------                        --------------
Revolving Loan                                       $____________                              ____%

         1.2 Delegation. Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [ALL/A PORTION] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to the Pro Rata Shares set forth above.

         1.3 Acceptance by Assignee Lender. By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

         1.4 Effective Date. Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of [THE DATE OF THIS AGREEMENT][_____ __, ____] ("Effective Date") and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below). [INTEREST AND FEES ACCRUED PRIOR TO THE EFFECTIVE DATE ARE FOR THE ACCOUNT OF ASSIGNOR LENDER, AND INTEREST AND FEES ACCRUED FROM AND AFTER THE EFFECTIVE DATE ARE FOR THE ACCOUNT OF ASSIGNEE LENDER.]

2.       INITIAL PAYMENT AND DELIVERY OF NOTES

         2.1 Payment of the Assigned Amount. Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 NOON NEW YORK TIME on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section 1.1 [TOGETHER WITH ACCRUED INTEREST, FEES AND OTHER AMOUNTS AS SET FORTH ON SCHEDULE 2.1] (the "Assigned Amount").

         2.2 Payment of Assignment Fee. [Assignor Lender and/or Assignee Lender] will pay to Agent, for its own account in immediately available funds, not later than 12:00 NOON NEW YORK TIME on the Effective Date, the assignment fee in the amount of $3,500 (the "Assignment Fee") as required pursuant to
Section 8.1(a) of the Credit Agreement.

         2.3 Execution and Delivery of Notes. Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to Borrowers and Agent will obtain from Borrowers for delivery to [ASSIGNOR LENDER AND] Assignee Lender, new executed Notes evidencing Assignee Lender's [AND ASSIGNOR LENDER'S RESPECTIVE] Pro Rata Share[s] in the Loans after giving effect to the assignment described in Section 1. Each new Note will be issued in the aggregate maximum principal amount of the [APPLICABLE] Commitment [OF THE LENDER TO WHOM SUCH NOTE IS ISSUED] OR [THE ASSIGNEE LENDER].

3.       REPRESENTATIONS, WARRANTIES AND COVENANTS

         3.1 Assignee Lender's Representations, Warranties and Covenants. Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:

                  (a) This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

                  (b) The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

                  (c) Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

                  (d) Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans and Letter of Credit Obligations, the Loan Documents and each Credit Party's creditworthiness, has made its decision to become a Lender to Borrowers under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

                  (e) Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and Letter of Credit Obligations for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender's property shall, subject to the terms of the Credit Agreement, be and remain within its control;

                  (f) No future assignment or participation granted by Assignee Lender pursuant to Section 8.1 of the Credit Agreement will require Assignor Lender, Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

                  (g) Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Credit Party;

                  (h) Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Credit Party without the prior written consent of Agent; and

                  (i) As of the Effective Date, Assignee Lender is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender's failure to fulfill its obligations under the terms of Section 1.11(c) of the Credit Agreement [or from any other inaccuracy in the foregoing].

         3.2 Assignor Lender's Representations, Warranties and Covenants. Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:

                  (a) Assignor Lender is the legal and beneficial owner of the Assigned Amount;

                  (b) This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

                  (c) The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

                  (d) Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

                  (e) Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

                  (f) This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4.       LIMITATIONS OF LIABILITY

         Neither Assignor Lender (except as provided in Section 3.2) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Revolving Loans, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

5.       FAILURE TO ENFORCE

         No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.       NOTICES

         Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7.       AMENDMENTS AND WAIVERS

         No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8.       SEVERABILITY

         Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9.       SECTION TITLES

         Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.      SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.      APPLICABLE LAW

         THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

12.      COUNTERPARTS

         This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:                                  ASSIGNOR LENDER:
__________________________________________        __________________________________________

By:    ___________________________________        By:    ___________________________________

Title: ___________________________________        Title: ___________________________________

Notice Address:                                   Notice Address:

__________________________________________        __________________________________________

__________________________________________        __________________________________________

__________________________________________        __________________________________________

ACKNOWLEDGED AND CONSENTED TO:

GENERAL ELECTRIC CAPITAL
CORPORATION

By:    ___________________________________________

Title: ___________________________________________